EXHIBIT 10.1


                                                                  EXECUTION COPY




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                                CREDIT AGREEMENT

                                  by and among

                                 GREATBATCH LTD.

          THE FINANCIAL INSTITUTIONS identified herein as Lenders, and

        MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent



                            Dated as of May 22, 2007


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                                CREDIT AGREEMENT
                                ----------------


         This CREDIT AGREEMENT, dated as of May 22, 2007 (this "Agreement"), is made by and among MANUFACTURERS AND TRADERS TRUST COMPANY ("M&T"), individually, as the Issuing Bank, a Lender, the Swing Lender and the Administrative Agent, the LENDERS (referred to below), and GREATBATCH LTD., a New York corporation (the "Borrower"). M&T, when acting in its capacity as administrative agent for the Lenders and the Issuing Bank, or any successor or assign that assumes that position pursuant to the terms of this Agreement, is hereinafter referred to as the "Administrative Agent." Certain capitalized terms used in this Agreement are defined in Article 1 (Definitions).


                             Background of Agreement
                             -----------------------


         The Borrower and its Subsidiaries are engaged in the business of developing and manufacturing critical components, including batteries, capacitors, feedthroughs and enclosures, used in implantable medical devices and developing and producing batteries and battery packs for oil and gas, oceanographic, aerospace and telematics applications. The Borrower has requested that the Lenders provide a senior credit facility consisting of a revolving credit facility in an aggregate amount not to exceed at any time (except as provided in Subsection 2.1.8 (Increases in Facility)) $235,000,000 with a letter of credit subfacility in an aggregate amount equal to $15,000,000 and a swingline subfacility in an aggregate amount equal to $15,000,000.

         Borrower's ultimate parent, Greatbatch, Inc., a Delaware corporation ("Parent"), its direct parent, WGL Intermediate Holdings, Inc., a Delaware corporation ("Holdings") and the Subsidiaries of the Borrower will derive substantial benefits from this credit facility. The Borrower may, among other things, use proceeds of the Loans hereunder to make capital contributions in, and extend credit to, its U.S. Subsidiaries and, to the extent permitted hereby, to its Foreign Subsidiaries. Such access to capital provided to the Subsidiaries through this financing is on terms that are more advantageous to the Subsidiaries than such Subsidiaries could obtain if they accessed capital independently. Accordingly, the credit facility provided for in this Agreement is to be guaranteed by Parent, Holdings and the Borrower's U.S. Subsidiaries from time to time, and secured by the equity of Holdings, the Borrower, the U.S. Subsidiaries of the Borrower and sixty-six percent (66%) of the equity of certain of its Foreign Subsidiaries, as well as by the material assets of the guarantors. Foreign Subsidiaries may become guarantors at a later date pursuant to the terms of this Agreement.

         NOW, THEREFORE, it is agreed:


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                                    ARTICLE 1

                                   DEFINITIONS

            1.1   Defined Terms.

                  As used in this Agreement, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires.

                  2003 Debentures: the 2 1/4% convertible subordinated debentures of Parent issued pursuant to the 2003 Indenture.

                  2003 Indenture: the Indenture dated as of May 28, 2003 between Wilson Greatbatch Technologies, Inc. (now known as Greatbatch, Inc.) and Manufacturers and Traders Trust Company, as trustee, under which the 2003 Debentures were issued.

                  2007 Debentures: the 2 1/4% convertible subordinated debentures due 2013 of Parent issued pursuant to the 2007 Indenture.

                  2007 Indenture: the Indenture dated as of March 28, 2007 between Parent and Manufacturers and Traders Trust Company, as trustee, under which the 2007 Debentures were issued.

                  Accumulated Funding Deficiency: any accumulated funding deficiency as defined in Section 302(a) of ERISA.

                  Acquisition: (a) any acquisition by the Borrower or any of its Subsidiaries of an interest in any other Person that shall then become Consolidated with the Borrower and its Subsidiaries in accordance with GAAP, or
(b) any acquisition by the Borrower or any of its Subsidiaries of all or any substantial part of the assets of any other Person or of a division or line of business of any other Person, in any case, whether by purchase, lease, exchange, issuance of equity or debt securities, merger, reorganization or any other method.

                  Adjusted EBITDA: for each period, the following items for the four fiscal quarters ended on, or most recently prior to, the last day of such period: Net Income plus without duplication and to the extent deducted in computing Net Income, the sum of (without duplication):

                           (a) consolidated cash interest expense;

                           (b) income tax expense;

                           (c) depreciation and amortization expense;

                           (d) write-off of debt discount and debt issuance
costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans and any convertible securities);


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                           (e) extraordinary, unusual or non-recurring expenses
or losses (including losses on sales or abandonment of assets outside of the ordinary course of business) and actual restructuring charges in an amount not to exceed $17,100,000 for the fiscal year 2006, in an amount not to exceed $5,000,000 for the fiscal year 2007 and in an amount not to exceed $5,000,000 for the fiscal year 2008;

                           (f) share-based compensation plus any other non-cash
charges;

                           (g) net losses attributable to discontinued
operations;

                           (h) non-recurring actual expenses incurred in
connection with Acquisitions permitted hereunder; and

                           (i) restructuring charges previously incurred and
reported by a Person prior to the date such Person becomes a Subsidiary of the Borrower in connection with an Acquisition permitted hereunder to the extent such restructuring charges may be agreed upon by the Majority Lenders and Borrower;

minus to the extent included in computing Net Income, but without duplication, the sum of:

                                    (i) any extraordinary, unusual or
non-recurring income or gains (including gains on sales or abandonment of assets outside of the ordinary course of business);

                                    (ii) any other non-cash income;

                                    (iii) net income attributable to
discontinued operations; and

                                    (iv) any net gain from the collection of
proceeds of life insurance policies.

                  Adjusted GAAP: the meaning specified in Subsection 7.3.3(b)(i) (Additional Provisions Respecting Calculation of Financial Covenants).

                  Adjusted LIBOR: the rate per annum (rounded upwards if necessary to the nearest one-hundredth of one percent) determined by the Administrative Agent to be equal to the quotient of (a) LIBOR, divided by (b) a number equal to 1.00 minus the Reserve Percentage.

                  Administrative Agent: the meaning specified in the preamble to this Agreement.

                  Administrative Questionnaire: an Administrative Questionnaire in a form supplied to a Lender by the Administrative Agent.

                  Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.


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                  Agreement: this Credit Agreement, as amended, modified or
supplemented from time to time.

                  Applicable Margin: the meaning specified in Subsection 2.8.2 (Applicable Margin).

                  Applicable Percentage: with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  Approved Fund: any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  Acquisition Co.: Chestnut Acquisition Corporation, a Minnesota corporation and wholly-owned Subsidiary of the Borrower.

                  Assignment and Assumption: an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Subsection 11.6.2 (Assignments by Lenders)), and accepted by the Administrative Agent, in substantially the form of Exhibit H or any other form approved by the Administrative Agent.

                  Available Commitment: the meaning specified in Subsection
2.1.2 (Available Commitment).

                  Base Rate: the higher of (a) the variable per annum rate of interest so designated from time to time by the Administrative Agent as its prime rate (which rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer) and (b) the Federal Funds Rate plus one-half of one percent (1/2%).

                  Base Rate Loans: Loans bearing interest at a rate equal to the Base Rate plus the Applicable Margin.

                  Borrower: the meaning specified in the preamble to this Agreement.

                  Borrower Required Payment: the meaning specified in Subsection
2.11.2 (Payments by Borrower; Presumptions by Administrative Agent).

                  Capital Expenditures: expenditures for fixed or capital assets, including, but not limited to, the purchase, construction or rehabilitation of equipment or other physical assets that are required to be capitalized under GAAP.


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                  Capital Lease: a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  Capital Lease Obligation: with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would in accordance with GAAP appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

                  Capital Stock: any class of preferred, common or other capital stock, share capital or similar equity interest of a Person, including, without limitation, any partnership interest in any partnership or limited partnership and any membership interest in any limited liability company.

                  Cash Equivalents: any of the following: (a) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made; (b) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A-2 by S&P or A by Moody's; (c) time deposits and certificates of deposit having a final maturity of not more than one year after the date of issuance thereof of any commercial bank or depository institution incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which (i) in the case of a bank, is a member of the Federal Reserve System and (ii) in the case of either a bank or a depository institution, has a combined capital and surplus of not less than $1,000,000,000 and with a senior unsecured debt credit rating of at least A by Moody's or A by S&P; (d) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof, in each case having a remaining term until maturity of not more than one hundred eighty (180) days from the date such investment is made and rated at least P-1 by Moody's or at least A-1 by S&P; (e) Auction Rate Securities including Taxable Municipals, Taxable Auction Notes, and Money Market Preferreds; provided, that the availability of principal, credit quality, and "reset period" are no greater than 90 days and are rated AAA by S&P or AAA by Moody's; (f) repurchase agreements with any financial institution having combined capital and surplus of not less than $1,000,000,000 with a term of not more than seven (7) days for underlying securities of the type referred to in clauses (a) and (b) above; and (g) money market funds which invest primarily in the Cash Equivalents set forth in the preceding clauses (a) - (f) and seek to maintain a net asset value of 1.00 as their primary objective.

                  CERCLA: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and all rules and regulations promulgated in connection therewith.

                  Change in Law: the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.


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                  Change of Control:

                           (a) Any person or group of persons (within the
meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of more than thirty percent (30%) of the Capital Stock of Parent entitled to vote in the election of members of the board of directors or similar governing body of Parent; or

                           (b) Parent ceases to be the legal and beneficial
owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of 100% of the Capital Stock of Holdings, free and clear of all Liens, except for Liens in favor of the Administrative Agent; or

                           (c) Holdings ceases to be the legal and beneficial
owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of 100% of the Capital Stock of the Borrower, free and clear of all Liens, except for Liens in favor of the Administrative Agent; or

                           (d) There shall have occurred under any indenture or
other instrument evidencing any Indebtedness or preferred equity any "change of control" or "fundamental change" (or similar term as defined in such indenture or other evidence of Indebtedness or preferred equity) obligating the Borrower to repurchase, redeem or repay all or any part of the Indebtedness or Capital Stock provided for therein; or

                           (e) The Borrower merges with or into another Person
and the Borrower is not the surviving entity or sells or disposes of all or substantially all of its assets or all or substantially all of the equity of its Subsidiaries to any Person; or

                           (f) During any period of two consecutive years,
individuals who at the beginning of such period constituted the board of directors of Parent (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Parent was approved by a vote of 66 2/3% of the directors of Parent at the time of such approval who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office.

                  Closing Date: the meaning specified in Section 4.1 (Conditions to Initial Funding).

                  Closing Date GAAP: the meaning specified in Subsection
7.3.3(a).

                  COBRA: the group health plan continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.


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                  Code: the Internal Revenue Code of 1986, as amended, or its predecessor or successor, as applicable, and any Treasury regulations, revenue rulings or technical information releases issued thereunder.

                  Collateral: all property of any sort in which any Loan Party has granted, or purported to grant, a security interest or other Lien pursuant to any of the Loan Documents.

                  Commitment: the meaning specified in Subsection 2.1.1 (Commitment to Make RC Loans).

                  Commitment Fee: the meaning specified in Subsection 2.7.1 (Commitment Fees).

                  Commitment Fee Base: the meaning specified in Subsection 2.7.1 (Commitment Fees).

                  Commitment Fee Rate: the meaning specified in Subsection 2.7.1 (Commitment Fees).

                  Consolidated: with respect to any Person and any specified Subsidiaries of such Person, refers to the consolidation of financial statements of such Person and such Subsidiaries and of particular items in such financial statements in accordance with GAAP.

                  Consolidating: with respect to any Person and any specified Subsidiaries of such Person, refers to the separate presentation of financial statements of each such Person in accordance with GAAP.

                  Control Agreement: the meaning specified in Subsection 4.1.6 (Control Agreements).

                  Default: any condition or event which, with notice or lapse of time or both, would become an Event of Default.

                  Default Rate: the meaning specified in Subsection 2.8.6 (Default Rate).

                  Designated Person: the meaning specified in Section 5.18 (Foreign Assets Control Regulation, Etc.)

                  Disqualified Stock: with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable): (a) matures or is mandatorily redeemable for any reason; (b) is convertible or exchangeable for Indebtedness or Disqualified Stock or (c) is redeemable at the option of the holder thereof, in whole or in part, in each case, on or prior to the first anniversary of the stated maturity of the Notes.

                  DOL: United States Department of Labor, or any governmental agency or instrumentality succeeding to the functions thereof.

                  Dollars and $: dollars in lawful currency of the United States of America.


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                  Effective Date: the meaning specified in Subsection 2.1.8
(Increases in Facility).

                  Eligible Assignee:

                           (a) a Lender;

                           (b) an Affiliate of a Lender;

                           (c) an Approved Fund; and

                           (d) any Person (other than a natural person) approved
by (i) the Administrative Agent, (ii) in the case of any assignment of a Commitment, the Issuing Bank, and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                  Employee Pension Plan: any Plan which (a) is maintained, or contributed to, by the Borrower, any of its Subsidiaries or any ERISA Affiliate and (b) is subject to Part 3 of Subtitle B of Title I of ERISA.

                  Enpath:  Enpath Medical Inc., a Minnesota corporation.

                  Environmental Laws: any national, state or local law or regulation (including, without limitation, CERCLA, OSHA and RCRA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any Governmental Authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

                  ERISA: the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder by the Department of Labor or PBGC.

                  ERISA Affiliate: (a) any corporation included with the Borrower in a controlled group of corporations within the meaning of Section 414(b) of the Code, (b) any trade or business (whether or not incorporated) which is under common control with the Borrower within the meaning of Section 414(c) of the Code, and (c) any member of an affiliated service group of which the Borrower is a member within the meaning of Section 414(m) of the Code.

                  Eurodollar Business Day: a day on which the relevant London international financial markets are open for dealings in Dollar deposits and which is also other than a Saturday, Sunday or day which shall be in the State of New York a legal holiday or day on which banking institutions are required or authorized to close.


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                  Eurodollar Deposits: U.S. dollar-denominated deposits at
foreign banks or foreign branches of American banks.

                  Event of Default: the meaning specified in Section 9.1 (Events of Default).

                  Excluded Assets: collectively, (a) real property and (b) except as provided by clause (b) of Section 8.28 (Certain Obligations Respecting Subsidiaries), thirty-four percent (34%) of the Capital Stock of the First-Tier Foreign Subsidiaries of the Borrower.

                  Excluded Taxes: with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located; (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Subsection 2.14.2 (Replacement of Lenders)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Subsection 2.13.5 (Status of Lenders), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Subsection 2.13.1 (Payments Free of Taxes).

                  Executive Order: the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.

                  Existing Maturity Date: the meaning specified in Subsection
2.1.9 (Extension of Maturity Date).

                  Federal Funds Rate: for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  Financial Officer: the Chief Financial Officer, Treasurer or Controller of the Borrower.


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                  First-Tier Foreign Subsidiary: a Foreign Subsidiary which has the majority of its Capital Stock issued to the Parent and/or one or more U.S. Subsidiaries of the Parent.

                  Foreign Lender: any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  Foreign Subsidiary: any Subsidiary that is organized under the laws of a jurisdiction other the United States of America, any State thereof or the District of Columbia.

                  Fronting Fee: the meaning specified in Subsection 3.1.6
(Fees).

                  Fund: any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  GAAP: generally accepted accounting principles in the United States consistently applied, as in effect from time to time; provided that, for purposes of calculating financial covenants, the provisions of Section 7.3 (Additional Provisions Respecting the Calculation of Financial Covenants) shall apply to the extent set forth in such section.

                  Governmental Authority: the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

                  Guarantor:  Parent, Holdings and the Subsidiary Guarantors.

                  Guaranty: as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another Person, including, but not limited to, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, but not limited to, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.


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                  Greatbatch Mexico: the meaning specified in Subsection
4.1.12(c) (Financial Statements).

                  Hazardous Substances: any and all chemicals, pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any Environmental Law (including, without limitation, petroleum products, asbestos, urea formaldehyde foam insulation, lead based paint and polychlorinated biphenyls and substances defined as Hazardous Substances under CERCLA).

                  Holdings: the meaning specified in the preamble to this Agreement.

                  IEEPA: the International Emergency Economic Power Act, 50 U.S.C. ss.1701 et. seq.

                  Indebtedness: of any entity, without duplication, means (a) all indebtedness for borrowed money including seller paper; (b) all obligations for the deferred purchase price of property or services; (c) all obligations evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement; (e) all Capital Lease Obligations; (f) all obligations, contingent or otherwise under acceptance, letter of credit or similar facilities; (g) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Capital Stock; (h) all obligations under Interest Rate Protection Agreements; (i) all guarantees of items of indebtedness described in the other clauses of this definition; (j) all obligations secured by any lien on the assets of such entity; (k) all payments required by such entity under non-compete agreements; (l) all indebtedness of any partnership in which such entity is a general partner unless such indebtedness is non-recourse to such entity; (m) all obligations under synthetic leases and other off balance sheet financing; and (n) other obligations that are the functional equivalent of the Indebtedness referred to in clauses (a) through (m). Notwithstanding the foregoing, Indebtedness shall not include trade accounts payable or accrued expenses

                  Indemnified Taxes:  Taxes other than Excluded Taxes.

                  Indemnitee: the meaning specified in Subsection 11.14.2 (Indemnification by the Borrower).

                  Information: the meaning specified in Subsection 11.13.2 (Information).


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                  Intellectual Property: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office; (b) inventions, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), and all patents, patent rights, applications for patents (including, without limitation, divisions, continuations, continuations-in-part and renewal applications), and any renewals, extensions or reissues thereof, in the United States, any other country or any political subdivision thereof; (c) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto;
(d) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof; (e) all rights to obtain any reissues, renewals or extensions of the foregoing; (f) all licenses for any of the foregoing and (g) all causes of action for infringement of the foregoing.

                  Intellectual Property Collateral Agreement: the meaning specified in Subsection 4.1.7 (Intellectual Property Collateral Agreement).

                  Interest Expense: for any period, interest expense on Indebtedness (including accreted amounts and amounts representing paid in kind interest and the interest components of capital leases and synthetic leases), Commitment Fees and Letter of Credit Fees, all as adjusted for Interest Rate Protection Agreements with respect thereto.

                  Interest Period: the period commencing on the date of a borrowing and ending on the numerically corresponding day in the calendar Month that is one, two, three or six Months thereafter; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar Month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar Month (or on a day for which there is no numerically corresponding day in the last calendar Month of such Interest Period) shall end on the last Business Day of the last calendar Month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

                  Interest Rate Protection Agreement: (a) any agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, or any other similar agreement (including any option to enter into any of the foregoing); (b) any combination of the foregoing or (c) any master agreement for any of the foregoing together with all supplements.

                  Investment: as applied to any Person (the "investor") but without duplication: (a) any direct or indirect purchase or other acquisition by such investor of stock or other securities of any other Person, (b) any Guaranty by such investor of obligations of any other Person, (c) any direct or indirect loan, advance or capital contribution by such investor to any other Person, including all Indebtedness and accounts receivable owing to such investor from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business and (d) any Swap Agreement entered into by such Person.

                  Investor: the meaning specified in Section 8.3 (Investments, Loans, Acquisitions, Etc.).

                  IRS: Internal Revenue Service, or any governmental agency or instrumentality succeeding to the functions thereof.

                  Issuing Bank: M&T, in its capacity as issuer of Letters of Credit hereunder, or any successor or assign that assumes that position pursuant to the terms of this Agreement.

                  Law: all common law and all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

                  Lender and Lenders: each of the financial institutions and Funds that signs a Lender Addendum and each other financial institution or Fund that is an assignee of the foregoing from time to time in accordance with the provisions of this Agreement.

                  Lender Addendum: a Lender Addendum substantially in the form attached hereto as Exhibit I.

                  Lender Required Payment: the meaning specified in Subsection
2.12.1 (Funding by Lenders; Presumption by Administrative Agent).

                  Letters of Credit: any and all letters of credit issued pursuant to this Agreement.

                  Letter of Credit Fees: the meaning specified in Subsection
3.1.6 (Fees).

                  Letter of Credit Sublimit: the meaning specified in Subsection
3.1.1 (Commitment to Issue Letters of Credit).

                  LIBOR: the rate per annum as determined on the basis of the offered rates for deposits in Dollars, for a period of time equal to the relevant Interest Period which appears on Page 3750 of the Dow Jones Market Screen (or any successor page) as of 11:00 a.m. London time on the day that is two Eurodollar Business Days preceding the commencement of such Interest Period; provided, however, if the rate described above is unavailable on any applicable interest determination date, then LIBOR shall be the rate determined by the Administrative Agent from another recognized source or interbank quotation.

                  LIBOR Loans: Loans bearing interest at a rate equal to Adjusted LIBOR plus the Applicable Margin.

                  Lien: with respect to any asset, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Loan Documents, Borrower or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

                  Loan Documents: this Agreement, the Notes, the Suretyship Agreements, the Pledge Agreement, the Security Agreements and any and all agreements, documents and instruments executed, delivered or filed pursuant to this Agreement, as the same may be amended, modified or supplemented from time to time. For the sake of clarity, Interest Rate Protection Agreements and Letters of Credit are not Loan Documents, but obligations in respect thereof owing to Swap Parties (in the case of Interest Rate Protection Agreements) and the Issuing Bank and the Lenders (in the case of Letters of Credit) which shall be secured by the Collateral.

                  Loan Parties: the parties to this Agreement and any of the other Loan Documents, including, but not limited to, the Borrower, the U.S. Subsidiaries of the Borrower, Holdings and Parent, but excluding the Administrative Agent, the Lenders, and the Issuing Bank.

                  Loans: the amounts loaned to the Borrower pursuant to this Agreement. Loans may be RC Loans or Swing Loans.

                  M&T:  the meaning specified in the preamble to this Agreement.

                  Majority Lenders: at any time, Lenders having greater than fifty percent (50%) of the Total Facility. For purposes of this definition, "Total Facility" means, at any time, the Commitment (whether borrowed or not), but shall exclude any Commitment of Lenders who have forfeited their right to vote under the terms of this Agreement.

                  Margin Stock: any "margin security" or "margin stock" as defined in Regulation T, U and X of the Board of Governors of the Federal Reserve System.

                  Material Adverse Change:  any material adverse change in

                           (a) the business, condition (financial or otherwise),
operations, properties or prospects of (i) the Borrower, (ii) Parent and its Subsidiaries taken as a whole or (iii) the Borrower or any of its Subsidiaries, individually, if such change could result in the insolvency or dissolution (other than pursuant to a merger or dissolution permitted by this Agreement) of such Person or in the loss of control (by the current holder thereof) over such Person's assets;

                           (b) the binding nature, validity or enforceability of
any of the Loan Documents;

                           (c) the ability of any Loan Party to perform its
obligations under any of the Loan Documents to which it is a party; or

                           (d) the validity, perfection, priority or
enforceability of the Liens granted to the Administrative Agent in respect of the Collateral.

                  Material Line of Business: as at any date of determination, any line of business of the Borrower and its Subsidiaries that has generated for the previous four fiscal quarters of the Borrower and its Subsidiaries at least fifteen percent (15%) of the Adjusted EBITDA of the Borrower and its Subsidiaries taken as a whole during the same four fiscal quarters.

                  Maturity Date: May 22, 2012, as extended pursuant to Subsection 2.1.9 (Extension of Maturity Date).

                  Merger: the meaning specified in the definition of "Permitted Enpath Acquisition."

                  Merger Agreement: Merger Agreement by and among Enpath, the Borrower and Acquisition Co, dated as of April 28, 2007.

                  Month: a period from and including a given day in a calendar month to the day in the subsequent calendar month numerically corresponding to such given day except that (a) if there is no numerical correspondent in such subsequent calendar month, or (b) if such given day is the last day of a calendar month, such day shall be the last day of such subsequent calendar month.

                  Multiemployer Plan: a multiemployer pension plan as defined in
Section 3(37) of ERISA to which Borrower, any of its Subsidiaries or any ERISA Affiliate is required to contribute.

                  Net Income: of any Person for any period, the aggregate net income (or loss) of such Person for such period determined in accordance with GAAP; provided that the following items shall be excluded from the calculation of Net Income of such Person and its Subsidiaries, on a Consolidated basis: (a) the portion of net income (but not losses) of any Subsidiary that is prohibited by Law or contract from paying dividends and (b) net income of entities in which such Person has an investment (other than Subsidiaries of such Person) except to the extent such net income is distributed in cash to such Person or a Subsidiary of such Person.

                  Notes: the promissory notes delivered by the Borrower to the Lenders (including any successors or assigns thereof) pursuant to this Agreement (including any amendments, modifications or supplements which may from time to time be created in respect of such notes), and any replacement promissory notes issued in lieu of the foregoing.

                  Obligations: any and all indebtedness, obligations and liabilities of any type or nature, direct or indirect, absolute or contingent, related or unrelated, due or not due, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising or created of the Borrower, and/or any Subsidiary of the Borrower, Holdings, Parent and/or any other Person, to any Secured Party, represented by or incurred pursuant or relating to the Loan Documents. Without limiting the generality of the foregoing, the term "Obligations" shall include, without limitation:

                           (a) principal of, and interest on the Loans and the
Notes;

                           (b) any and all other fees, indemnities, costs,
obligations and liabilities of the Borrower and its Subsidiaries from time to time under or in connection with the Loan Documents;

                           (c) all obligations of the Borrower owing to the
Issuing Bank or any Lender under Letters of Credit or other debt instruments issued by the Issuing Bank or any Lender under the terms of this Agreement; and

                           (d) all amounts (including but not limited to
post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any of its Subsidiaries.

                  OFAC: the U.S. Department of Treasury's Office of Foreign Asset Control.

                  Officer's Compliance Certificate: a certificate in the form of Exhibit G.

                  Organizational Documents: means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

                  OSHA: the Occupational Safety and Health Act, 29 U.S.C. 651 et seq.

                  Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  Parent: the meaning specified in the preamble to this Agreement.

                  Parent Suretyship Agreement: the meaning specified in paragraph (b) of Subsection 4.1.4 (Guaranty and Suretyship Agreements).

                  Participant: the meaning assigned to such term in Subsection 11.6.4(a) (Participations).

                  PATRIOT Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act).

                  PBGC: Pension Benefit Guaranty Corporation, or any governmental agency or instrumentality succeeding to the functions thereof.

                  Permitted Acquisitions: Acquisitions in an aggregate amount for all such Acquisitions not to exceed $100,000,000 (except to the extent paid for by common equity of Parent or paid for out of cash on hand) so long as (a) before and after giving effect to the acquisition, the Borrower is in pro forma compliance with the financial covenants set forth in Article 7 (Financial Covenants) of this Agreement; (b) the target is engaged primarily in businesses, which are the same as, or reasonably related to, those of the Borrower and its Subsidiaries; (c) no Default or Event of Default shall have then occurred and be continuing or shall be caused thereby including, Section 8.28 (Certain Obligations Respecting Subsidiaries); (d) after giving effect to the Acquisition, the Borrower will have liquidity (defined as cash, Cash Equivalents and any Available Commitment) at least equal to $25,000,000; (e) if the Acquisition involves the acquisition of another Person, such Person shall be a wholly-owned Subsidiary of the Borrower after giving effect to the Acquisition and if the Acquisition involves the acquisition of assets, such assets shall be duly pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents and (f) if the Acquisition is for an amount greater than $25,000,000, the Administrative Agent shall have received at least 15 Business Days' prior written notice (or such shorter time as the Administrative Agent may agree in its sole discretion), together with a copy of the acquisition agreement, lien searches, a pro forma compliance certificate and such other information, documentation and opinions as the Administrative Agent may reasonably request.

                  Permitted Business: the business of developing, manufacturing, distributing and selling medical components and devices, including batteries, capacitors, feedthroughs and enclosures used in medical devices and developing, manufacturing, distributing and selling commercial power sources and related equipment and businesses and activities directly related to the foregoing.

                  Permitted Debenture Payment: means, at any date of determination, an amount up to an aggregate of $53,000,000 (less any amounts paid, on or before the date of determination, to holders of 2003 Debentures upon the exercise of such holders' put rights under the 2003 Indenture or to holders of 2007 Debentures upon exercise of such holders' conversion rights under the 2007 Indenture) which amount may be paid so long as no Default or Event of Default has occurred or is created thereby to (a) holders of the 2003 Debentures in the event that such holders of the 2003 Debentures exercise their put rights under the 2003 Indenture or (b) holders of the 2007 Debentures in the event that such holders of the 2007 Debentures exercise their conversion rights under the 2007 Indenture and Parent elects to satisfy its conversion obligations, in whole or in part, in cash.

                  Permitted Debenture Refinancing: any amendments to or refinancing of the 2003 Debentures by Parent so long as (a) after giving effect to the amendments and replacements the Borrower would be in compliance on a pro forma basis with the financial covenants set forth in Article 7 of this Agreement (Financial Covenants), (b) pursuant to such amendments or replacements, there is no amortization, maturity, mandatory prepayments or repurchase obligations prior to the date that is 91 days after the Maturity Date and (c) the Indebtedness under such amendments or replacements is unsecured and subordinated on terms substantially consistent with the subordination provisions in the 2003 Debentures or on such other terms as are acceptable to the Majority Lenders.

                  Permitted Enpath Acquisition: the acquisition of the outstanding Capital Stock of Enpath by Acquisition Co. so long as:

                           (a) Acquisition Co. is a Loan Party;

                           (b) the purchase price per share of Capital Stock of
Enpath shall not exceed $14.80;

                           (c) the aggregate consideration shall not exceed
$106,000,000 plus usual and customary transaction costs;

                           (d) the acquisition is effected pursuant to a tender
offer (the "Tender Offer") consummated in compliance with applicable Law no later than October 31, 2007;

                           (e) at least a majority of the Voting Stock is
acquired pursuant to such Tender Offer;

                           (f) all of the consideration for the Capital Stock
shall be paid out of the cash on hand of the Parent, Borrower and/or one or more of its Subsidiaries;

                           (g) all shares of Capital Stock of Enpath held by any
Loan Party shall be pledged to the Administrative Agent pursuant to the Loan Documents;

                           (h) a merger (the "Merger") of Acquisition Co. with
and into Enpath in accordance with the Merger Agreement is consummated, (i) if Acquisition Co. is permitted under applicable Law to enter into a short-form merger with Enpath, no later than one Business Day after the date that the Tender Offer is consummated, and (ii) if Acquisition Co. is not permitted under applicable Law to enter into a short-form merger with Enpath, no later than the earlier of (A) the date that is 120 calendar days after the consummation of the Tender Offer and (B) December 31, 2007;

                           (i) upon consummation of the Merger, the surviving
company shall be a wholly-owned Subsidiary (directly or indirectly) of the Borrower and shall be a Subsidiary Guarantor and shall have granted to the Agent a Lien on its material assets pursuant to the Loan Documents and Section 8.28 (Certain Obligations Respecting Subsidiaries);

                           (j) both before and after giving effect to the Tender
Offer and the Merger, no Default or Event of Default shall have occurred and be continuing;

                           (k) the Borrower shall provide a pro forma compliance
certificate, evidencing that after giving effect to the Tender Offer and the Merger, the Borrower is in pro forma compliance with the financial covenants set forth in Article 7 (Financial Covenants) below;

                           (l) prior to the consummation of the Tender offer,
all applicable waiting periods under the Hart-Scott-Rodino Act shall have expired or terminated without any prohibitions or limitations imposed on the acquisition or Merger pursuant to such Act;

                           (m) before and after giving effect to the Tender
Offer and the Merger, the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects; and

                           (n) in connection with the Tender Offer, the Borrower
shall have delivered such information to the Administrative Agent as the Administrative Agent shall reasonably request and in connection with the Merger, the Borrower shall have delivered to the Administrative Agent such information, opinions of counsel, joinder documents and other documents as the Administrative Agent shall reasonably request.

                  Permitted Liens: the meaning specified in Subsection 8.2.1 (In General).

                  Permitted Perfection Limitation: a limitation on the perfected status of Collateral to the extent that (a) perfection would require a notation on the records of the issuer of title (such as motor vehicle titles) and no notation is made; or (b) the laws of a jurisdiction outside of the United States of America governs the issue of perfection or (c) the Collateral consists of a deposit account maintained with the Agent or a Lender and perfection is dependent on an account control agreement provided nothing in this definition shall affect or be deemed to limit any setoff rights that the Agent or any Lender shall have with respect thereto.

                  Permitted Stock Repurchase Amount: means, at any date of determination, the greater of (a) zero or (b) $60,000,000 less any amounts paid on or before the date of determination to repurchase Capital Stock of Parent.

                  Person: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  Plan: an "Employee Pension Benefit Plan" (as defined in
Section 3(2) of ERISA) or an "Employee Welfare Benefit Plan" (as defined in
Section 3(1) of ERISA) which is maintained, or to which contributions are, or are required to be, made, by the Borrower, any of its Subsidiaries or any ERISA Affiliate, except a Multiemployer Plan.

                  Pledge Agreement: the meaning specified in Subsection 4.1.5 (Pledge Agreements).

                  Post-Closing Letter: the Post-Closing Letter between the Borrower and the Administrative Agent, on behalf of the Lenders, dated the date hereof.

                  Predecessor Indebtedness: the meaning specified in Subsection
4.1.10 (Repayment of Existing Indebtedness).

                  Prohibited Person:  any Person:

                           (a) listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

                           (b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order;

                           (c) that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order;

                           (d) that is named as a "specifically designated national (SDN)" on the most current list published by OFAC at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list;

                           (e)      that is covered by IEEPA or OFAC; or

                           (f)      that is an affiliate (including any
                                    principal, officer, immediate family member or close associate) of a Person described in one or more of clauses (a) - (e) of this definition of Prohibited Person.

                  Prohibited Transaction: the meaning given to such term in
Section 406 of ERISA, Section 4975(c) of the Code and any Treasury regulations issued thereunder.

                  Quarterly Payment Date: the last Business Day of each March, June, September and December.

                  RC Loans: the meaning specified in Subsection 2.1.1 (Commitment to Make RC Loans).

                  RCRA: the Resource Conservation and Recovery Act of 1976, as amended, and any rules and regulations issued in connection therewith.

                  Recipient: the meaning specified in Section 8.3 (Investments, Loans, Acquisitions, Etc.)

                  Register: the meaning specified in Subsection 11.6.3
(Register).

                  Related Parties: with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  Release: a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

                  Remedial Action: actions necessary to comply with any Environmental Law or otherwise required by any Governmental Authority with respect to (a) the investigation, clean up, removal, treatment or handling Hazardous Substances in the indoor or outdoor environment; (b) the prevention of Releases or threats of Releases or minimization of further Releases of Hazardous Substances so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) the performance of pre-remedial studies and investigations and post-remedial monitoring and care.

                  Reorganization: any reorganization as defined in Section 4241(a) of ERISA.

                  Reportable Event: with respect to any Employee Pension Plan, an event described in Section 4043(c) of ERISA.

                  Reserve Percentage: the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

                  Restricted Payment: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, as the case may be, now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock (other than Disqualified Stock) of the Borrower or such Subsidiary, as the case may be;

                           (b) any redemption, retirement, purchase or other
acquisition, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, as the case may be, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares or interests, except to the extent that the consideration therefor consists solely of shares of Capital Stock (other than Disqualified Stock) of the Borrower or such Subsidiary;

                           (c) any sinking fund, other prepayment or installment
payment on account of any Capital Stock of the Borrower or any of its Subsidiaries;

                           (d) any other payment, loan or advance to a
shareholder or other equity holder of the Borrower or any Subsidiary of the Borrower whether in the capacity of such Person as a shareholder or otherwise, except salaries and other compensation, the payment of which is not otherwise restricted under the Loan Documents, paid in the ordinary course of business, consistent with past practice;

                           (e) any forgiveness or release without adequate
consideration by the Borrower or any Subsidiary of the Borrower of any Indebtedness or other obligation owing to the Borrower or such Subsidiary by a shareholder or other equity holder of the Borrower or a Subsidiary of the Borrower; or

                           (f) any payment of principal, interest, fees or other
amounts in respect of subordinated Indebtedness.

                  Sanctioned Country: shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

                  Sanctioned Person: shall mean (a) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time or (b) (i) an agency of the government of a Sanctioned Country; (ii) an organization controlled by a Sanctioned Country or
(iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

                  Secured Obligations: collectively, (a) the Obligations, (b) any obligations under or arising out of Interest Rate Protection Agreements that have been or will be entered into with any Swap Party from time to time consistent with the terms of this Agreement and (c) purchasing card and other treasury management services provided by any Lender during the term of this Agreement; provided that the security interest created by the Loan Documents to secure the obligations referenced in this clause (c) shall terminate at such time as the Secured Obligations referred to in clauses (a) and (b) are paid in full or otherwise cease to be secured under the Loan Documents.

                  Secured Party: the Administrative Agent, the Lenders, the Issuing Bank, the Indemnitees and all other Persons referred to in any of the Loan Documents as a beneficiary of the security interest granted therein and all other holders of Secured Obligations, including, without limitation, any and all Swap Parties.

                  Security Agreement: the meaning specified in Subsection 4.1.3 (Security Agreement).

                  Senior Indebtedness: Total Indebtedness other than Indebtedness that is permitted by this Agreement and subordinated to the Loans on terms acceptable to the Administrative Agent.

                  Senior Leverage Ratio: the ratio of (a) the amount of Senior Indebtedness less cash and Cash Equivalents to (b) Adjusted EBITDA.

                  Solvent: a condition of a Person on a particular date, whereby on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, but not limited to, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  Subsidiary: with respect to any Person (referred to in this definition as the "parent"),

                           (a) any other Person of which more than 50% of the
issued and outstanding equity having ordinary voting power to elect a majority of the Board of Directors or other governing body is directly or indirectly owned or controlled by such parent; or

                           (b) any other Person of which more than 50% of the
voting equity interests are directly or indirectly owned or controlled by such parent.

                  Subsidiary Guarantor: each U.S. Subsidiary of the Borrower, and such other Foreign Subsidiaries of the Borrower as designated by the Borrower from time to time or as are required to guarantee the Obligations pursuant to Section 8.28 (Certain Obligations Respecting Subsidiaries).

                  Subsidiary Suretyship Agreement: the meaning specified in paragraph (a) of Subsection 4.1.4 (Guaranty and Suretyship Agreements).

                  Suretyship Agreements: the Parent Suretyship Agreement and the Subsidiary Suretyship Agreement.

                  Swap Agreement: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions including Interest Rate Protection Agreements.

                  Swap Party: any party to an Interest Rate Protection Agreement that is a Lender or an Affiliate of a Lender (or at the time the applicable Interest Rate Protection Agreement was entered into was a Lender or an Affiliate of a Lender), provided that in the case of any such Affiliate, (a) the Administrative Agent shall have consented to such Person being a Swap Party (which consent shall not be unreasonably withheld or delayed) and (b) such Affiliate shall have executed and delivered to the Administrative Agent a joinder to this Agreement (in form and substance satisfactory to the Administrative Agent) agreeing to be bound by the provisions of this Agreement respecting the role of the Administrative Agent, including, without limitation, all exculpatory provisions and indemnification provisions, as if such Affiliate were a Lender hereunder and the obligations under the Interest Rate Protection Agreement were Obligations hereunder.

                  Swing Lender: M&T so long as it is a Lender, or if M&T is no longer a Lender, then a Lender designated by the Borrower and acceptable to the Administrative Agent.

                  Swing Loans: the meaning specified in Subsection 2.2.1 (Swing Loan Advances).

                  Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

                  Tender Offer: the meaning specified in the definition of "Permitted Enpath Acquisition.".

                  Total Indebtedness: all Indebtedness of Parent, Holdings, the Borrower and its Subsidiaries on a Consolidated basis, other than Indebtedness described in clauses (g) and (h) of the definition of "Indebtedness" above to the extent such Indebtedness described in clauses (g) and (h) does not, in accordance with GAAP, appear as a liability on the Consolidated balance sheet of Parent and its Subsidiaries.

                  Total Leverage Ratio: the ratio of (a) the amount of Total Indebtedness less cash and Cash Equivalents to (b) Adjusted EBITDA.

                  Unreimbursed Drawings: drawings made under Letters of Credit which, for any reason, have not been reimbursed by or on behalf of the Borrower, whether through borrowings of Loans hereunder or otherwise.

                  U.S. Subsidiary: any Subsidiary is organized under the laws of the United States of America, any State thereof or the District of Columbia.

                  Withdrawal Liability: any withdrawal liability as defined in
Section 4201 of ERISA.

            1.2   Terms Generally.

                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any Law or regulation herein shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                    ARTICLE 2

                                    THE LOANS

            2.1   Revolving Credit Loans.

                  2.1.1 Commitment to Make RC Loans. Subject to, and upon the terms and conditions set forth in this Agreement, the Lenders shall make advances to the Borrower until the Maturity Date in an aggregate principal amount outstanding at any one time not to exceed Two Hundred Thirty-Five Million Dollars ($235,000,000) (as the same may be increased or reduced pursuant to the terms of this Agreement, the "Commitment"); provided, however, that (a) the aggregate amount of the Commitment available for borrowing at any time shall not exceed the Available Commitment at such time; and (b) the amount and percentage of the Commitment and the Available Commitment which each Lender is obligated to lend shall not exceed at any time the amount or percentage set forth in the Lender Addendum for such Lender (as supplemented and amended by giving effect to the assignments contemplated by this Agreement). The Commitment of any Lender is sometimes referred to herein as such Lender's Commitment. Within the limits set forth above, the Borrower may borrow under this Section 2.1, repay or prepay such advances, and reborrow under this Section 2.1. The amounts loaned to the Borrower pursuant to the revolving credit facility described in this Section 2.1 are referred to as the "RC Loans."

                  2.1.2 Available Commitment. "Available Commitment" shall mean the initial Commitment, as the same is reduced or increased (as provided in clause (e) below) by:

                           (a) voluntary reductions in the Commitment pursuant
to Subsection 2.1.3 (Voluntary Commitment Reductions);

                           (b) mandatory reductions in the Commitment pursuant
to Subsection 2.1.4 (Mandatory Prepayments and Reductions in the Facility);

                           (c) the face amount of any outstanding Letters of
Credit and any Unreimbursed Drawings (if any) relating to Letters of Credit;

                           (d) the aggregate principal amount of any outstanding
Swing Loans and RC Loans; and

                           (e) increases in the Commitment pursuant to
Subsection 2.1.8 (Increases in Facility).

                  2.1.3 Voluntary Commitment Reductions. The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Administrative Agent to permanently reduce (on a pro rata basis among the Lenders) or terminate the Commitment. Any partial reductions shall be in minimum amounts of Five Million Dollars ($5,000,000) and in whole multiples of One Million Dollars ($1,000,000) in excess of such minimum amount.

                  2.1.4 Mandatory Prepayments and Reductions in the Facility. The amount of the credit facility under this Agreement shall reduce at the times and in the amounts specified below. The reductions shall permanently reduce the Commitment (with a corresponding reduction in the amount of the RC Loans whether or not there shall then be any Available Commitment). Each such payment of Loans shall be subject Subsection 2.8.5 (Breakage) and shall be accompanied by accrued interest to the date of such prepayment if the Loans are repaid in full. Nothing in this Subsection 2.1.4 shall be construed to constitute the Administrative Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

                           (a) Issuance of Debt. At any time that Parent,
Holdings, the Borrower or any of its Subsidiaries shall incur any Indebtedness (exclusive of (i) Indebtedness permitted under clauses (a) through (f) of Subsection 8.1.1 (In General), and (ii) to the extent that the principal amount of any Permitted Debenture Refinancing does not exceed the principal amount of the 2003 Debentures, any Permitted Debenture Refinancing), Borrower shall prepay, on the date of such incurrence thereof, such amount of the Loans as is equal to one hundred percent (100%) of the net cash proceeds of such Indebtedness. Amounts so paid shall serve to reduce the amount of the Commitment.

                           (b) Issuance of Equity. At any time that (i) the
Borrower or any of its Subsidiaries shall issue any equity (exclusive of equity issued to the Borrower or any of its Subsidiaries), or (ii) Parent or Holdings shall issue any equity (exclusive of common equity of Parent issued to finance Permitted Acquisitions or pursuant to any employee stock based compensation plans), the Borrower shall prepay, on the date of such issuance thereof, such amount of the Loans as is equal to fifty percent (50%) of the net cash proceeds of such equity. Amounts so paid shall serve to reduce the amount of the Commitment.

                           (c) Material Recovery Event. In the event Parent,
Holdings, the Borrower or any of its Subsidiaries (or the Administrative Agent as loss payee or assignee) receives property or casualty insurance proceeds and/or a condemnation or similar payment (relating to one event, condition or transaction or a series of related events, conditions or transactions),

                               (i) in an amount in excess of Twenty Five Million
Dollars ($25,000,000) per occurrence, unless the Majority Lenders specifically consent to the use of such proceeds or other payment by the Borrower or the applicable Subsidiary;

                               (ii) in a lesser amount, if such Person does not,
in fact, use the proceeds to repair or replace the applicable property within 180 days of receipt of such proceeds; or

                               (iii) at the request of the Majority Lenders, in
any amount if there is then an Event of Default that has occurred and is continuing,

the Borrower shall promptly, and in any event no later than five (5) Business Days from the date of receipt thereof pay to the Administrative Agent, for the ratable benefit of the Lenders, one hundred percent (100%) of all such insurance proceeds or payments as a prepayment of the Loans.

                           (d) Certain Asset Dispositions. At any time that
Parent, Holdings, the Borrower or any of its Subsidiaries sells, transfers or otherwise disposes of any of its assets or property (other than dispositions permitted under clauses (a), (b) and (c) of Subsection 8.7.2 (Sales and Other Dispositions)), the Borrower shall promptly prepay such amount of the Loans as is equal to the net cash proceeds of such disposition. If any proceeds are received in a form other than cash and subsequently converted into cash, then such proceeds shall be treated as net cash proceeds for purposes of this clause
(d) at such time as they are converted into cash. Notwithstanding the foregoing, so long as no Event of Default or Default is then existing, and the Borrower notifies the Administrative Agent of its intent to do so at the time of receipt thereof, the Borrower may use the net cash proceeds of such dispositions to reinvest in like assets not prohibited by the terms of this Agreement made within 180 days after receipt of the net cash proceeds. If the Borrower does not so notify the Administrative Agent, it shall prepay the Loans within five (5) Business Days of receipt of the proceeds. If the Borrower does so notify the Administrative Agent, but the Borrower fails to use the net cash proceeds to reinvest in like assets within said 180-day period, then the Borrower shall prepay the Loans on the date that is 180 days after the date of receipt of the net cash proceeds. Nothing in this paragraph shall be construed to permit dispositions otherwise prohibited by this Agreement.

                  2.1.5 Repayment in connection with Commitment Reductions and on Maturity Date. Upon the effective date of each reduction in the Commitment referred to in this Section 2.1 (whether voluntary or mandatory), the Borrower shall be required to pay to the Administrative Agent for the benefit of the Lenders the principal amount of the RC Loans and/or Swing Loans, to the extent, if any, that (a) the aggregate principal amount of any RC Loans and Swing Loans then outstanding plus the aggregate face amount of Letters of Credit then outstanding plus any Unreimbursed Drawings (if any) exceeds (b) the amount of the Available Commitment as so reduced. All amounts of principal, interest and fees relating to RC Loans not due and payable before the Maturity Date are due and payable on that date.

                  2.1.6 Voluntary Prepayment. Except as otherwise provided in this Agreement, the Borrower shall be permitted to prepay the RC Loans at any time without penalty or premium except as otherwise provided in Subsection 2.8.5 (Breakage). In connection with each voluntary prepayment:

                           (a) The Borrower shall provide the Administrative
Agent with notice of its intention to prepay,

                               (i) no later than 11:00 a.m. (New York, NY time)
on the date of prepayment in the case of Base Rate Loans; and

                               (ii) no later than 11:00 a.m. (New York, NY time)
three (3) Business Days prior to the date of prepayment in the case of LIBOR Loans.

                           (b) Each prepayment of principal of an RC Loan shall
be in a minimum amount equal to Two Million Dollars ($2,000,000) and integral multiples of Five Hundred Thousand Dollars ($500,000) in excess of such minimum amount.

                           (c) The Borrower shall pay accrued interest on the
amount prepaid if the Loans and repaid in full.

                  2.1.7 Relationship of Commitment Reductions, Mandatory Prepayments and Voluntary Prepayments to Interest Rate Protection Agreements. Any voluntary reductions to the Commitment made pursuant to Subsection 2.1.3 (Voluntary Commitment Reductions), mandatory reductions to the Commitment made pursuant to Subsections 2.1.4 (Mandatory Prepayments and Reductions in the Facility) or voluntary prepayments of RC Loans pursuant to Subsection 2.1.6 (Voluntary Prepayment) shall not affect the Borrower's obligation to continue making payments under any Interest Rate Protection Agreement with any Swap Party, which obligations shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Interest Rate Protection Agreement.

                  2.1.8    Increases in Facility.

                           (a) Provided there exists no Default or Event of
Default and the Borrower is in compliance with the terms of this Agreement, the Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Administrative Agent to request an increase in the Commitment provided that (i) the aggregate amount of all such increases shall not exceed One Hundred Million Dollars ($100,000,000); (ii) each increase shall be in a minimum amount of at least Twenty Million Dollars ($20,000,000) and (iii) the Borrower may make a maximum of two (2) such requests.

                           (b) No Lender shall be required to increase the
amount of its Commitment, and no Lender shall be deemed to have increased the amount of its Commitment except pursuant to a writing signed by such Lender. In the event that the existing Lenders do not agree to increase their Commitments in an amount equal to the amount requested by the Borrower, to achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a Lender Addendum, joinder or other agreement in form and substance satisfactory to the Administrative Agent and its counsel.

                           (c) If the Commitment is increased in accordance with
this Subsection 2.1.8 (Increases in Facility), the Administrative Agent and the Borrower shall determine the effective date (the "Effective Date") and the Administrative Agent shall determine the final allocation of such increase.

                           (d) As a condition precedent to such increase, (i)
the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Effective Date (in sufficient copies for each Lender) signed by a duly authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase and (B) in the case of the Borrower, certifying that, before and after (on a pro forma basis) giving effect to such increase (1) the representations and warranties contained in Article 5 (Representations and Warranties) and the other Loan Documents are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (2) no Default or Event of Default exists; (ii) counsel for the Borrower shall have provided to the Administrative Agent a supplemental opinion in form and substance reasonably satisfactory to the Administrative Agent; (iii) the Borrower shall have delivered to each Lender an amended Form U-1 which shall be executed by the Borrower and completed to the satisfaction of the Administrative Agent, and which shall include a current list of the Collateral supporting the credit extended under this Agreement; (iv) the Borrower shall have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such increase and (v) Eligible Assignees that are to become Lenders pursuant to paragraph (b) above shall have executed such Lender Addenda or other documents as the Administrative Agent shall reasonably request.

                  2.1.9 Extension of Maturity Date. The Borrower may, by written notice to the Administrative Agent not later than 60 days prior to the Maturity Date then in effect under this Agreement (the "Existing Maturity Date"), extend the Maturity Date until April 1, 2013 if, but only if, each of the following conditions is satisfied:

                           (a) no Default or Event of Default shall have
occurred and be continuing on the date of such extension, either before or after giving effect thereto; and

                           (b) on or before the Existing Maturity Date, the
Borrower shall have paid to each Lender an extension fee equal to 7.5 basis points of such Lender's existing Commitment hereunder.

            2.2   Swing Loans.

                  2.2.1 Swing Loan Advances. Upon the terms and subject to the conditions of this Agreement, the Swing Lender may (but is not obligated to) make, from time to time, from and including the Closing Date to but excluding the Maturity Date, one or more Loans ("Swing Loans") to the Borrower, in an aggregate outstanding principal amount not exceeding at any time Fifteen Million Dollars ($15,000,000); provided, however, that no Swing Loan shall be made at any time in an amount in excess of the Available Commitment.

                  2.2.2 Terms of Swing Loan Borrowings. The Borrower shall give the Swing Lender notice (which shall be irrevocable) of a request for a Swing Loan no later than 12:00 noon (New York, NY time) on the day such Loan is requested; if such notice is received later than 12:00 noon (New York, NY time), then the request shall be deemed to be a request for a Swing Loan to be made on the next Business Day. Each Swing Loan shall be in a principal amount equal to or greater than Two Hundred Thousand Dollars ($200,000) and shall bear interest at the Base Rate plus the Applicable Margin. The Borrower shall repay the principal amount of each Swing Loan (together with all accrued interest) no later than 3:00 p.m. (New York, NY time) on the earliest of (a) the date that is five (5) Business Days after the date that such Loan is made; (b) the date that demand is made therefor by the Swing Lender and (c) the Maturity Date. However, nothing in this Subsection 2.2.2 shall prohibit the Borrower from repaying any Swing Loan with the proceeds of an other Swing Loan that it may borrow hereunder.

                  2.2.3 Participation by Lenders. Upon demand made to the Lenders by the Swing Lender, which demand may be made before or after an Event of Default or Default, and before or after the maturity date of the subject Swing Loans, but subject to the provisions of Subsection 2.2.5 (Certain Limitations), each Lender shall promptly, irrevocably and unconditionally purchase from the Swing Lender, without recourse or warranty, an undivided interest and participation in the Swing Loans then outstanding. Each Lender shall effect such purchase by paying to the Swing Lender in immediately available funds, without reduction or deduction of any kind, including reductions or deductions for set-off, recoupment or counterclaim, an amount equal to such Lender's pro rata share of the principal amount of all Swing Loans then outstanding. Each Lender's pro rata share of the Swing Loans shall be based on the amount of such Lender's pro rata share of the total Commitment. Thereafter, the Lenders' respective interests in such Swing Loans, and the remaining interest of the Swing Lender in such Swing Loans, shall in all respects be treated as RC Loans under this Agreement, except that such Swing Loans shall be due and payable by the Borrower on the dates referred to in Subsection 2.2.2 (Terms of Swing Loan Borrowings).

                  If any Lender does not pay any amount which it is required to pay pursuant to this Subsection 2.2.3 promptly upon the Swing Lender's demand therefor, (a) the Swing Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon, at the Federal Funds Rate for the first three (3) Business Days, and thereafter at the Base Rate, for each day from the date of such demand, if made prior to 2:00 p.m. (New York, NY time) on any Business Day, or, if made at any later time, from the next Business Day following the date of such demand, until the date such amount is paid in full to the Swing Lender by such Lender and (b) the Swing Lender shall be entitled to all interest payable by the Borrower on such amount until the date on which such amount is received by the Swing Lender from such Lender. Moreover, any Lender that shall fail to make available the required amount shall not be entitled to vote on or consent to or approve any matter under this Agreement and the other Loan Documents until such amount with interest is paid in full to the Swing Lender by such Lender. Without limiting any obligations of any Lender pursuant to this Subsection 2.2.3, if any Lender does not pay such corresponding amount promptly upon the Swing Lender's demand therefor, the Swing Lender shall notify the Borrower and the Borrower shall promptly repay such corresponding amount to the Swing Lender together with accrued interest thereon at the applicable rate on such Swing Loans.

                  2.2.4 No Set-off, Etc. Subject only to the limitations set forth in Subsection 2.2.5 (Certain Limitations), the obligations of each Lender to make available to the Swing Lender the amounts set forth in Subsection 2.2.3 (Participation by Lenders) shall be absolute, unconditional and irrevocable under any and all circumstances, shall be without reduction for any set-off or counterclaim of any nature whatsoever, may not be terminated, suspended or delayed for any reason whatsoever, shall not be subject to qualification or exception and shall be made in accordance with the terms of this Agreement.

                  2.2.5 Certain Limitations. No Lender shall be obligated to purchase a participation in any Swing Loan pursuant to Subsection 2.2.3 (Participation by Lenders), if such Lender proves that (a) the conditions set forth in Subsections 4.2.1 (No Default) or 4.2.3 (Representations and Warranties) were not satisfied at the time such Swing Loan was made (unless such condition was waived in accordance with the terms of this Agreement) and (b) such Lender had notified the Swing Lender in a writing received by the Swing Lender at least one (1) Business Day prior to the time that it made such Swing Loan that the Swing Lender was not authorized to make such Swing Loan because such conditions were not satisfied and stating with specificity the reason therefor.

            2.3   Borrowing Notice.

                  Each RC Loan that is a Base Rate Loan shall be in the minimum amount of Two Million Dollars ($2,000,000) and integral multiples of Five Hundred Thousand Dollars ($500,000) in excess of such minimum amount. Each RC Loan that is a LIBOR Loan shall be in the minimum amount of Five Million Dollars ($5,000,000) and integral multiples of One Million Dollars ($1,000,000) in excess of such amount. To effect a funding, the Borrower shall give the Administrative Agent written notice in the form attached to this Agreement as Exhibit B specifying the type, amount and date of each intended borrowing and the manner in which the same shall be disbursed, which notice:

                           (a) in the case of RC Loans that are Base Rate Loans,
shall be given no later than 11:00 a.m. (New York, NY time) at least one (1) Business Day prior to the date of such borrowing;

                           (b) in the case of LIBOR Loans, shall be given no
later than 11:00 a.m. (New York, NY time) at least three (3) Eurodollar Business Days prior to the date of such borrowing and shall specify the Interest Period with respect to such borrowing; and

                           (c) in the case of Swing Loans, shall be given no
later than 12:00 noon (New York, NY time) on the date of such borrowing.

Notwithstanding the foregoing, the Administrative Agent may (but is not obligated to) act upon telephone notice by the Borrower whether or not written notice is received; provided nothing in this sentence shall relieve the Borrower from providing written notice as provided by this Section.

                  Except in the case of Swing Loans, the Administrative Agent in turn shall give prompt written or telephonic (promptly confirmed in writing) notice to each Lender of its pro rata share of the borrowing, the interest rate option selected and the scheduled date of the funding. After receipt of such notice, each Lender shall make such arrangements as are necessary to assure that its share of the funding shall be immediately available (in Dollars) to the Administrative Agent no later than 2:30 p.m. (New York, NY time), on the date on which the funding is to occur. After receipt of the funds, the Administrative Agent, subject to the satisfaction of the conditions precedent set forth in
Section 4.2 (Requirements for Each Loan/Letter of Credit), shall disburse the amount of such funding in accordance with instructions in the Borrower's borrowing notice.

                  The Lenders shall not be obligated to comply with a borrowing notice if there shall then exist an Event of Default or a Default regardless of whether the Lenders have determined to exercise their remedies arising upon the occurrence of such Event of Default or Default.

            2.4   [Reserved].

            2.5   Lenders' Obligations Several.

                  Each Lender is severally bound by this Agreement, but there shall be no joint obligation of the Lenders under this Agreement. The failure of any Lender to make any share of the Loans or fulfill any obligations respecting Letters of Credit to be made or fulfilled by it on the date specified for the Loans or such obligations shall not relieve any other Lender of its obligation to make its share of the Loans or fulfill other obligations on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a share of the Loans or fulfill other obligations to be made or fulfilled by such other Lender.

            2.6   Notes.

                  Upon the request of any Lender, the aggregate principal amount of each Lender's share of the Commitment and RC Loans shall be evidenced by a note to be issued by the Borrower to each Lender in substantially the form attached to this Agreement as Exhibit A-1. Upon the request of the Swing Lender, the Swing Loans and commitment therefor shall be evidenced by a note to be issued by the Borrower to the Swing Lender in substantially the form attached to this Agreement as Exhibit A-2.

            2.7   Fees to Lenders.

                  2.7.1    Commitment Fees.

                           (a) The Borrower shall pay to the Administrative
Agent, for the account of the Lenders, quarterly in arrears on each Quarterly Payment Date a commitment fee (the "Commitment Fee") (calculated on the basis of a 360-day year for the actual days elapsed) equal to the Commitment Fee Rate multiplied by the Commitment Fee Base determined on an average daily basis.

                           (b) The term "Commitment Fee Rate" shall mean the
following:

The Commitment Fee Rate shall be 0.125% from the date hereof until five (5) Business Days after the delivery of the Officer's Compliance Certificate for the period ending June 30, 2007 pursuant to Subsection 6.1.3 (Delivery of Officer's Compliance Certificates). Thereafter, the Commitment Fee Rate shall be the rate specified below based on the Borrower's Senior Leverage Ratio as reflected in the most recently delivered Officer's Compliance Certificate:

             Senior Leverage Ratio            Commitment Fee Rate
             ---------------------            -------------------
             > 2.25                                  0.250%
             -
             > 2.00  < 2.25                          0.200%
             -
             > 1.75  < 2.00                          0.175%
             -
             > 1.50  < 1.75                          0.125%
             -
             < 1.50                                  0.125%

The Commitment Fee Rate shall be adjusted five (5) Business Days after each Officer's Compliance Certificate is delivered pursuant to Subsection 6.1.3 (Delivery of Officer's Compliance Certificates); provided, however, at any time that the Borrower shall have not delivered such certificate at the time specified in Subsection 6.1.3 (Delivery of Officer's Compliance Certificates), until such time as such certificate is so delivered to the Administrative Agent, the Commitment Fee Rate shall be 0.250%.

                           (c) "Commitment Fee Base" means an amount at any time
equal to (i) the Commitment less (ii) the sum of the aggregate principal amount of outstanding RC Loans, the face amount of outstanding Letters of Credit and any Unreimbursed Drawings in respect of Letters of Credit. Outstanding Swing Loans shall not reduce the Commitment Fee Base.

                  2.7.2 Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of the Issuing Bank and/or Lenders, as applicable, such letter of credit fees as are described in Article 3 (Letters of Credit).

                  2.7.3 Other Fees. The Borrower shall pay such other fees, if any, as the Borrower has otherwise agreed to pay to the Administrative Agent, the Issuing Bank, and/or the Lenders.

            2.8   Interest.

                  2.8.1 Rates. The Loans (other than Swing Loans) shall bear interest at the Borrower's option (subject to the limitation and conditions set forth in this Section 2.8) at the Base Rate plus the Applicable Margin or at the Adjusted LIBOR plus the Applicable Margin. Interest on Base Rate Loans shall be payable monthly on the first day of the month, in arrears, commencing with the Month following the Month in which the Closing Date occurs. Interest on LIBOR Loans shall be payable on the last day of each Interest Period; provided, that if the Interest Period is six Months or longer, interest shall be payable on the ninetieth day of the Interest Period, every ninetieth day thereafter until the end of the Interest Period and on the last day of the Interest Period. Swing Loans shall bear interest at the Base Rate plus the Applicable Margin on Base Rate Loans; accrued interest on Swing Loans shall be payable at the earlier of
(a) the date the principal amount of such Swing Loans are payable and (b) on the last day of each month, in arrears. All computations of interest shall be made on the basis of a 360-day year and the actual number of days elapsed. Changes in the rate of interest resulting from changes in the Base Rate shall take place immediately without notice or demand of any kind.


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

                  2.8.2 Applicable Margin. Except as set forth in Subsection
2.8.3 (Adjustments to Applicable Margin), (a) the term "Applicable Margin" when used with respect to the Base Rate shall mean the following:

                                                       Base Rate
                                                    Applicable Margin
          Senior Leverage Ratio                       for RC Loans
          ---------------------                       ------------
          > 2.25                                         0.000%
          -
          > 2.00  < 2.25                                (0.250%)
          -
          > 1.75  < 2.00                                (0.500%)
          -
          > 1.50  < 1.75                                (1.00%)
          -
          < 1.50                                        (1.250%)

and (b) the term "Applicable Margin" when used with respect to Adjusted LIBOR shall mean the following:


                                                    Adjusted LIBOR
                                                   Applicable Margin
          Senior Leverage Ratio                      for RC Loans
          ---------------------                      ------------
          >  2.25                                       2.000%
          -
          > 2.00  < 2.25                                1.750%
          -
          > 1.75  < 2.00                                1.500%
          -
          > 1.50  < 1.75                                1.250%
          -
          < 1.50                                        1.000%

                  2.8.3 Adjustments to Applicable Margin. From the Closing Date until five (5) Business Days after the financial statements and Officer's Compliance Certificate for the period ending June 30, 2007 are delivered to the Administrative Agent pursuant to Subsection 6.1.3 (Delivery of Officer's Compliance Certificates), the Applicable Margins shall be (1.25)% for Base Rate Loans and 1.00% for LIBOR Loans. Thereafter, the Applicable Margin shall be adjusted five (5) Business Days after the delivery of each Officer's Compliance Certificate most recently delivered pursuant to Subsection 6.1.3 (Delivery of Officer's Compliance Certificates); provided, however, at any time that the Borrower shall have not delivered such certificate at the time specified in Subsection 6.1.3 (Delivery of Officer's Compliance Certificates), until such time as such certificate is so delivered to the Administrative Agent, the Applicable Margin shall be the maximum amount for the applicable type of Loan set forth above. The foregoing shall not limit any rights of the Lenders to receipt of the Default Rate, if applicable.

                  2.8.4    LIBOR Election.

                           (a) Unless otherwise elected by the Borrower, all
Loans shall be Base Rate Loans. The Borrower may, upon at least three (3) Eurodollar Business Days' prior written notice to the Administrative Agent in the form attached to this Agreement as Exhibit C, and subject to and upon the terms and conditions set forth in this Agreement, elect to borrow money that will bear interest based on Adjusted LIBOR plus the Applicable Margin or to convert a portion of the Loans to bear interest based on Adjusted LIBOR plus the Applicable Margin. Any such election may be made with respect to a principal amount designated in such notice and equal to at least Five Million Dollars ($5,000,000) and integral multiples of One Million Dollars ($1,000,000) in excess of such minimum, for the Interest Period next ensuing, which shall equal one, two, three, or six Months as designated by the Borrower in its notice.

                           (b) The Borrower may not convert any outstanding
Loans to LIBOR Loans if at the time of such conversion there shall exist a Default or an Event of Default.

                           (c) If an interest rate based on Adjusted LIBOR plus
the Applicable Margin is elected, such interest rate shall remain in effect for the Interest Period selected and such interest rate shall not otherwise be converted to another interest rate prior to the expiration of the Interest Period except as otherwise required by this Subsection 2.8.4. If an Interest Period for any LIBOR Loan would otherwise commence on a day which is not a Eurodollar Business Day, such Interest Period shall commence on the next Eurodollar Business Day.

                           (d) Each LIBOR Loan shall, on the last day of the
applicable Interest Period, automatically convert into a Base Rate Loan unless, at least three (3) Eurodollar Business Days prior thereto, the Administrative Agent has received a notice in the form attached hereto as Exhibit C that the Borrower has elected to continue such Loan as a LIBOR Loan.

                           (e) The Borrower may not elect an interest rate based
on Adjusted LIBOR if such election would require the Administrative Agent to administer concurrently a combination of elective rates of interest based on Adjusted LIBOR and/or a combination of Interest Periods that exceed an aggregate of six.

                           (f) No Interest Period may be elected that would end
later than the Maturity Date.

                  2.8.5 Breakage. In the event that the Borrower makes a prepayment (whether voluntary or mandatory) of any LIBOR Loans on a day other than the last day of the applicable Interest Period, including any such prepayment as a result of an assignment required by Subsection 2.14.2 (Replacement of Lenders), or fails to borrow a LIBOR Loan, or fails to convert a Loan to a LIBOR Loan on the date specified in the applicable notice, the Borrower will pay to the Administrative Agent, upon demand, for the account of the affected Lenders, any cost, loss or expense incurred as a result thereof. Each affected Lender shall certify the amount of such cost, loss or expense to the Borrower, which certification and statement shall be conclusive in the absence of manifest error.

                  2.8.6 Default Rate. Anything in this Agreement to the contrary notwithstanding, upon the occurrence of an Event of Default (whether or not the Administrative Agent has accelerated payment of the Notes), the unpaid principal of the Loans and all reimbursement obligations in respect of Letters of Credit shall bear interest at the interest rate otherwise in effect plus two percent (2%) (the "Default Rate").

                  2.8.7 Source of Funds. Although each Lender may elect to purchase in the London Inter-Bank Eurocurrency Market one or more Eurodollar Deposits in order to fund or maintain its funding of LIBOR Loans hereunder, it is acknowledged that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid and any other amounts owing under this Agreement in connection with such election, and each Lender shall be entitled to fund and maintain its funding of all or any part of that portion of the principal amount of the Loans in any manner it sees fit. Nonetheless, all such determinations shall be made as if each Lender had actually funded and maintained its LIBOR Loans through the purchase of Eurodollar Deposits.

                  2.8.8 Interest Due with Certain Repayments and Prepayments. In addition to payments of accrued interest as provided in Subsection 2.8.1 (Rates), accrued interest on the following repayments and prepayments shall be due and payable at the time of such repayments and prepayments:

                           (a) all repayments and prepayments of Swing Loans;
and

                           (b) all repayments and prepayments of RC Loans on the
Maturity Date (whether such date is the originally contemplated Maturity Date, a later date on which the Commitment is extended or an earlier date on which the Commitment is terminated)

it being understood that this Subsection 2.8.8 does not interfere with the obligation of the Borrower pursuant to Subsection 2.8.5 (Breakage) with respect to any such repayment or prepayment.

            2.9   Increased Costs; Unavailability.

                  2.9.1 Increased Costs Generally. If any Change in Law shall:

                           (a) impose, modify or deem applicable any reserve,
special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBOR) or the Issuing Bank;

                           (b) subject any Lender or the Issuing Bank to any tax
of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.13 (Taxes) and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Bank); or

                           (c) impose on any Lender or the Issuing Bank or the
London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Bank, the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  2.9.2 Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender's or the Issuing Bank's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  2.9.3 Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Subsections 2.9.1 (Increased Costs Generally) or 2.9.2 (Capital Requirements) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

                  2.9.4 Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.9 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.9 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

                  2.9.5 Inability to Determine LIBOR. In the event that the Administrative Agent or the Majority Lenders shall have determined that for any reason it has become impossible or impracticable to determine the Adjusted LIBOR (or the Adjusted LIBOR for any specified Interest Periods), the Administrative Agent shall promptly give notice of such determination to the Borrower. In that case, no part of the Loans shall thereafter be available at the Adjusted LIBOR (or at the Adjusted LIBOR for the specified Interest Period) until the Administrative Agent determines that the circumstances described above cease to exist.

                  2.9.6 Laws Affecting LIBOR Availability. If it shall become unlawful or impossible for any Lender (or any of its lending offices) to make or maintain LIBOR Loans (or LIBOR Loans of a specified duration) due to (a) the introduction of, or any change in, any Law or any change in the interpretation or administration thereof by any Governmental Authority, or (b) compliance by any Lender (or any of its lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make such LIBOR Loans (or LIBOR Loans of the specified duration) and the right of the Borrower to convert any Loan or continue any Loan as such shall be suspended and thereafter the Borrower may select only Base Rate Loans (or LIBOR Loans of other durations) hereunder, and (ii) if any Lender may not lawfully continue to maintain a Loan as a LIBOR Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan.

            2.10  Purpose.

                  The proceeds of the Loans shall be used by the Borrower: (a) to refinance existing Indebtedness on the Closing Date; (b) to make Restricted Payments permitted under this Agreement; (c) to finance acquisitions, investments and Capital Expenditures permitted under this Agreement; and (d) to provide for other working capital needs and general corporate purposes; provided, however, that none of the proceeds of the Loans may be used by any Loan Party to purchase or carry any Margin Stock in violation of applicable Law including, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

            2.11  Mechanics of Payments:  Borrower Payments.

                  2.11.1 Manner of Making Payments. All payments on account of principal of and interest on the Loans, the Commitment Fee, and all other amounts otherwise payable to the Lenders under this Agreement (other than payments in respect of Swing Loans which shall be made directly to the Swing Lender) shall be made to the Administrative Agent. All payments shall be made by the Borrower to the Administrative Agent, in Dollars in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments. Unless otherwise specified, all payments by the Borrower shall be made by 12:00 noon (New York, NY time) on the due date for such payment, (and if by wire transfer, in accordance with the instructions on the signature page to this Agreement) or by the Administrative Agent debiting an account of the Borrower with the Administrative Agent. The failure by the Borrower to make a payment by 12:00 noon (New York, NY time) shall not constitute an Event of Default if such payment is made on the due date; however, any payment made after such time on such due date shall be deemed made on the next Business Day for the purpose of interest and reimbursement calculations.

                  2.11.2 Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank (such payment being a "Borrower Required Payment") that the Borrower will not make the Borrower Required Payment, the Administrative Agent may assume that the Borrower has made the Borrower Required Payment on such date in accordance herewith and may, in reliance upon such assumption (but shall not be required to), distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such Borrower Required Payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  2.11.3 Disbursements from Administrative Agent to Lenders. The Administrative Agent shall promptly remit to each Lender its pro rata share of payments received pursuant to Subsection 2.11.1 (Manner of Making Payments) in immediately available funds, except that all reimbursement payments in respect of losses, out-of-pocket expenses, funding losses or like matters shall be retained by the Administrative Agent or remitted to the Lenders according to their respective appropriate entitlement to such reimbursement. Unless otherwise provided in this Agreement or the other Loan Documents, payments from the Borrower shall be applied first to fees, then to interest (to the extent then payable), then to principal of Base Rate Loans, and then to principal of LIBOR Loans (and among such LIBOR Loans, first to those with the earliest expiring Interest Periods).

                  2.11.4 Authorization to Deduct Funds and Make Loans in Satisfaction of Obligations. At any time that the Borrower is required to make a payment of principal, interest, reimbursement obligations in respect of Letters of Credit, fees, costs, expenses or other amounts pursuant to the terms of this Agreement or the other Loan Documents and, in any case, fails to do so, in addition to other rights and remedies of the Administrative Agent and Lenders hereunder, under the other Loan Documents and at Law, the Borrower hereby authorizes the Administrative Agent and the Lenders (at their option, after receipt of notice from the Administrative Agent to do so) to cause the aforesaid payments to be made first by drawing under the credit facilities provided under this Agreement, and then (if there is no availability under the Commitment) by deducting funds from the balance of any of the Borrower's accounts maintained with the Administrative Agent, or by making additional loans (and any such loans shall be subject to interest at the Default Rate and shall be part of the Obligations secured by all of the security interests granted pursuant to the Loan Documents); provided, however, that notwithstanding the making by the Lenders of any of the aforesaid payments as set forth in this sentence, the failure of the Borrower to make any of the aforesaid payments when due shall constitute an Event of Default. The Administrative Agent and the Lenders may cause payments to be made pursuant to this Subsection 2.11.4, in their sole discretion, regardless of the existence of an Event of Default and whether or not the aggregate amount of the outstanding Loans, after giving effect to such payments, exceeds the amount of the Commitments. Notwithstanding the foregoing, the Lenders shall have no obligation to make any additional loans to the Borrower pursuant to this Subsection 2.11.4.

                  2.11.5 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that

                           (a) if any such participations are purchased and all
or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

                           (b) the provisions of this Subsection 2.11.5 shall
not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Subsection 2.11.5 shall apply).

                  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower's rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  2.11.6 Payments Due on Non-Business Days. Subject to Subsection 2.8.4 (LIBOR Election) as to payments with respect to Adjusted LIBOR, if any payment under the Loan Documents becomes due on a day that is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

            2.12  Mechanics of Payments; Lender Payments.

                  2.12.1 Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the date on which it is scheduled to fund any amount hereunder to the Administrative Agent any amount payable by a Lender under this Agreement (such payment being a "Lender Required Payment") that such Lender will not make available to the Administrative Agent its Lender Required Payment, the Administrative Agent may assume that such Lender has made its Lender Required Payment available on such date in accordance with Section 2.3 (Borrowing Notice) and may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Lender Required Payment to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the Base Rate plus the Applicable Margin. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its Lender Required Payment to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in the applicable borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make its Lender Required Payment to the Administrative Agent. Any Lender that fails to make a Lender Required Payment upon receipt of notice therefor shall not be entitled to vote on or consent to approve any matters that it otherwise would be entitled to vote on or consent to approve under this Agreement until it makes such payment.

            2.13  Taxes

                  2.13.1 Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) the Administrative Agent, each Lender or the Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

                  2.13.2 Payment of Other Taxes by the Borrower. Without limiting the provisions of Subsection 2.13.1 (Payments Free of Taxes), the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  2.13.3 Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  2.13.4 Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  2.13.5 Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

                  Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do
so), whichever of the following is applicable:

                           (a)  duly completed copies of Internal Revenue
Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

                           (b)  duly completed copies of Internal Revenue
Service Form W-8ECI,

                           (c)  in the case of a Foreign Lender claiming
the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

                           (d)  any other form prescribed by applicable
Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

                  2.13.6 Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.13, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.13 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Bank in the event the Administrative Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  2.13.7 Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of the Obligations and the termination of the Commitments.

            2.14     Mitigation Obligations; Replacement of Lenders.

                  2.14.1 Designation of a Different Lending Office. If any Lender requests compensation under Section 2.9 (Increased Costs; Unavailability), or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.13 (Taxes), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.9 (Increased Costs; Unavailability) or Section 2.13 (Taxes), as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  2.14.2 Replacement of Lenders. If any Lender requests compensation under Section 2.9 (Increased Costs; Unavailability), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 (Taxes), or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender does not approve or consent to an amendment of this Agreement or any other Loan Document which is approved by the Majority Lenders and which is required to also be approved by such Lender to be effective pursuant to Section
11.5 (Amendment, Waiver and Consents) then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.6 (Successors and Assigns), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that

                           (a)  the Borrower shall have paid to the
Administrative Agent the assignment fee specified in Section 11.6 (Successors and Assigns),

                           (b)  such Lender shall have received payment of
an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Subsection 2.8.5 (Breakage)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts),

                           (c)  in the case of any such assignment resulting
from a claim for compensation under Section 2.9 (Increased Costs;
Unavailability) or payments required to be made pursuant to Section 2.13 (Taxes), such assignment will result in a reduction in such compensation or payments thereafter, and

                           (d)  such assignment does not conflict with
applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                    ARTICLE 3

                                LETTERS OF CREDIT

            3.1   Letters of Credit.

                  3.1.1 Commitment to Issue Letters of Credit. Subject to the requirements set forth below, the Borrower may use a portion of the Commitment, which portion shall not exceed Fifteen Million Dollars ($15,000,000) (the "Letter of Credit Sublimit") for the purpose of causing the Issuing Bank to issue standby Letters of Credit for the account of the Borrower or any of its U.S. Subsidiaries; provided, that (a) the Borrower or the applicable Subsidiary executes and delivers a letter of credit application and reimbursement agreement in a form acceptable to the Issuing Bank and complies with any conditions to the issuance of such Letter of Credit (including the payment of any applicable fees) set forth therein; (b) the Issuing Bank approves the form of such Letter of Credit; (c) such Letter of Credit bears an expiration date not later than the earlier of (i) one year after the date of issuance and (ii) 30 days prior to the Maturity Date; (d) the Issuing Bank receives a request for issuance three (3) Business Days prior to the date of issuance (unless the Issuing Bank, in its sole and absolute discretion, agrees to shorter notice in any instance); (e) the purpose of such Letter of Credit shall be acceptable to the Issuing Bank; and
(f) the conditions set forth in Section 4.2 (Requirements for Each Loan/Letter of Credit) are fulfilled to the satisfaction of the Issuing Bank as of the date of the issuance of such Letter of Credit.

                  3.1.2  Reimbursement Obligations. The Borrower (or any
U.S. Subsidiary that is an account party) is absolutely, unconditionally and irrevocably obligated to reimburse the Issuing Bank for all amounts drawn under each Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made at any time on or before the Maturity Date, then payment by the Issuing Bank of such draft shall constitute an RC Loan (which is a Base Rate Loan) hereunder the proceeds of which are used to reimburse the Issuing Bank (without regard to any required notice periods, Available Commitment amount or minimum advance requirements, all of which are waived for this purpose) and interest shall accrue from the date the Issuing Bank makes payment on such draft under such Letter of Credit provided, however, if there is not then an Available Commitment in an amount at least equal to the amount of the draw, Borrower shall repay the excess amount of the Loan within one (1) Business Day after the date that the Issuing Bank notifies the Borrower of such deemed Loan. The Borrower further agrees that the Issuing Bank may reimburse itself for such drawing at any time when there is no Available Commitment from the balance in any other account of the Borrower maintained with the Issuing Bank.

                  3.1.3 Limitation on Amount. The Issuing Bank shall not be obligated or permitted under this Section 3.1 to issue any Letter of Credit for the account of the Borrower to the extent that the sum of (a) the amount that would be available to be drawn under the proposed Letter of Credit plus (b) the sum of all amounts available to be drawn under outstanding Letters of Credit plus (c) any Unreimbursed Drawings would exceed the lesser of (i) the Letter of Credit Sublimit and (ii) the excess of the Commitment over the aggregate principal amount of the RC Loans and Swing Loans then outstanding.

                  3.1.4 Obligations Absolute. The Borrower's obligations under this Section 3.1 (including any obligations to repay draws under Letters of Credit issued hereunder) shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Bank, the Administrative Agent, any Lender or any beneficiary of a Letter of Credit. The Borrower further agrees that the Issuing Bank, the Administrative Agent and the Lenders shall not be responsible for, and the Borrower's reimbursement obligations shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financial institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Issuing Bank, the Administrative Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by the Issuing Bank under or in connection with each Letter of Credit and the related drafts and documents shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Bank. Notwithstanding anything to the contrary set forth in this Subsection 3.1.4, the Borrower shall not have any obligations to indemnify the Issuing Bank, the Administrative Agent or any Lender in respect of any liability resulting from any such Person's gross negligence or willful misconduct.

                  3.1.5 Reliance by Issuing Bank. The Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and believed by it to have been signed, sent or made by the proper Person(s) and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank and the Administrative Agent.

                  3.1.6 Fees. The Borrower shall pay to the Administrative Agent for the account of the Lenders a fee equal to the product of (a) the Applicable Margin for RC Loans bearing interest at a rate based on Adjusted LIBOR multiplied by (b) the face amount of each outstanding Letter of Credit (to the extent such face amount is undrawn) (the "Letter of Credit Fees"). In addition, the Borrower shall pay to the Issuing Bank, for its own account, a fronting fee equal to 0.125% per annum of the face amount of all outstanding Letters of Credit (to the extent such face amount is undrawn) (a "Fronting Fee"). All Letter of Credit Fees shall be payable quarterly in arrears on each Quarterly Payment Date based on the number of days that a Letter of Credit is outstanding during such quarter (calculated on the basis of a 360-day year). All Fronting Fees shall be payable at the time of issuance and any extension. The Borrower shall also pay to the Issuing Bank all of the Issuing Bank's standard fees and charges for the opening, amendment, modification, presentation or cancellation of a Letter of Credit and otherwise in respect of a Letter of Credit and shall execute all of the Issuing Bank's standard agreements in connection with the issuance of the Letter of Credit.

                  3.1.7    Participation by Lenders.

                           (a)  Effective immediately upon the issuance of
each Letter of Credit and without further action on the part of the Issuing Bank, the Issuing Bank shall be deemed to have granted to each Lender, and each Lender shall be deemed to have irrevocably purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of each Lender's percentage of the Commitment. Further, each Lender acknowledges and agrees that it shall be absolutely liable, to the extent of its percentage of the Commitment, to fund on demand or reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not immediately reimbursed by the Borrower.

                           (b)  In furtherance of the provisions of the
preceding paragraph (a), the Issuing Bank shall notify the Administrative Agent promptly upon receipt of notice of an intended draw under a Letter of Credit. The Administrative Agent shall give written, telecopied or telegraphic notice to each of the other Lenders of its pro rata share of such draw and the scheduled date thereof. After receipt of such notice, and whether or not an Event of Default or Default then exists and whether or not there shall then be any Available Commitment, each Lender shall make available to the Administrative Agent such Lender's share of such draw in immediately available funds (in Dollars) to the Administrative Agent no later than 12:00 noon (New York, NY time) on the date specified in the Administrative Agent's notice. The failure of the Issuing Bank or the Administrative Agent to give timely notice pursuant to this Subsection 3.1.7 shall not affect the right of the Issuing Bank to reimbursement from the Lenders. Any amount paid by Administrative Agent and Lenders pursuant to a draw made under a Letter of Credit shall constitute an RC Loan and shall be repaid pursuant to the provisions respecting RC Loans, provided that if an Event of Default or Default exists at the time of a draw, the Borrower shall immediately reimburse the amount of such draw to the Administrative Agent for the benefit of the Lenders.

                  3.1.8 Standard of Conduct. The Issuing Bank shall be entitled to administer each Letter of Credit in the ordinary course of business and in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, and shall be entitled to use its discretion in taking or refraining from taking any action in connection herewith as if it were the sole party involved. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit shall not create for the Issuing Bank any resulting liability to any other Lender.

                  3.1.9 Cash Collateral Account. In the event that (a) the excess of (i) the amount of the Commitment over (ii) the aggregate principal amount of RC Loans and Swing Loans then outstanding is less than (b) the aggregate undrawn and unexpired face amount of any outstanding Letters of Credit (to the extent such face amount is undrawn) and the aggregate amount of any Unreimbursed Drawings for any reason (whether because the Commitment has been reduced or terminated or otherwise), the Borrower shall forthwith pay to the Administrative Agent an amount equal to the excess of the amount described in clause (b) above over the amount described in clause (a) above. Such amount shall be applied first, against any Unreimbursed Drawings and second, against the unpaid principal amount of any RC Loans then outstanding, and the remainder shall be maintained by the Administrative Agent in an interest bearing cash collateral account in the name of and for the benefit of the Administrative Agent and the Lenders to secure the repayment of Borrower's obligation to reimburse the Lenders for drafts drawn or that may be drawn under outstanding Letters of Credit until the earlier of (1) such time as all outstanding Letters of Credit have expired or been cancelled and (2) the excess of the amount described in clause -(b) above over the amount described in clause (a) above no longer exists.

                  3.1.10 Obligations Secured. The obligations of the Borrower to the Issuing Bank, the Administrative Agent and the Lenders in respect of Letters of Credit shall be guaranteed pursuant to the Loan Documents and shall be secured by the Collateral.


                                    ARTICLE 4
                           CONDITIONS TO FUNDINGS AND
                          ISSUANCE OF LETTERS OF CREDIT

            4.1   Conditions to Initial Funding.

                  Except as set forth in the Post-Closing Letter, the obligation of the Lenders to make the initial Loans or the Issuing Bank to issue the initial Letters of Credit pursuant to this Agreement shall be subject to the fulfillment, to the satisfaction of the Administrative Agent, the Lenders and Issuing Bank (unless otherwise specified), of the following conditions on or before May 22, 2007 (the date of such fulfillment being the "Closing Date").

                  4.1.1 Execution of this Agreement. This Agreement shall have been duly executed by the Borrower, each Lender, the Issuing Bank and the Administrative Agent.

                  4.1.2 Notes. The Borrower shall have delivered duly executed Notes to each of the Lenders that requests a Note.

                  4.1.3 Security Agreement. Parent, Holdings, the Borrower and each Subsidiary Guarantor, shall have executed and delivered to the Administrative Agent a Security Agreement (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Security Agreement") in substantially the form attached to this Agreement as Exhibit D, together with (a) such Uniform Commercial Code financing statements as are necessary to perfect the security interests created by such Security Agreement,
(b) landlord waivers for the Borrower's Clarence, New York locations and such other landlord waivers and bailee waivers as the Administrative Agent shall request, and (c) a power of attorney duly executed by each such Loan Party in substantially the form attached as Annex B to the Security Agreement.

                  4.1.4    Guaranty and Suretyship Agreement.

                           (a)  Each Subsidiary Guarantor shall have
executed and delivered to the Administrative Agent a Guaranty and Suretyship Agreement (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Suretyship Agreement") in substantially the form attached to this Agreement as Exhibit E-1.

                           (b)  Parent and Holdings shall have executed
and delivered to the Administrative Agent a Guaranty and Suretyship Agreement (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Parent Suretyship Agreement") in substantially the form attached to this Agreement as Exhibit E-2.

                  4.1.5 Pledge Agreements. Each Loan Party shall have executed and delivered to the Administrative Agent a Pledge Agreement (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Pledge Agreement") in substantially the form attached to this Agreement as Exhibit F, together with the stock and other certificates, assignment powers (duly executed in blank and undated) and financing statements required thereunder.

                  4.1.6 Control Agreements. The Borrower shall have delivered to the Administrative Agent a control agreement, in form and substance satisfactory to the Administrative Agent (each such agreement, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, a "Control Agreement"), duly executed by the applicable securities intermediary and applicable Loan Party for each brokerage account included in the Collateral, including, without limitation, Parent's accounts with Lehman Brothers and UBS.

                  4.1.7  Intellectual Property Collateral Agreement. Each
Loan Party that owns any Intellectual Property registered at the United States Patent and Trademark Office or United States Copyright Office shall have executed and delivered to the Administrative Agent such agreements (each as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, an "Intellectual Property Collateral Agreement"), in form and substance satisfactory to the Administrative Agent, together with such other notices for recording in the United States Patent and Trademark Office or the United States Copyright Office and such Uniform Commercial Code financing statements as are necessary or advisable to perfect and maintain the security interests reflected therein.

                  4.1.8 Lien Searches. The Borrower shall have delivered to the Administrative Agent Uniform Commercial Code, tax and judgment lien searches of a recent date, in such offices as are acceptable to the Administrative Agent, together with United States Patent and Trademark Office and United States Copyright Office searches of a recent date, in each case, with respect to the Borrower and each of its Subsidiaries, showing no Liens except Permitted Liens.

                  4.1.9 Evidence of Insurance. The Administrative Agent shall have received evidence of the insurance required by Section 8.14 (Insurance), together with the Lender loss payable and/or additional insured clauses and endorsements required thereby.

                  4.1.10 Repayment of Existing Indebtedness. All Indebtedness of Borrower and its Subsidiaries other than Indebtedness permitted under Subsection
8.1.1 (In General) (the "Predecessor Indebtedness") shall have been repaid in full concurrently with the initial advances under this Agreement. In addition, each Person to which any Predecessor Indebtedness is owed shall have terminated all commitments in respect of its respective Predecessor Indebtedness and shall have prepared and executed and/or filed (or agreed to file concurrent with the receipt of payment in full of its respective Predecessor Indebtedness) releases and terminations of all liens and cancellations of all guarantees or other collateral security instruments and agreements provided in connection therewith, in form and substance satisfactory to the Administrative Agent.

                  4.1.11 Payment of Fees and Costs. The Borrower shall have paid all of the fees required to be paid to the Administrative Agent and the other Lenders on the Closing Date and all other fees, costs, expenses and other amounts due and payable under this Agreement and the other documents contemplated herein, including, without limitation, the fees and expenses of counsel for the Administrative Agent in connection with the negotiation, preparation, execution, and delivery of this Agreement and the other documents contemplated herein.

                  4.1.12   Financial Statements; Projections.

                           (a)  The Lenders shall have received an audited
Consolidated balance sheet, a statement of income and changes in retained earnings and a statement of cash flows of Parent, Holdings, the Borrower and its Subsidiaries for the fiscal years ended December 31, 2006, 2005 and 2004, certified (without qualification or exception) by Deloitte & Touche LLP or other nationally recognized independent public accountants selected by the Borrower and acceptable to the Administrative Agent, all in form and substance satisfactory to the Administrative Agent.

                           (b)  The Lenders shall have received a
Consolidated balance sheet, statement of income and changes in retained earnings and statement of cash flows for Parent, Holdings, the Borrower and its Subsidiaries for the quarters ending June 30, 2006, September 30, 2006 and December 31, 2006,(1) certified (subject to normal year-end audit adjustments) by a Financial Officer of the Borrower as (i) having been prepared in accordance with GAAP and (ii) presenting fairly the financial position and results of operations of Parent, Holdings, the Borrower and such Subsidiaries as at the end of such quarters.
-------------------------------
(1) If available, financial statements as of March 31, 2007 shall be delivered.

                           (c)  The Lenders shall have received a balance
sheet of Greatbatch Technologies de Mexico, S. de C. V. ("Greatbatch Mexico") as of a recent date, certified by a Financial Officer of the Borrower as (i) having been prepared in accordance with generally accepted accounting principles in Mexico and (ii) presenting fairly the financial position and results of operation of Greatbatch Mexico.

                           (d)  The Lenders shall have received a final
set of operating projections for Parent, Holdings, the Borrower and its Subsidiaries, dated no more than 120 days prior to the Closing Date, for the period beginning on or before the Closing Date and ending on the third anniversary of the date hereof, which shall be in reasonable detail, shall be based on the closing capital structure of Parent, Holdings, the Borrower and its Subsidiaries, shall reflect the consummation of the transactions contemplated by this Agreement and shall be in form and substance satisfactory to the Administrative Agent.

                  4.1.13 Corporate Proceedings. All corporate, partnership and other legal proceedings and all instruments in connection with the transactions contemplated by this Agreement and other Loan Documents (including, without limitation, certified Organizational Documents, resolutions and incumbency certificates of each of the Loan Parties) shall be satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and its counsel shall have received all information and copies of all documents and records of all corporate and partnership proceedings which the Administrative Agent or its counsel has requested, such documents where appropriate to be certified by proper corporate, partnership, governmental or other authorities.

                  4.1.14 Consents and Approvals. All corporate, governmental and judicial consents, approvals and waivers and other third party consents, approvals and waivers necessary in connection with this Agreement and the Loans or other related transactions, shall have been obtained and, if applicable, become final and nonappealable, and shall remain in full force and effect, without the imposition of any conditions that are not acceptable to the Lenders.

                  4.1.15   Material Adverse Change; Compliance with Law.

                           (a)  No Material Adverse Change shall have
occurred since December 31, 2006.

                           (b)  No event shall have occurred or be
threatened and no facts or circumstances shall exist, including, without limitation, any action, suit, investigation, litigation or proceeding pending or threatened in a court or before any arbitrator or governmental instrumentality, that could result in a Material Adverse Change.

                           (c)  The Borrower and its Subsidiaries shall be
in substantial compliance with all Laws, including, without limitation, Environmental Laws.

                           (d)  No material adverse change shall have
occurred in any of the facts or information given to the Administrative Agent regarding Parent or any of its Subsidiaries.

                  4.1.16 Opinions of Counsel. The Administrative Agent shall have received a favorable opinion of counsel as to the transactions contemplated hereby addressed to the Administrative Agent, the Issuing Bank and the Lenders and dated as of the Closing Date, in form and content satisfactory to the Administrative Agent, the Issuing Bank and the Lenders from Hodgson Russ LLP, counsel to the Borrower, its Subsidiaries and the other Loan Parties.

                  4.1.17 Officer's Compliance Certificate. There shall have been delivered to each Lender an Officer's Compliance Certificate, dated as of the Closing Date, demonstrating pro forma compliance with the financial covenants set forth in Article 7 (Financial Covenants) and certifying as to the truth of the representations and warranties contained in this Agreement or otherwise made in writing in connection herewith and the absence of any Default and Event of Default as of such date.

                  4.1.18 Good Standing. The Administrative Agent shall have received (a) good standing certificates of a recent date for each of Parent, Holdings, the Borrower and its Subsidiaries, evidencing its good standing under the Laws of the state of its incorporation or formation and (b) good standing certificates of a recent date for each of Parent, Holdings, the Borrower and its Subsidiaries, evidencing its good standing under the Laws of the states in which it is qualified to do business.

                  4.1.19 Form U-1. The Administrative Agent shall have received from Borrower a Form U-1, which shall be executed by the Borrower and evidence compliance with Regulation U of the Board of Governors of the Federal Reserve System.

                  4.1.20 Other Requirements. The Administrative Agent shall have received such additional information and material as the Administrative Agent or any Lender may reasonably request.

            4.2   Requirements for Each Loan/Letter of Credit.

                  The Lenders shall not be required to make any Loans to the Borrower (including, without limitation, the initial Loan) and the Issuing Bank shall not be required to issue any Letters of Credit (including, without limitation, the initial Letter of Credit) unless each of the following conditions are satisfied.

                  4.2.1 No Default. There shall not, either prior to or after giving effect to each such funding or Letter of Credit, exist a Default or Event of Default.

                  4.2.2 Borrowing Notice/Request for Letter of Credit. The Administrative Agent shall have timely received a borrowing notice pursuant to
Section 2.3 (Borrowing Notice) or the Issuing Bank shall have received a timely request for a Letter of Credit pursuant to Subsection 3.1.1 (Commitment to Issue Letters of Credit) and all accompanying documentation required thereby.

                  4.2.3 Representations and Warranties. Each of the representations and warranties of the Borrower and the other Loan Parties made in the Loan Documents shall be true and correct in all respects (or in all material respects if any such representation or warranty is not by its terms already qualified as to materiality) as of the date of each such Loan or Letter of Credit (both immediately prior to and after giving effect to such Loan or Letter of Credit) as if made on and as of such date.

                  4.2.4 Method of Certifying Certain Conditions. The request for, and acceptance of, each Loan and each Letter of Credit by the Borrower shall be deemed a representation and warranty by the Borrower that the conditions specified in Subsections 4.2.1 (No Default) and 4.2.3
(Representations and Warranties) have been satisfied.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Issuing Bank and the Lenders to enter into this Agreement and to make the Loans and other extensions of credit contemplated by this Agreement, the Borrower hereby makes the following representations and warranties (which are unaffected by any investigation of the Administrative Agent, the Issuing Bank or any Lender):

            5.1   Status.

                  5.1.1 Organization and Qualification. Each of Parent, Holdings, the Borrower and its Subsidiaries is a duly organized and validly existing corporation, partnership or limited liability company, as applicable, under the Laws of the respective jurisdictions indicated on Schedule 5.1.1 and each is in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be. Each such Person has perpetual existence and has the corporate, partnership or limited liability company, as applicable, power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage. None of such Persons has failed to qualify to do business in any state or jurisdiction where the failure to so qualify could result in a Material Adverse Change. As of the Closing Date, such Persons are qualified to do business as a foreign corporation, partnership, or limited liability company, as applicable, in the states in the United States, if applicable, listed on Schedule 5.1.1.

                  5.1.2 Capitalization. All of the issued and outstanding shares of Capital Stock of the Borrower are owned by Holdings and all of the issued and outstanding shares of Capital Stock of Holdings are owned by Parent. The Borrower does not have any Subsidiaries and does not presently operate all or any portion of its business through any other Persons, other than as disclosed on Schedule 5.1.2. Schedule 5.1.2 also correctly lists as to Holdings, the Borrower, each of its Subsidiaries and (other than with respect to clause
(c) below) Parent on the Closing Date:

                           (a)  its name;

                           (b)  the classes of Capital Stock issued by
Parent, Holdings, the Borrower and each of its Subsidiaries and the principal characteristics of each such class; and

                           (c)  the names of each of the equity holders
and the number and percentage of the issued and outstanding shares or other equity interests of each class (and certificate numbers by which such shares or other equity interests are designated, if applicable) owned by each of such holders.

                  All the outstanding shares of Capital Stock of Holdings, the Borrower and each of its Subsidiaries are validly issued, fully paid and nonassessable, and all such shares and other equity interests indicated on
Schedule 5.1.2 as owned by Holdings, the Borrower or the Persons indicated on
Schedule 5.1.2 are so owned beneficially and of record by such Person, free and clear of any Lien, except for Liens created pursuant to the Loan Documents.
Schedule 5.1.2 also correctly lists as to Holdings, the Borrower and each of its Subsidiaries any options, warrants or other securities issued by Holdings, the Borrower or any Subsidiary of the Borrower and the identity of each holder of any such option, warrant or other security. Except as set forth on Schedule 5.1.2, there are no preemptive rights, offers, options, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, voting, sale or transfer of any equity interests or other securities of Holdings, the Borrower or any of its Subsidiaries (including, without limitation, the Capital Stock of the Borrower or any of its Subsidiaries) or obligating the Borrower, any of its Subsidiaries or any other Person to purchase or redeem any such equity interests or other securities pursuant to the Organizational Documents or any agreement or other instrument to which Holdings, the Borrower or any of its Subsidiaries is a party or by which any of them may be bound.

                  5.1.3 Stock Ownership. Schedule 5.1.3 lists all of the Margin Stock owned or held by or on behalf of each of Parent, Holdings, the Borrower and its Subsidiaries as of the date of this Agreement and the approximate value thereof.

            5.2   Power and Authority; Enforceability.

                  Each Loan Party has the corporate, partnership or other similar power to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party, and each such Person has taken all necessary corporate, partnership or other similar action (including, without limitation, any consent of stockholders or partners required by Law or by their respective Organizational Documents) to authorize the execution, delivery and performance of the Loan Documents to which it is a party. The Loan Documents, when executed and delivered by each Loan Party which is a party thereto, constitute or will constitute the authorized, valid and legally binding obligations of such Person enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            5.3   No Violation of Agreements; Absence of Conflicts.

                  The execution and delivery of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and compliance with the terms and provisions of the Loan Documents, will not:

                           (a)  require any consent or approval,
governmental or otherwise, not already obtained;

                           (b)  violate any Law or judgment respecting
Parent, Holdings, the Borrower or any of its Subsidiaries;

                           (c)  conflict with, result in a breach of, or
constitute a default under, the Organizational Documents of any Loan Party or Subsidiary thereof, or under any indenture, agreement, license or other instrument to which a Loan Party or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound; or

                           (d)  result in, or require the creation or
imposition of, any Lien upon or with respect to any property now owned or hereafter acquired by a Loan Party or any of its Subsidiaries.

            5.4   Recording, Enforceability and Consent.

                  Assuming the due recording of the UCC-1 financing statements and the Intellectual Property Collateral Agreements delivered in connection herewith, no consent, approval or authorization of any Person, or recording, filing, registration, notice or other similar action with or to any Person, is required in order to insure the legality, validity, binding effect or enforceability of any of the Loan Documents as against all Persons, except such consents, approvals, authorizations and actions as are identified on Schedule
5.4 hereto, all of which have been obtained and remain in effect. No consent, approval or authorization of any Person that has not been obtained is required for the continued conduct by Parent, Holdings, the Borrower or any of its Subsidiaries of their respective businesses as presently conducted or as presently proposed to be conducted.

            5.5   Lines of Business.

                  The Borrower and its Subsidiaries are engaged only in Permitted Businesses. Neither Parent nor Holdings engage in any business activities other than (a) in the case of Parent, (i) owning 100% of the outstanding Capital Stock of Holdings and (ii) activities directly related to legal requirements of public companies; (b) in the case of Holdings, owning 100% of the outstanding Capital Stock of the Borrower and owning 1.0% of the outstanding Capital Stock of Greatbatch Mexico and (c) in the case of Parent and Holdings, engaging in activities directly related to the foregoing. Notwithstanding the foregoing, until such time as the Parent and Holdings transfer their ownership interest in certain securities held by them on the Closing Date, which transfer must occur as soon as practicable, but in any event no later than the date that is six (6) months after the Closing Date, Parent and/or Holdings may hold those securities held by them on the Closing Date so long as such securities are subject to a first priority perfected Lien in favor of the Administrative Agent pursuant to the Loan Documents, and provided further, until such time as Parent assigns all of its right, title and interest in and to the agreements to which Parent is a party as identified on Schedule
5.8 hereto, which assignment shall be made as soon as practicable, but in any event no later than the time specified in the Post-Closing Letter, Parent may be a party to such agreements.

            5.6   Security Interest in Collateral.

         The Borrower has delivered, or caused to be delivered, to the Administrative Agent all UCC-1 financing statements in recordable form that may be necessary to perfect the security interests granted pursuant to the Loan Documents to the extent that such security interests may be perfected by filing. The Borrower has delivered, or caused to be delivered, to the Administrative Agent all instruments, documents, certificates and investment property necessary to perfect the security interests granted pursuant to the Loan Documents, to the extent such security interests may be perfected by delivery. Upon the filing of such UCC-1 financing statements in the offices specified thereon and the recordation of the Intellectual Property Collateral Agreements in the United States Copyright Office, no further action, including, without limitation, any filing or recording of any document or the obtaining of any consent, is necessary in order to establish, perfect and maintain the Administrative Agent's first priority security interests (subject to Permitted Perfection Limitations) in the equity of Holdings, the Borrower, the U.S. Subsidiaries of the Borrower and sixty six percent (66%) of the First-Tier Foreign Subsidiaries of the Borrower, and in the personal property (including fixtures and Intellectual Property) of each Loan Party other than Excluded Assets (for the benefit of the Secured Parties), except for the periodic filing of continuation statements with respect to such UCC-1 financing statements.

            5.7   Litigation; Compliance with Laws; OFAC Requirements.

                           (a)  There are no claims, actions, suits,
protests, reconsiderations or proceedings (collectively, "litigation") pending, or to the knowledge of the Borrower or any of its Subsidiaries, threatened, against or affecting Parent, Holdings, the Borrower, any of its shareholders (including, without limitation, Holdings), or any of its Subsidiaries or their respective equity holders before any court or Governmental Agency or arbitral tribunal which could reasonably be expected to result in a Material Adverse Change or which allege the invalidity of or dispute any terms of the Loan Documents and, to the knowledge of the Borrower and its Subsidiaries, there is no basis for any of the foregoing. Schedule 5.7 lists all litigation as of the Closing Date in which the amount in controversy exceeds $250,000 or which could result in a Material Adverse Change.

                           (b)  Parent, Holdings, the Borrower and each of
its Subsidiaries are in compliance in all material respects with all Laws, including all Environmental Laws and all applicable Food and Drug Administration rules and regulations.

                           (c)  None of the Borrower, any Guarantor or any
Affiliate of the Borrower or any Guarantor is a Sanctioned Person. No proceeds of any Loan will be used, and none have been used, to fund any operations in, finance any investment or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

            5.8   No Burdensome Agreements; Material Agreements.

                  Neither Parent, Holdings, the Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate or other restrictions that, assuming compliance by such Persons with the terms of such agreements or instruments, could result in a Material Adverse Change. Parent, Holdings, the Borrower and its Subsidiaries have such good and enforceable agreements with third parties as are necessary to conduct their respective businesses as presently conducted or as contemplated to be conducted. The material agreements of the Company as of the Closing Date are listed on
Schedule 5.8 hereto.

            5.9   Condition of Property.

                  The properties, equipment and systems of the Borrower and its Subsidiaries are in good repair, working order and operating condition, reasonable wear and tear excepted, and are and will be in compliance in all material respects with all standards or rules imposed by any Governmental Authority. Parent and Holdings have no tangible assets.

            5.10  Licenses; Intellectual Property.

                  Parent, Holdings, the Borrower and each of its Subsidiaries owns or is the licensee of all patents, trademarks, service marks, trade names, trade dress, trade secrets, domain names, copyrights, franchises, licenses and authorizations, governmental or otherwise, and all other rights, priorities or privileges relating to Intellectual Property necessary for the conduct of their respective businesses as presently conducted, without any known material conflict with the rights of any other Person. No settlement agreements, consents, licenses, judgments, orders, forbearance to sue or similar obligations limit or restrict Parent's, Holdings', the Borrower's or any of its Subsidiaries' rights in and to such patents, trademarks, service marks, trade names, trade dress, trade secrets, domain names, copyrights, franchises, licenses and authorizations, or such other rights, priorities or privileges relating to Intellectual Property. No claim or proceeding, or to the knowledge of the Borrower, threat of claim or proceeding, has been asserted by any Person against Parent, Holdings, the Borrower or any of its Subsidiaries relating to the use, right to use or ownership of any Intellectual Property used or presently proposed to be used in the conduct of their respective businesses, or challenging or questioning the validity or effectiveness of any Intellectual Property used or presently proposed to be used in the conduct of their respective businesses. Parent, Holdings, the Borrower and its Subsidiaries have taken all commercially reasonable steps to maintain the confidentiality of their trade secrets and, to the Borrower's knowledge, there has been no misappropriation of any of such trade secrets by any Person. Schedule 5.10 attached hereto correctly lists, as of the Closing Date, all patents, trademarks, service marks, trade names, trade dress, copyrights and material governmental licenses, authorizations and similar rights, of the Borrower and the Guarantors. All material copyrights are registered with the United States Copyright Office.

            5.11  Title to Properties; Liens.

                  Parent, Holdings, the Borrower and each of its Subsidiaries has good and marketable title to its properties and assets, including the properties and assets reflected in the financial statements referred to in Subsection 5.13.1 (Financial Statements) (except properties and assets disposed of since the date thereof in accordance with Subsection 8.7.2 (Sales and Other Dispositions)), and none of such properties or assets is subject to any Liens except Permitted Liens. The Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect. Borrower and each of its Subsidiaries has obtained all material easements and material equipment rental or other material agreements necessary for the operation of its business as now conducted or presently proposed to be conducted.

            5.12  Management Agreements.

                  Neither Parent, Holdings, the Borrower nor any of its Subsidiaries is a party to any management, employment, consulting or other similar agreement or arrangement (whether oral or written) respecting the management of their respective businesses except for usual and customary employment agreements.

            5.13  Financial Statements and Projections.

                  5.13.1 Financial Statements. Each of the financial statements delivered pursuant to Subsections 4.1.12 (Financial Statements; Projections),
6.1.1 (Delivery of Quarterly Financial Statements), and 6.1.2 (Delivery of Annual Financial Statements; Accountants' Certification) have been prepared in accordance with GAAP applied on a consistent basis throughout the period specified and present fairly in all material respects the financial position of Parent, Holdings, the Borrower and its Subsidiaries as of the date specified and the results of operations and statements of cash flow for the period specified subject, in the case of quarterly financial statements delivered pursuant to Subsection 4.1.12 (Financial Statements; Projections) or Subsection 6.1.1 (Delivery of Quarterly Financial Statements), to usual year-end adjustments and the absence of footnotes.

                  5.13.2 Undisclosed Liabilities. Neither Parent, Holdings, the Borrower nor any of its Subsidiaries has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in Subsection 5.13.1 (Financial Statements) and there are not now and not anticipated any material unrealized losses of Parent, Holdings, the Borrower or any of its Subsidiaries.

                  5.13.3 Absence of Material Adverse Change. Since the date of the financial statements delivered pursuant to Subsection 4.1.12 (Financial Statements; Projections), there has been no event, circumstance, condition or development that has resulted in, or could result in, a Material Adverse Change.

                  5.13.4 Projections. The operating projections submitted on behalf of the Borrower to the Lenders pursuant to Subsection 4.1.12 (Financial Statements; Projections) and Subsection 6.1.6 (Annual Budget) present to the best of the Borrower's knowledge and belief based on the assumptions set forth in such projections, the expected results of operations and sources and uses of cash of Parent, Holdings, the Borrower and its Subsidiaries for the periods covered by such projections.

            5.14  Tax Returns and Payments; Other Fees.

                           (a)  All tax returns, reports and statements
required by Law to be filed (including extensions) by or in respect of Parent, Holdings, the Borrower and its Subsidiaries and their assets have been filed. All taxes, assessments and other governmental charges levied upon Parent, Holdings, the Borrower and its Subsidiaries and any of their respective properties, assets, income or franchises that are due and payable have been paid, other than those presently payable without penalty or interest and other than any charge or claim being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which any reserve or other appropriate provision, if any, as shall be required by GAAP has been made therefor and, if the filing of a bond or other indemnity is necessary to avoid the creation of a Lien against any of the assets of the Borrower or any of its Subsidiaries, such bond has been filed or indemnity posted.

                           (b)  Parent, Holdings, the Borrower and each of
its Subsidiaries has paid all franchise, license and other fees and charges that have become due pursuant to any franchise or permit in respect of its business and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

            5.15  Fiscal Year.

                  The fiscal year of Parent, Holdings, the Borrower and each of its Subsidiaries ends on the Friday closest to December 31.

            5.16  Federal Reserve Regulations.

                  None of the Loan Parties is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any Margin Stock in violation of any applicable Laws. None of the proceeds of any of the Loans shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry any Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of any applicable Laws. None of the Loan Parties, nor any bank acting on any of its behalf, has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System, as now or hereafter in effect.

            5.17  Investment Company Act.

                  None of the Loan Parties is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

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            5.18  Foreign Assets Control Regulations, Etc.

                  Neither the making of the Loans hereunder or the use of proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department or any enabling legislation or executive order relating thereto. No Loan Party or, to the Knowledge of any Loan Party, any of its Affiliates is a Person described or designated in the Specially Designation Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order ("Designated Person"). No Loan Party engages in any dealings or transactions with any such Designated Person. Each Loan Party is in compliance, in all material respects, with the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)).

            5.19  Compliance with ERISA.

                  5.19.1 Plans. None of Parent, Holdings, the Borrower, any of its Subsidiaries nor any ERISA Affiliate maintains or contributes to any Employee Pension Plan or Multiemployer Plan, except as disclosed on Schedule
5.19 attached hereto. The Borrower has furnished to the Administrative Agent a copy of the most recent actuarial report for each Employee Pension Plan that is a defined benefit plan as defined in Section 3(35) of ERISA, that is subject to the minimum funding standards of Part 3 of Subtitle B of Title I of ERISA, and for any Plan that is a funded employee welfare benefit plan, and each such report is accurate in all material respects.

                  5.19.2 Favorable Determination Letters. Each Plan, which is intended to be qualified within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to all plan document qualification requirements for which the remedial amendment period under Section 401(b) of the Code has closed, any plan document amendments required by such determination letter were made as and when required by such determination letter, and nothing has occurred, whether by action or failure to act, since the date of such letter which would prevent any such plan from remaining so qualified.

                  5.19.3 Compliance. Each Plan has been operated in all material respects in compliance with the requirements of the Code and ERISA and the terms of each Plan.

                  5.19.4 Absence of Certain Conditions. Except as specifically disclosed on Schedule 5.19: (a) there has been no transaction in connection with which Parent, Holdings, the Borrower, its Subsidiaries or their respective ERISA Affiliates could be subject to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax penalty imposed pursuant to Section 4975 of the Code; (b) there is no Accumulated Funding Deficiency with respect to any Employee Pension Plan, whether or not waived, or an unfulfilled obligation to contribute to any Multiemployer Plan; (c) no liability to the PBGC has been or is reasonably expected to be incurred with respect to any Employee Pension Plan except for required premium payments to the PBGC; (d) there has been (i) no Reportable Event with respect to any Employee Pension Plan, and (ii) no event or condition which presents a material risk of termination of any Employee Pension Plan by the PBGC, in either case involving conditions which could result in any liability to the PBGC; (e) none of Parent, Holdings, the Borrower, its Subsidiaries or any ERISA Affiliate (i) has incurred or reasonably expects to incur Withdrawal Liability with respect to any Multiemployer Plan, (ii) has received any notification that a Multiemployer Plan is in Reorganization, or
(iii) reasonably expects any Multiemployer Plan to be in Reorganization; (f) there is no material liability, and no circumstances exist pursuant to which any such material liability could reasonably be imposed on Parent, Holdings, the Borrower, any of its Subsidiaries or any ERISA Affiliate under Sections 4980B, 4980D or 5000 of the Code or Sections 409 and 502(l) of ERISA; (g) there is no Plan (that is an "employee welfare benefit plan," as defined in Section 3(1) of ERISA) (i) providing for retiree health and/or life insurance or death benefits or (ii) having unfunded liabilities; (h) none of Parent, Holdings, the Borrower, any of its Subsidiaries or any ERISA Affiliate is subject to the Early Warning Program of the PBGC (as described in PBGC Technical Update 00-3) or has been contacted by the PBGC in connection with the PBGC's Early Warning Program; and
(i) there is no outstanding material liability attributable to any employee pension benefit plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or any multiemployer plan (as defined in Section 3(37) of ERISA) which was previously maintained by or to which contributions were made or required to be made by Parent, Holdings, the Borrower, any of its Subsidiaries or any ERISA Affiliate, or any entity that heretofore was an ERISA Affiliate.

                  5.19.5 Absence of Certain Liabilities. No liability (whether or not such liability is being litigated) has been asserted against Parent, Holdings, the Borrower, any of its Subsidiaries or any ERISA Affiliate in connection with any Employee Pension Plan or any Multiemployer Plan by the PBGC other than for required premium payments to the PBGC, by a trustee appointed pursuant to Section 4042(b) or (c) of ERISA, or by a sponsor or an agent of a sponsor of a Multiemployer Plan, and no lien has been attached and no Person has threatened to attach a lien on any of the Borrower's, any of its Subsidiaries' or any ERISA Affiliate's property as a result of failure to comply with ERISA or as a result of the termination of any Plan.

            5.20  Accuracy and Completeness of Disclosure.

                  Neither this Agreement nor any other document, certificate or instrument delivered to the Administrative Agent or the Lenders by or on behalf of the Borrower or any other Loan Party in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement and in such other documents, certificates or instruments not misleading in light of the circumstances under which such statements were made.

            5.21  Adequacy of Capital; Solvency.

                  The proceeds of the Loans, together with the proceeds of Indebtedness permitted under Section 8.1 (Indebtedness) and the cash flow from the operations of the Borrower and its Subsidiaries, will be sufficient to enable the Borrower and its Subsidiaries to operate their respective businesses as presently conducted or as presently proposed to be conducted. The Borrower and each of its Subsidiaries is Solvent and will be Solvent after giving effect to the transactions contemplated by this Agreement. Parent and Holdings have no assets or liabilities other than, in the case of Parent, 100% of the outstanding Capital Stock of Holdings, and, in the case of Holdings, 100% of the outstanding Capital Stock of the Borrower and 1.0% of the outstanding Capital Stock of Greatbatch Mexico, and, in each case, assets and liabilities directly related thereto. Parent and Holdings have no liabilities except for (a) usual and customary obligations related to their existence, (b) in the case of Parent, (i) usual and customary obligations related to compliance with requirements for public companies and the ownership of the Capital Stock of Holdings and (ii) the 2003 Debentures, the 2007 Debentures and any Permitted Debenture Refinancing, and (c) in the case of Holdings, usual and customary obligations related to the ownership of the Capital Stock of the Borrower and Greatbatch Mexico.

            5.22  Absence of Restrictive Provisions.

                  Other than the restrictions contained in this Agreement, neither Parent, Holdings, the Borrower nor any of its Subsidiaries is subject or party to any agreement, lien or encumbrance, Organizational Document, regulatory or other provision (except for applicable statutory corporate Law) restricting, directly or indirectly,

                           (a)  the payment of dividends or distributions
by a Subsidiary of the Borrower or the making of advances or other cash payments by any Subsidiary of the Borrower, in each case to the Borrower or any of its Subsidiaries; or

                           (b)  the ability of Parent, Holdings, the
Borrower or any of its Subsidiaries to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of Parent, Holdings, the Borrower or any of its Subsidiaries.

            5.23  Environmental Compliance.

                           (a)  None of the real property currently or
previously owned or occupied by Parent, Holdings, the Borrower or any of its Subsidiaries or their assets has ever been used by previous owners or operators, or has ever been used by Parent, Holdings, the Borrower or any of its Subsidiaries, to treat, produce, store, handle, transfer, process, transport, dispose or otherwise Release any Hazardous Substances in violation of any Environmental Law except, in the case of previous owners or operators, where such violation could not reasonably be expected to result in any liability to Parent, Holdings, the Borrower or its Subsidiaries, individually or in the aggregate, in excess of an aggregate of Five Million Dollars ($5,000,000) over the term of this Agreement.

                           (b)  There is no condition that exists on the
real property owned or occupied by Parent, Holdings, the Borrower or any of its Subsidiaries that requires Remedial Action except where such Remedial Action could not reasonably be expected to result in any cost or liability to Parent, Holdings, the Borrower or its Subsidiaries, individually or in the aggregate, in excess of an aggregate of Five Million Dollars ($5,000,000) over the term of this Agreement.

                           (c)  Neither Parent, Holdings, the Borrower nor
any of its Subsidiaries has been notified of, or has actual knowledge of any notification having been filed with regard to, a Release on or about or into any real property now or previously owned or occupied by Parent, Holdings, the Borrower or any of its Subsidiaries or their assets.

                           (d)  Neither Parent, Holdings, the Borrower nor
any of its Subsidiaries has received a summons, citation, notice of violation, administrative order, directive, letter or other communication, written or oral, from any Governmental Authority concerning any intentional or unintentional action or omission related to the generation, storage, transportation, handling, transfer, disposal or treatment of Hazardous Substances in violation of any Environmental Law.

                           (e)  There are no "friable" (as that term is
defined in regulations under the Federal Clean Air Act) asbestos or asbestos-containing materials which have not been encapsulated in accordance with accepted guidelines promulgated by the United States Environmental Protection Agency existing in any real property owned or occupied by Parent, Holdings, the Borrower or any of its Subsidiaries.

                           (f)  No equipment containing polychlorinated
biphenyls, including electrical transformers, is located on any real property owned or occupied by Parent, Holdings, the Borrower or any of its Subsidiaries in levels that exceed those permitted by any and all Governmental Authorities with jurisdiction over such premises and which are not properly labeled in accordance with requisite standards.

                           (g)  Each of the tanks (if any) on any real
property owned or occupied by Parent, Holdings, the Borrower or any of its Subsidiaries has been registered and tested to the extent required by, and in accordance with, any applicable Environmental Laws, and there is no evidence of leakage from any such tanks. All tanks that have been removed or abandoned have been closed in accordance with applicable standards under Environmental Laws.

            5.24  Labor Matters.

                  Each of the Borrower and its Subsidiaries has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 5.23. There are no strikes or other labor disputes pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries. Hours worked and payments made to the employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters. The working conditions of employees of the Borrower and its Subsidiaries are in compliance in all material respects with OSHA and any other applicable Law. All payments due from the Borrower and its Subsidiaries, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books in accordance with GAAP, as the case may be. The consummation of the transactions contemplated by the Loan Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound.

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            5.25  Brokers.

                  No finder or broker acting on behalf of Parent, Holdings, the Borrower or any of its Subsidiaries has brought about the obtaining, making or closing of the Loans, and neither Parent, Holdings, the Borrower nor any of its Subsidiaries has or will have any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

            5.26  Existing Indebtedness.

                  Schedule 5.26 lists all Indebtedness of Parent, Holdings, the Borrower and its Subsidiaries as of the Closing Date (other than the Loans), and provides the following information with respect to each item of such
Indebtedness: the obligor, each guarantor and each other Person similarly liable in respect thereof, the holder thereof, the aggregate amount of all commitments thereunder (and the allocation of such commitments, if any, as among revolving credit Indebtedness, term notes or similar Indebtedness and other credits such as letter of credit or banker's acceptance facilities), the approximate outstanding amount thereunder (and under each individual facility thereunder), and a description of the collateral securing such Indebtedness, if any. Except as disclosed in Schedule 5.26, as of the Closing Date, neither Parent, Holdings, the Borrower nor any of its Subsidiaries will be in default and no waiver of any such default will be in effect, in the payment of any principal or interest on any such Indebtedness and no event or condition will exist as of the Closing Date with respect to any such Indebtedness that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its regularly scheduled dates of payment.

                                    ARTICLE 6

                       REPORTING REQUIREMENTS AND NOTICES

         The Borrower covenants that from the date of this Agreement, and for so long as any of the Obligations remain unpaid, any Letters of Credit remain outstanding, the Lenders have an unexpired commitment to lend hereunder or the Issuing Bank has an unexpired commitment to issue Letters of Credit hereunder, it shall comply with each of the reporting and notice requirements set forth in this Article 6.

            6.1   Financial Data and Reporting Requirements;
Notice of Certain Events.

                  6.1.1 Delivery of Quarterly Financial Statements. As soon as practicable and in any event within forty five (45) days after the close of each of the first three quarters of each fiscal year of the Borrower, the Borrower shall deliver to the Lenders a management-prepared Consolidated balance sheet, statement of income and changes in retained earnings, and statement of cash flows of Parent, Holdings, the Borrower and its Subsidiaries as at the end of and for (a) the period commencing at the end of the previous fiscal year and ending with the end of such quarter and (b) the period commencing at the end of the previous fiscal quarter and ending with the end of such currently reported quarter, setting forth in comparative form the corresponding figures for the appropriate periods of the preceding fiscal year, each certified by a Financial Officer of the Borrower as (i) having been prepared in accordance with GAAP (with any changes in accounting policies discussed in reasonable detail) and
(ii) presenting fairly the financial position and results of operations of Parent, Holdings, the Borrower and its Subsidiaries as at the date and for the period specified (subject to normal recurring year-end audit adjustments), it being understood that footnotes may be omitted.

                  6.1.2  Delivery of Annual Financial Statements;
Accountants' Certification. As soon as practicable and in any event within ninety (90) days after the close of each fiscal year of the Borrower, the Borrower shall deliver to the Lenders:

                           (a)  an audited Consolidated, and, with respect
to Greatbatch Mexico and each other Foreign Subsidiary of the Borrower, management-prepared Consolidating, balance sheet, statement of income and changes in retained earnings, and statement of cash flows of Parent, Holdings the Borrower and each of its Subsidiaries, as at the end of and for the fiscal year just closed in reasonable detail and certified (without any "going concern" or like qualification or exception and without any qualifications or exceptions as to the scope of such audit) by Deloitte & Touche, LLP or another nationally-recognized independent certified public accountants selected by the Borrower and satisfactory to the Administrative Agent;

                           (b)  an attestation report of such independent
certified public accountants as to Parent's internal controls pursuant to
Section 404 of Sarbanes-Oxley expressing no concern that would result in such firm's inability to issue a financial audit opinion without limitation, qualification or modification; and

                           (c)  so long as not contrary to the then
current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to the preceding paragraph (a) shall be accompanied by a written statement of the Borrower's independent public accountants that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Borrower has violated any provisions of Article 7 (Financial Covenants) or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  6.1.3 Delivery of Officer's Compliance Certificates. As soon as practicable after the close of each quarter of each fiscal year of the Borrower and in any event no later than the date on which financial statements are required to be delivered for each such quarter or year, as provided in Subsections 6.1.1 (Delivery of Quarterly Financial Statements) or 6.1.2 (Delivery of Annual Financial Statements; Accountants' Certification), the Borrower shall deliver to the Lenders an Officer's Compliance Certificate certified by a Financial Officer of the Borrower (a) demonstrating compliance with the financial covenants set forth in Article 7 (Financial Covenants) and
(b) certifying that, as at the date of such certificate, there existed no Event of Default and no Default, or, if any such Event of Default or Default existed, specifying the nature thereof, the period of existence thereof and what action the Borrower proposes to take or has taken with respect thereto.

                  6.1.4 Auditors' Reports. Promptly upon receipt, Parent or the Borrower shall deliver to the Lenders copies of all management letters, financial reports or written recommendations, if any, submitted to Parent or any of its Subsidiaries by its auditors in connection with each annual or interim audit or examination of its books by such auditors.

                  6.1.5 SEC Filings, Etc. Promptly upon receipt or transmission thereof by Parent, as applicable, the Borrower shall deliver to the
Lenders:

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

                           (a)  all letters of comment or material
correspondence sent to Parent or any of its Subsidiaries by any securities exchange or the Securities and Exchange Commission in relation to the affairs of Parent or any of its Subsidiaries;

                           (b)  all regular and periodic reports and all
registration statements and prospectuses, if any, filed by Parent or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions;

                           (c)  all financial statements, reports, notices
and proxy statements sent or made available generally by Parent or any of its Subsidiaries to other lenders to such Persons (if any) and their other respective bondholders or security holders (or any trustee or other representative of any of the foregoing) and any non-routine notices or other non-routine correspondence from such lenders, bondholders or security holders (or trustee or other representative of such Persons); and

                           (d)  all press releases and other statements
made available by Parent or any of its Subsidiaries to the public concerning material developments in their respective businesses provided, however, that any information or document described in clauses (a) through (d) of this Subsection 6.1.5 that is filed with the SEC via the EDGAR filing system shall be deemed to be delivered to Lenders upon the Lenders' receipt of notice (including any notice received via e-mail) from the Borrower that such information or document has been filed and is available on EDGAR provided, further, however, that no such notice need be delivered in connection with the regularly filed Annual Reports of Parent on Form 10-K or Quarterly Reports of Parent on Form 10-Q.

                  6.1.6 Annual Budget. As soon as available, and in any event within sixty (60) days of the commencement of each fiscal year, the Borrower shall deliver to the Lenders management-prepared operating projections and budgets for Parent, Holdings, the Borrower and its Subsidiaries for such fiscal year, which shall include a balance sheet, income statement and statement of cash flows, together with a statement presenting the assumptions made in preparing such projections and budgets and, as soon as available, significant revisions, if any, of such projections and budgets, in each case (a) in reasonable detail and otherwise in form and substance satisfactory to the Lenders and (b) accompanied by a certificate of the Borrower, executed on its behalf by a Financial Officer, stating that (i) such projections and budgets (x) have been prepared on the basis of the assumptions stated therein and (y) represent the Borrower's best and most recent estimate of the future financial performance of Parent, Holdings, the Borrower and its Subsidiaries and (ii) such assumptions are believed by the Borrower to be reasonable and fair in light of current business conditions and current facts known to the Borrower.

            6.2   Notice of Defaults.

                  The Borrower shall immediately give written notice to the Lenders (a) of any Default or Event of Default, (b) that any Lender has given notice to the Borrower or taken any other action with respect to a claimed Default or Event of Default, or (c) that any Person has given any notice of or taken any other action with respect to a claimed default or event or condition of the type referred to in Subsection 9.1.3 (Cross Default to Indebtedness), specifying the nature and period of existence of any such Default or Event of Default, or specifying the notice given or action taken by such Lender or Person and the nature of such claimed Default, Event of Default, event or condition, and what action the Borrower has taken, is taking or proposes to take with respect thereto.

            6.3   Notice of Disputes and Other Matters.

                  The Borrower shall promptly give written notice to the Administrative Agent of the following matters:

                  6.3.1 Certain Litigation. Any actions, proceedings or claims commenced or asserted against Parent, Holdings, the Borrower or any of its Subsidiaries in which the amount involved is $250,000 or more and that is not fully covered by insurance (subject to usual and customary deductibles), or which, if not solely a claim for monetary damages, could reasonably be expected to, if adversely determined, result in a Material Adverse Change;

                  6.3.2 Conditions Affecting Collateral. Any of the following conditions: (a) movement of any material amount of Collateral to a location not identified in the Security Agreement; (b) acquisition of property by the Borrower or any Guarantor not subject to a valid and perfected first priority Lien pursuant to the Loan Documents (subject to Permitted Liens and Permitted Perfection Limitations) other than Excluded Assets; (c) any change of name, type of business entity or jurisdiction of registration or any change of address of the chief executive office of the Borrower or any Guarantor or (d) any other circumstance that could reasonably be expected to adversely affect the attachment, perfection or enforcement of the Administrative Agent's security interest in the Collateral;

                  6.3.3 Material Adverse Change. Any Material Adverse Change or the existence of any facts or circumstances or the occurrence or failure to occur of any event which could result in a Material Adverse Change; and

                  6.3.4 Representations and Warranties. Any changes in facts or circumstances on which the representations and warranties set forth in this Agreement are made that makes such representations and warranties false or misleading in any material respect.

                  6.3.5  Information Respecting the Enpath Acquisition.
Notice of the consummation of the Tender Offer and the information as to the number of shares of Enpath tendered in connection with the Tender Offer and evidence that the Merger shall have been consummated in accordance with the definition of "Permitted Enpath Acquisition," the other provisions of this Agreement (including Section 8.28 (Certain Obligations Respecting Subsidiaries)) and the Merger Agreement.

            6.4   ERISA Notices.

                  The Borrower shall deliver to the Administrative Agent:

                           (a)      promptly, and in any event within ten
(10) Business Days, after the receipt thereof, copies of all reports and notices which the Borrower, any of its Subsidiaries or any ERISA Affiliate receives from PBGC, IRS or the DOL, and at the request of Lender, copies of all annual reports for Employee Pension Plans filed with the DOL or IRS, and

                           (b)      as soon as possible and in any event
within ten (10) Business Days after Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that (i) any Reportable Event has occurred or is reasonably expected to occur with respect to any Employee Pension Plan, (ii) an Accumulated Funding Deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under
Section 412 of the Code with respect to an Employee Pension Plan, (iii) proceedings have been instituted or are reasonably expected to be instituted under Title IV of ERISA to terminate any Employee Pension Plan, (iv) any Withdrawal Liability from a Multiemployer Plan has been or will be incurred by Borrower, any of its Subsidiaries or any ERISA Affiliate, (v) any Multiemployer Plan is or is reasonably expected to be in Reorganization, terminated, partitioned or declared insolvent, (vi) an action has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, (vii) any event, transaction or condition has occurred or will occur that could reasonably be expected to result in the imposition of a lien under Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA, (viii) any Prohibited Transaction or other transaction, event or condition has occurred or will occur with respect to a Plan that could reasonably be expected to result in the Borrower, any of its Subsidiaries or any ERISA Affiliate incurring a material liability or becoming subject to a material penalty or excise tax, or (ix) the PBGC has contacted the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to the PBGC's Early Warning Program, a certificate of the Chief Executive Officer or Chief Financial Officer of the Borrower setting forth the details as to such event, transaction or condition and the action the Borrower has taken, is taking or proposes to take with respect thereto and with respect to (i) and (ii) above, with copies of any notices and applications.

            6.5   Intellectual Property.

                  The Borrower shall notify the Administrative Agent of any of the following conditions no later than the date that the delivery of the Officer's Compliance Certificate is required, pursuant to Subsection 4.1.17 (Officer's Compliance Certificate) immediately following the occurrence of such event or condition: (a) any changes in and to the ownership of, or rights to use, any material Intellectual Property owned or licensed by the Borrower or any of its Subsidiaries; (b) the registration of any copyrights at the United States Copyright Office; (c) any material infringement or misappropriation of any material Intellectual Property owned or licensed by the Borrower or any of its Subsidiaries by any Person of which the Borrower or any of its Subsidiaries has Knowledge; (d) the receipt of any written claim, demand or threat, or the institution of any proceeding, relating to any material Intellectual Property owned or licensed by the Borrower or any of its Subsidiaries or (e) any other material adverse change affecting or relating in any way to any Intellectual Property owned or licensed by the Borrower or any of its Subsidiaries.

            6.6   Miscellaneous.

                  With reasonable promptness, the Borrower shall deliver such other information respecting the business, operations and financial condition of Parent, Holdings, itself and its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request.

            6.7   Authorization of Third Parties to Deliver Information.

                  Any opinion, report or other information delivered to the Administrative Agent, the Issuing Bank or any Lender pursuant to the Loan Documents is hereby deemed to have been authorized and directed by the Borrower to be delivered for the benefit, and reliance thereupon, of such recipient.

                                    ARTICLE 7

                               FINANCIAL COVENANTS

         The Borrower covenants that from the date of this Agreement and for so long as any of the Obligations remain unpaid, any Letters of Credit remain outstanding, the Lenders have an unexpired commitment to lend hereunder or the Issuing Bank has an unexpired commitment to issue Letters of Credit hereunder, it shall comply with each of the financial covenants set forth in this Article 7.

            7.1   Interest Coverage Ratio.

                  Parent, Holdings, the Borrower and its Subsidiaries, on a Consolidated basis, shall maintain a ratio of Adjusted EBITDA to Interest Expense (each for the four preceding fiscal quarters) calculated as of the last day of any fiscal quarter, of at least 3.00 to 1.00.

            7.2   Total Leverage Ratio.

                  Parent, Holdings, the Borrower and its Subsidiaries, on a Consolidated basis, shall maintain a Total Leverage Ratio of no more than the ratios specified below:

                  Ratio          Period

                  5.00 to 1.00   Closing Date through September 29, 2009.
                  4.50 to 1.00   September 30, 2009 and thereafter.

This covenant shall be tested quarterly and at any time the Borrower or any of its Subsidiaries incurs Indebtedness; provided, however, subject to any other requirements in this Agreement, Borrower shall not be required to deliver evidence of compliance at the time of the incurrence of Indebtedness.

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            7.3   Additional Provisions Respecting Calculation
of Financial Covenants.

                  Except as otherwise provided in this Agreement, the following provisions shall apply.

                  7.3.1 All the calculations of financial covenants shall be based upon the figures set forth in the Consolidated financial statements of Parent, Holdings, the Borrower and its Subsidiaries most recently delivered pursuant to this Agreement even where this Agreement may refer to a period ended on, or most recently prior to, a specified date of determination.

                  7.3.2 Calculations made pursuant to this Article 7 shall give effect, on a pro forma basis, to all Acquisitions and dispositions made during the quarter or year to which the required compliance relates, as if such Acquisition or disposition had been consummated on the first day of the applicable period, provided, that items of revenue and expense shall be based on actual amounts and not adjusted to give effect to potential savings and similar adjustments. Calculation of financial covenants in connection with Acquisitions and dispositions shall be based on the results of operations and financial position of Parent, Holdings, the Borrower and its Subsidiaries set forth on the most recently delivered financial statements, adjusted, in the case of an Acquisition, to give effect to any additional Indebtedness incurred in connection therewith and to include the results of operations and financial position of the target during the applicable period, and in the case of a disposition, to give effect to any repayment of Indebtedness in connection therewith and to exclude the results of operations and financial position for the applicable period of the assets so disposed of.

                  7.3.3 (a) Notwithstanding the definition of "GAAP" in Section 1.1 (Defined Terms), or any provision to the contrary in this Agreement, the financial covenants set forth in this Article 7 shall be calculated for all purposes in accordance with generally accepted accounting principles as in effect on the date of the delivery of the financial statements referred to in Subsection 4.1.12 (Financial Statements; Projections) ("Closing Date GAAP") subject to the following provisions of this Subsection 7.3.3.

                           (b)  If, after the date of this Agreement,
there are any changes to GAAP that would affect the calculation of the financial covenants, and if the Borrower so requests, the Majority Lenders may:

                                    (i) _ approve the request of the
Borrower to change the basis for calculating the financial covenants from Closing Date GAAP to Closing Date GAAP as modified to incorporate the change or changes in GAAP requested by the Borrower, after which time, Closing Date GAAP shall be deemed to be Closing Date GAAP as so adjusted ("Adjusted GAAP"); and

                                    (ii)  in connection with any such change
to Adjusted GAAP, if the Administrative Agent deems it to be appropriate, may adjust one or more of the financial covenants set forth in this Article 7 (and, without limiting the generality of the foregoing, the set points for determining Applicable Margin, Commitment Fee or any other amount derived from the ratios referred to in the financial covenants) or the method of calculating such financial covenants for all purposes (including, without limitation, for purposes of determining Applicable Margin) in such manner as is necessary or desirable to carry out the initial intent of the parties with respect to such covenants (and pricing, as applicable) as originally drafted.

                           (c)  At any time that GAAP changes, the
Borrower may initiate a request pursuant to the preceding paragraph (b), it being understood that the right to make such a request is not a one-time right. If Closing Date GAAP has already been adjusted to be Adjusted GAAP at the time of any such request and if the Majority Lenders agree to such further adjustments, then Adjusted GAAP shall thereafter be deemed to incorporate such further adjustments.

                  7.3.4  At any time that Closing Date GAAP (or Adjusted
GAAP, as applicable) is not the same as GAAP, the Borrower shall deliver, together with the Officer's Compliance Certificate pursuant to Subsection 6.1.3 (Delivery of Officer's Compliance Certificates), a reconciliation of each of the component figures used in determining compliance with the financial covenants (based on Closing Date GAAP or Adjusted GAAP, as applicable) and the corresponding amounts shown on the financial statements delivered pursuant to
Section 6.1 (Financial Data and Reporting Requirements; Notice of Certain Events) (based on GAAP). If so requested by the Majority Lenders, the Borrower shall also provide a confirmation of such reconciliation by the Borrower's independent certified public accountants.

                                    ARTICLE 8

                               BUSINESS COVENANTS

                  The Borrower covenants that from the date of this Agreement, and for so long as any of the Obligations remain unpaid, any Letters of Credit remain outstanding, the Lenders have an unexpired Commitment to lend hereunder or the Issuing Bank has an unexpired commitment to issue Letters of Credit hereunder, it shall comply with each of the covenants set forth in this Article 8.

            8.1   Indebtedness.

                  8.1.1 In General. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, permit to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than each of the following:

                           (a)  obligations under Interest Rate Protection
Agreements consistent with the terms of this Agreement;

                           (b)  obligations under the Loan Documents and
Letters of Credit;

                           (c)  obligations in an aggregate principal
amount not to exceed Seven Million Dollars ($7,000,000) at any time outstanding in respect of Capital Lease Obligations and purchase money security interests;

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

                           (d)  obligations owing to the Borrower or to
any Subsidiary Guarantor by the Borrower or any other
Subsidiary Guarantor;

                           (e)  other Indebtedness existing on the Closing
Date and listed on Schedule 8.1 hereto, and any amendments or refinancings thereof so long as such amendments and refinancings do not increase the principal amount thereof, shorten the maturity or weighted amortization or substantially increase the obligations of the obligors;

                           (f)  unsecured Indebtedness of the Borrower or
any Subsidiary Guarantor in an aggregate amount not to exceed Five Million Dollars ($5,000,000) at any one time outstanding; provided that before and after the incurrence of any such Indebtedness, the Borrower shall be in compliance with the financial covenants set forth in Article 7 (Financial Covenants);

                           (g)  Indebtedness in an aggregate amount not to
exceed Ten Million Dollars ($10,000,000) that is secured by any asset acquired by Borrower or any Subsidiary at the time of any such acquisition provided that such Indebtedness (i) existed at the time of the acquisition of such asset by Borrower or any Subsidiary and (ii) is not incurred in contemplation of such acquisition; and

                           (h)  Indebtedness of Enpath not to exceed
Twelve Million Dollars ($12,000,000) provided that (i) all such Indebtedness and obligations in connection therewith shall be paid and performed in full and all commitments thereunder shall be terminated, (ii) all security provided in favor of any lender or other Person in connection with such Indebtedness shall be terminated and (iii) any all liens created in connection with such Indebtedness shall be released, in each case, on or before the effective date of the Merger.

                  8.1.2 Limitation on Incurrence. In addition to the limitations on the incurrence or existence of Indebtedness referred to above, no Indebtedness may be incurred by the Borrower or any of its Subsidiaries unless immediately before and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing.

            8.2   Liens; and Licenses.

                  8.2.1 In General. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or assets of the Borrower or any Subsidiary of the Borrower, except each of the following (the items referred to in clauses (a) through (f) are, collectively, the "Permitted Liens"):

                           (a)  Liens created in favor of the
Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents;

                           (b)  Liens for taxes, assessments or other
governmental charges the payment of which is not yet due or the payment of which is not at the time required by Section 8.11 (Payment of Taxes and Claims);

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

                           (c)  statutory Liens of landlords and Liens of
carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 8.11 (Payment of Taxes and Claims);

                           (d)  leases or subleases granted to others,
easements, rights-of-way, restrictions and other similar charges or encumbrances on real property, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Borrower or any of its Subsidiaries provided, that the Borrower shall notify the Administrative Agent of any such lease or subleases and Administrative Agent may in the case of real property leases or subleases, in its discretion, require assignments of the rents thereunder;

                           (e)  Capital Leases and purchase money Liens
incurred in compliance with clause (c) of Subsection 8.1.1
(In General); provided, that no such security interest shall extend to or cover any property other than the leased property or property acquired with such purchase money Indebtedness; and

                           (f)  Liens on Margin Stock owned or held by
Parent, Holdings, the Borrower or any of its Subsidiaries.

                           (g)  Liens on assets at the time of acquisition
of such asset by Borrower or any Subsidiary; provided that (i) such Liens exist at the time of such acquisition and are not created in anticipation of the acquisition of such asset, (ii) any such Lien does not by its terms cover any asset other the asset acquired and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness permitted under Section 8.1 (Indebtedness) of this Agreement.

                           (h)  other Liens existing on the Closing Date
and listed on Schedule 8.2 hereto, relating to Indebtedness listed on Schedule
8.1 hereto and any amendments or refinancing permitted by Subsection 8.1.1(e) (In General), so long as the Liens do not encumber any property not encumbered by the Liens listed on Schedule 8.2 hereto.

                           (i)  Liens on assets of Enpath securing
Indebtedness permitted by clause (h) of Section 8.1
(Indebtedness) so long as such Liens are released no later than the effective date of the Merger.

                  8.2.2 Negative Pledge. The Borrower shall not, and shall not permit any of its Subsidiaries to, agree with any Person to restrict or place limitations on the right of the Borrower or any of its Subsidiaries to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Borrower or any of its Subsidiaries (other than Liens on any Margin Stock).

                  8.2.3 Licenses. The Borrower shall not, and shall not permit any of its Subsidiaries to, license or sublicense any of its Intellectual Property or general intangibles if the effect of such license or sublicense is to transfer all or substantially all of the licensor's or sublicensor's economic value in the Intellectual Property or general intangible to the licensee or sublicensee except pursuant to a disposition permitted by Subsection 8.7.2 (Sales and Other Dispositions).

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            8.3   Investments, Loans, Acquisitions, Etc. The Borrower shall
not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or permit to exist any Investment or make any Acquisition, except that the Borrower and its Subsidiaries may permit to exist and, so long as no Default or Event of Default then exists or would be caused thereby, the Borrower and its Subsidiaries may make, any of the following Investments:

                           (a)  Permitted Acquisitions;

                           (b)  the Permitted Enpath Acquisition

                           (c)  Investments by the Borrower or any
Subsidiary Guarantors in, or the creation by the Borrower of new direct or indirect wholly-owned Subsidiaries that become, Subsidiary Guarantors, subject to the provisions of Section 8.28 (Certain Obligations Respecting Subsidiaries);

                           (d)  Investments by Foreign Subsidiaries in
other Foreign Subsidiaries or in a Person that becomes a Foreign Subsidiary, subject to the provisions of Section 8.28 (Certain Obligations Respecting Subsidiaries);

                           (e)  Investments after the date of this
Agreement in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) by the Borrower or any Subsidiary Guarantor in Foreign Subsidiaries;

                           (f)  Investments in Interest Rate Protection
Agreements consistent with the terms of this Agreement or other Swap Agreements entered into in the ordinary course of business for the purpose of minimizing risk and not for speculative purposes;

                           (g)      Investments in Cash Equivalents;

                           (h)  Investments in connection with a Permitted
Stock Repurchase under Subsection 8.4.3 (Permitted Stock Repurchases);

                           (i)  other Investments in an aggregate amount
not to exceed Ten Million Dollars ($10,000,000) in any calendar year; and

                           (j)  other Investments existing on the Closing
Date and listed on Schedule 8.3 hereto;

For the purposes of this Section 8.3 (Investments, Loans, Acquisitions, Etc), the "amount" of any loan, advance, extension of credit or investment made by any Person or Persons (collectively, the "Investor") in any other Person or Persons (collectively, the "Recipient") shall be:

                                    (1)     with respect to any loans, advances
or extensions of credit made by any Investor to or in any Recipient, an amount equal to the principal amount of loans, advances and extensions of credit made to the Recipient, directly or indirectly, by the Investor; and

                                    (2)     with respect to any equity
investment made by any Investor in any Recipient, the amount of capital contributions made in the Recipient, directly or indirectly, by the Investor or the purchase price paid to the Recipient by any Investor in respect of any Capital Stock of the Recipient issued by the Recipient to the Investor.

            8.4   Restricted Payments.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum or property for any Restricted Payment, except that:

                  8.4.1 Intercompany. Restricted Payments may be declared and paid by direct or indirect wholly-owned Subsidiaries of the Borrower to the Borrower and other direct or indirect wholly-owned Subsidiaries of the Borrower.

                  8.4.2 Permitted Debenture Payments. The Borrower may make one or more Restricted Payments to Holdings to be distributed to Parent in an aggregate amount for all such Restricted Payments not to exceed, at any date of determination, the amount of the Permitted Debenture Payments, the proceeds of which may be used by Parent to make payments to (i) holders of the 2003 Debentures if such holders of the 2003 Debentures exercise their put rights under the 2003 Indenture or (ii) holders of the 2007 Debentures if such holders of the 2007 Debentures exercise their conversion rights under the 2007 Indenture and Parent elects to satisfy its conversion obligations, in whole or in part, in cash, in each case, so long as (A) no Default or Event of Default exists at the time of the Restricted Payment or would exist immediately after giving effect thereto,(B) the Borrower provides notice to the Administrative Agent that the Restricted Payment is being made and (C) the proceeds of the Restricted Payment are promptly used by Parent to make such payments to holders of 2003 Debentures or to holders of the 2007 Debentures, as applicable.

                  8.4.3 Permitted Stock Repurchases. The Borrower may make one or more Restricted Payments to Holdings to be distributed to Parent in an aggregate amount for all such Restricted Payments not to exceed, at any date of determination, the amount of the Permitted Stock Repurchase Amount, the proceeds of which may be used by Parent to repurchase outstanding Capital Stock of Parent so long as (i) no Default or Event of Default exists at the time of the Restricted Payment or would exist immediately after giving effect thereto, (ii) the Borrower provides notice to the Administrative Agent that the Restricted Payment is being made and (iii) the proceeds of the Restricted Payment are promptly used by Parent to make such stock repurchases.

                  8.4.4 Debenture Interest Payments. So long as: (i) no Default or Event of Default exists at the time of the respective Restricted Payment or would exist immediately after giving effect thereto and (ii) the Borrower is in pro forma compliance with the financial covenants set forth in
Article 7 (Financial Covenants) of this Agreement, the Borrower may make regularly scheduled payments of interest on the 2003 Debentures and the 2007 Debentures in an amount not to exceed Six Million Dollars ($6,000,000) in any calendar year.

            8.5   Sale-Leasebacks.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell or otherwise transfer, in one or more related transactions, any property (whether real, personal or mixed) and thereafter rent or lease such transferred property or substantially identical property.

            8.6   Transactions with Affiliates.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, engage in any transaction with any Affiliate on terms that are less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from unaffiliated third parties, provided that the foregoing restrictions shall not apply to (a) transactions exclusively among the Borrower and its Subsidiary Guarantors not prohibited by this Agreement, (b) Restricted Payments, to the extent permitted under Section
8.4 (Restricted Payments), (c) usual and customary indemnification obligations in the Organizational Documents of the Borrower and its Subsidiaries for acts and omissions of their officers and directors and (d) Investments permitted by
Section 8.3 (Investments, Loans, Acquisitions, Etc.). If any Affiliate transaction (other than as set forth in the preceding proviso) involves an amount in excess of Five Million Dollars ($5,000,000), it shall be approved by a majority of the disinterested members (if any) of the board of directors of the Borrower. If any such Affiliate transaction involves an amount in excess of Twenty Million Dollars ($20,000,000), it shall be determined by a nationally recognized investment banking or accounting firm to be fair to the Borrower and its Subsidiaries.

            8.7   Mergers and Dispositions.

                  8.7.1 Consolidations and Mergers. The Borrower shall not, and shall not permit any of its Subsidiaries to:

                           (a)  directly or indirectly, consolidate with
or merge into any Person, except:

                                    (i) a Subsidiary of the Borrower may
consolidate with or merge into the Borrower so long as the Borrower is the survivor;

                                    (ii)  a Subsidiary of the Borrower may
consolidate with or merge into a Subsidiary Guarantor so long as the Subsidiary Guarantor is the survivor;

                                    (iii) a Foreign Subsidiary may consolidate
with or merge into another Foreign Subsidiary; and

                                    (iv)  so long as no Default or Event of
Default then exists or would be created thereby, a Subsidiary of the Borrower may consolidate with or merge with another Person to effect a Permitted Acquisition or a disposition permitted by Subsections 8.7.2 (Sales and Other Dispositions), in each case subject to Section 8.28 (Certain Obligations Respecting Subsidiaries); or

                           (b)  enter into any winding-up, liquidation,
dissolution, division or similar transaction except:

                                    (i)  a Subsidiary of the Borrower may
be dissolved following the transfer of all of its assets to the Borrower or one or more Subsidiary Guarantors; and

                                    (ii)  a Foreign Subsidiary may be
dissolved following the transfer of all of its assets to the Borrower, one or more Subsidiary Guarantors and/or one or more Foreign Subsidiaries.

                  8.7.2 Sales and Other Dispositions. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, lease, license, abandon or otherwise transfer or dispose of any of its assets or property of any nature except:

                           (a)  sales of inventory in the ordinary course
of its business;

                           (b)  licensing or sublicensing of Intellectual
Property of Borrower or any of its Subsidiaries in the ordinary course of business consistent with past practice so long as the effect of such license or sublicense shall not transfer all or substantially all of the licensor's or sublicensor's economic value in the Intellectual Property to the licensee or sublicensee;

                           (c)  transfers of assets or property to the
Borrower or a Subsidiary Guarantor;

                           (d)  transfers of assets or property from a
Foreign Subsidiary to another Foreign Subsidiary;

                           (e)  sales or other dispositions of Margin
Stock; and

                           (f)  transfers of assets in an amount not to
exceed Twenty-Five Million Dollars ($25,000,000) in any fiscal year, so long as at the time of such disposition no Default or Event of Default exists or would be created thereby.

                  Notwithstanding the foregoing or anything to the contrary contained in this Agreement, neither the Borrower nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of its respective assets or property in violation of Regulation U of the Board of Governors of the Federal Reserve System.

            8.8   Management Arrangements.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) enter into or remain bound by any management, employment or consulting agreement with any Person that gives such Person the right to manage its business, except for usual and customary employment agreements and consulting agreements consistent with past practice, or (b) directly or indirectly pay or accrue to any Person any sum or property for fees for management or similar services rendered in connection with the operation of a Permitted Business except as set forth above.

            8.9   Existence.

                  Subject to the provisions of Subsection 8.7.1 (Consolidations and Mergers), the Borrower shall at all times preserve and keep in full force and effect (a) its corporate existence and (b) the corporate, partnership or other existence of each of its Subsidiaries, and the good standing of such Persons in all states or jurisdictions in which they are formed or required to qualify to do business, except, as to qualification only, where the failure to keep in full force and effect any such good standing could not result in a Material Adverse Change.

            8.10  Compliance with Law.

                  The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all Laws, and obtain or maintain all material permits, franchises and other governmental authorizations and approvals necessary for the ownership, acquisition and disposition of their respective properties and the conduct of their respective businesses including, all applicable Food and Drug Administration rules and regulations. Without limiting the generality of the foregoing, the Borrower and its Subsidiaries shall be in compliance with all orders, rules, regulations issued by, and recommendations of, the U.S. Department of the Treasury and OFAC pursuant to IEEPA, the PATRIOT Act, other legal requirements relating to money laundering or terrorism and any executive orders related thereto, which at the time apply to them.

            8.11  Payment of Taxes and Claims.

                  The Borrower shall, and shall cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by Law create a Lien upon any of its properties or assets, provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and, if the filing of a bond or other indemnity is necessary to avoid the creation of a Lien against any of the assets of the Borrower or any of its Subsidiaries, such bond shall have been filed or indemnity provided.

            8.12  Tax Consolidation.

                  The Borrower will not file or consent to or permit the filing of any consolidated income tax return on behalf of it or any of its Subsidiaries with any Person (other than a consolidated return of Parent, Holdings, the Borrower and its Subsidiaries). The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement with any Person which would cause the Borrower or any of such Subsidiaries to bear more than the amount of taxes to which it would have been subject had it separately filed (or filed as part of a consolidated return among Parent, Holdings, the Borrower and its Subsidiaries).

            8.13  Compliance with ERISA.

                           (a)  The Borrower shall not, and shall not
permit any of its Subsidiaries or any of its ERISA Affiliates to, take, or fail to take, any of the following actions or permit any of the following events to occur if such action or event individually or together with all other actions or events would subject the Borrower, any of its Subsidiaries or any of its ERISA Affiliates to any material tax, penalty, or other liabilities:

                                    (i) engage in or knowingly consent to
any "party in interest" or any "disqualified person," as such terms are defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code respectively, engaging in any Prohibited Transaction in connection with which the Borrower, any of its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Code;

                                    (ii)  terminate any Employee Pension
Plan in a manner, or take any other action, which could result in any liability of the Borrower, any of its Subsidiaries or any ERISA Affiliate to the PBGC;

                                    (iii) fail to make full payment when due of
all amounts which, under the provisions of any Plan or any Multiemployer Plan, the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any Accumulated Funding Deficiency, whether or not waived, with respect to any Employee Pension Plan or fail to pay PBGC premiums when due;

                                    (iv)  permit the current value of all
vested accrued benefits under all Employee Pension Plans which are subject to Title IV of ERISA to exceed the current value of the assets of such plans allocable to such vested accrued benefits, except as may be permitted under actuarial funding standards adopted in accordance with Section 412 of the Code;

                                    (v)   withdraw from any Multiemployer
Plan, if such withdrawal would result in the imposition of Withdrawal Liability;

                                    (vi)  fail to comply in all material
respects with the requirements of COBRA regarding continued health coverage, of the Health Insurance Portability and Accountability Act of 1996, and of Section 1862(b) of the Social Security Act, with respect to any Plans subject to the requirements thereof; or

                                    (vii) fail to comply in all other material
respects with the provisions of ERISA and the Code with respect to any Plan.

                           (b)  The Borrower shall comply with the ERISA
reporting requirements set forth in Section 6.4 (ERISA
Notices).

                  As used in this Section 8.13, the term "accrued benefit" has the meaning specified in Section 3(23) of ERISA and the term "current value" has the meaning specified in Section 4001(a)(18)(B) of ERISA.

            8.14  Insurance.

                  8.14.1 Liability, Property Damage, Etc. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance against loss or damage and liability of the kinds customarily insured against by Persons of established reputation engaged in the same or similar businesses and similarly situated and in such amounts as are customarily carried under similar circumstances by other such Persons and otherwise as is prudent for Persons engaged in such business. The Borrower's general liability and property insurance shall name the Administrative Agent as lender loss payee and additional insured and shall provide for at least thirty (30) days advance notice to the Administrative Agent prior to any non-renewal, cancellation, change in risks (in any material respect) or material amendment of any such Insurance. In addition, the Borrower shall, and shall cause each of its Subsidiaries to, maintain such other insurance as may be required by the Security Agreements and the other Loan Documents. Annually (and from time to time upon request of the Administrative Agent), the Borrower shall promptly furnish to the Administrative Agent evidence, in form and substance satisfactory to the Administrative Agent, of the maintenance of all insurance, indemnities or bonds required by this Subsection 8.14.1.

                  8.14.2 PBGC. The Borrower shall maintain or cause to be maintained all insurance available through the PBGC and/or insurers acceptable to the Administrative Agent against its obligations and the obligations of its Subsidiaries to the PBGC.

            8.15  Maintenance of Properties.

                  The Borrower shall, and shall cause each of its Subsidiaries to: (a) maintain its properties in good repair, working order and condition, ordinary wear and tear excepted; and (b) make all appropriate and proper repairs, renewals, replacements, additions and improvements thereto, ordinary wear and tear excepted; and (c) keep all systems and equipment that may now or in the future be subject to compliance with any material standards or rules imposed by any Governmental Authority in compliance in all material respects with such standards or rules. The Borrower shall, and shall cause each of its Subsidiaries to, take all steps necessary to prosecute, maintain, preserve, defend and protect, and, when necessary, renew: (i) all franchises, licenses, permits, patent applications, patents, trademarks, service marks, trade dress, domain names, trade names, trade secrets, copyrights and other general intangibles and Intellectual Property owned or licensed by any of them, including but not limited to the payment of all necessary maintenance fees and the filing of all statutory declarations, except where such Person has reasonably determined that it is in its best interest to terminate or abandon any such asset and (ii) all agreements to which any of them are parties that are necessary to conduct the Borrower's or the applicable Subsidiary's business.

            8.16  Maintenance of Records; Fiscal Year.

                  The Borrower shall, and shall cause each of its Subsidiaries to, keep at all times books of record and account in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and affairs. The Borrower shall, and shall cause each of its Subsidiaries to, keep its books of account and financial statements in accordance with GAAP and to report on the basis of a fiscal year ending on the Friday closest to December 31.

            8.17  Inspection.

                  Upon reasonable notice (and for this purpose no more than two
(2) Business Days' notice shall be required under any circumstances) if no Event of Default or Default shall exist, or at any time with or without notice after the occurrence of an Event of Default or Default, the Borrower shall, and shall cause each of its Subsidiaries to, allow any representative of the Administrative Agent, the Issuing Bank or any Lender to visit and inspect any of the properties of the Borrower and any of its Subsidiaries, to examine the books of account and other records and files of the Borrower and any of its Subsidiaries (including, without limitation, the financial statements (audited and unaudited, to the extent prepared) of each Subsidiary and information with respect to each business operated by the Borrower and any of its Subsidiaries), to make copies thereof and to discuss the affairs, business, finances and accounts of the Borrower and its Subsidiaries with their personnel and accountants.

            8.18  Exchange of Notes.

                  Upon receipt of a written notice of loss, theft, destruction or mutilation of any or all of the Notes and of a letter of indemnity from the affected Lender or its successors or assigns, and upon surrendering for cancellation such Notes if mutilated (in which event no indemnity shall be required), the Borrower shall execute and deliver a new Note or Notes of like tenor in lieu of such lost, stolen, destroyed or mutilated Notes, as the case may be.

            8.19  Type of Business; Other Activities.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into any business that is not a Permitted Business.

            8.20  Issuance of Equity.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, issue, authorize the issuance of, or obligate itself to issue any shares of its Capital Stock or other equity to any Person that (a) would contravene any other provision of this Agreement, including, without limitation, result in a Change of Control, or (b) would result in there being Capital Stock of the Borrower or any of its Subsidiaries (other than thirty-four percent (34%) of the Capital Stock of First-Tier Foreign Subsidiaries and the Capital Stock of other Foreign Subsidiaries) that is not pledged pursuant to the Pledge Agreement.

            8.21  Change in Documents.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, amend or otherwise modify the respective Organizational Documents of such Person in any manner inconsistent with this Agreement or in any manner that could reasonably be expected to have an adverse effect on the rights of the Administrative Agent and Lenders.

            8.22  Payment of Subordinated Indebtedness.

                  The Borrower will not, and Borrower will not permit any of its Subsidiaries to, make any voluntary payment or prepayment, whether in respect of principal, interest, fees, expenses or otherwise, or any redemption, retirement, purchase or other acquisition, direct or indirect, in respect of any subordinated Indebtedness. So long as no Default or Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may make required payments on subordinated Indebtedness in accordance with its terms when due, but only to the extent in compliance with the subordination provisions applicable thereto. The Borrower shall not, and shall not permit any Subsidiary to, make any principal payments in respect of (or make any payment to Holdings or Parent in respect of or which may be used to repay) any Indebtedness of Holdings or Parent other than as expressly permitted in Subsection 8.4.2 (Permitted Debenture Payments) and Subsection 8.4.4 (Debenture Interest Payments).

            8.23 Seniority Over Subordinated Debentures. The Borrower shall cause the 2003 Debentures, the 2007 Debentures and the Permitted Debenture Refinancing and all Indebtedness pursuant to amendments thereto and refinancings thereof and pursuant to any other Indebtedness purported to be subordinated to the Loans to be duly subordinated to the Secured Obligations.

            8.24  Compliance with Federal Reserve Regulations.

                  No proceeds of the Loans shall be used, in whole or in part, by the Borrower, any of its Subsidiaries or other Person, directly or indirectly, to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of applicable Law. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, otherwise take or permit to be taken any action which would result in the Loans or the carrying out of any of the other transactions contemplated by this Agreement being violative of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors of the Federal Reserve System.

            8.25  Limitations on Certain Restrictive Provisions.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) permit or place any restriction, directly or indirectly, on
(i) the payment of dividends or distributions by any of such Subsidiaries, or
(ii) the transfer by any of such Subsidiaries of any of its properties or assets, in each case, to the Borrower or its Subsidiaries or (b) agree with any Person that the Borrower and/or any of its Subsidiaries shall not allow Liens to be created on its assets or shall not amend the Loan Documents except any such agreement set forth in the Loan Documents.

            8.26  Environmental Matters.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to,

                           (a)  cause a Release of any Hazardous Substance
in violation of any Environmental Law or so as to create a risk of harm to public or occupant health or safety or to the environment, or

                           (b)  permit to exist any Release of any
Hazardous Substance on any real property owned or occupied by the Borrower or any of its Subsidiaries in violation of any Environmental Law or so as to create a risk of harm to public or occupant health or safety or to the environment, or

                           (c)  take any other action (or fail to take any
action) in violation of any Environmental Law or take any action (or fail to take any action) so as to create a risk of harm to public or occupant health or safety or to the environment.

            8.27     Corporate Separateness.

                           (a)  The Borrower shall, and shall cause each
of its Subsidiaries to, conduct its business and operations separate from that of each Affiliate that is not the Borrower or one of Borrower's Subsidiaries. Without limiting the generality of the foregoing, the Borrower shall not, and shall not permit any of its Subsidiaries, to commingle funds with any Person that is not the Borrower or a Subsidiary of the Borrower.

                           (b)  The Borrower shall and shall cause each of
the Subsidiary Guarantors to, conduct its business and operations separate from that of each Affiliate that is not the Borrower or one of the Subsidiary Guarantors. Without limiting the generality of the foregoing, the Borrower shall not, and shall not permit any of its Subsidiary Guarantors to commingle funds with any Peron that is not the Borrower or a Subsidiary Guarantor.

            8.28     Certain Obligations Respecting Subsidiaries.

                           (a)  The Borrower will take such action, and
will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that Parent, Holdings and all U.S. Subsidiaries of the Borrower are guarantors of the Secured Obligations and that all of the equity and material assets (other than Excluded Assets) of the Borrower and all Guarantors are subject to a first priority Lien securing the Secured Obligations, subject to no other Lien except Permitted Liens and subject to Permitted Perfection Limitations. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (which it shall only do in conformity with the provisions of this Agreement), the Borrower, contemporaneously with the formation or acquisition of such new Subsidiary: (i) will execute and deliver, and shall cause the holders of any equity interests not owned by the Borrower to execute and deliver, such documents as shall be necessary to cause all of the Capital Stock of any new U.S. Subsidiary and up to a maximum of sixty-six percent (66%) of the Capital Stock of any new First-Tier Foreign Subsidiary of the Borrower to be duly pledged (on a first-priority perfected basis) to secure the Secured Obligations; (ii) will cause each new U.S. Subsidiary to execute and deliver a Subsidiary Suretyship Agreement (or a joinder thereto), joinders to the Security Agreements and Pledge Agreements, UCC-1 financing statements, and such other documents as may be necessary to cause such new U.S. Subsidiary to be a guarantor of the Secured Obligations and its material assets (other than Excluded Assets) to be pledged to secure such guaranty; and (iii) will cause such new U.S. Subsidiary to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrower pursuant to Section 4.1 (Conditions to Initial Funding) upon the Closing Date or as the Administrative Agent shall have requested, and to take such other action as the Administrative Agent shall request to perfect the security interest in the Capital Stock and material assets (other than Excluded Assets) of such new U.S. Subsidiary created pursuant to the Loan Documents.

                           (b)  If at any time (i) the aggregate amount of
the Adjusted EBITDA of the Foreign Subsidiaries of the Borrower shall exceed ten percent (10%) of the Adjusted EBITDA of Parent and its Subsidiaries, on a Consolidated basis, or (ii) the aggregate amount of the assets of the Foreign Subsidiaries of the Borrower shall exceed ten percent (10%) of the aggregate amount of the assets of Parent and its Subsidiaries, on a Consolidated basis, then notwithstanding any provision of this Agreement or any Loan Document to the contrary, the Borrower shall either:

                                    (i)  cause the Foreign Subsidiaries of
the Borrower to guaranty the Secured Obligations and pledge their material personal property assets to secure such guaranty and shall pledge (or cause the relevant Subsidiaries to pledge) 100% of the equity of such Foreign Subsidiaries of the Borrower; or

                                    (ii)  exclude the results of operations
and financial condition of the Foreign Subsidiaries of the Borrower from the Financial Covenants in Article 7 (Financial Covenants) and provide separate financial statements pursuant to Subsection 6.1.1 (Delivery of Quarterly Financial Statements ) and Subsection 6.1.2 (Delivery of Annual Financial Statements; Accountants' Certification) and a reconciliation of the financial statements showing the effects of excluding the Foreign Subsidiaries of the Borrower.

                           (c)  Notwithstanding the requirements set forth
in clause (a) above, the Borrower shall not be required to cause Enpath to become a Subsidiary Guarantor hereunder until the Merger is consummated in accordance with the definition of "Permitted Enpath Acquisition," the other provisions in this Agreement and the Merger Agreement so long as the Merger is consummated no later than the date specified in clause (h) of the definition of "Permitted Enpath Acquisition."

            8.29  Further Assurances.

                  At its sole cost and expense, upon the reasonable request of the Administrative Agent or the Majority Lenders, the Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver to the Administrative Agent and the Lenders such further instruments and do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purpose of this Agreement and the other Loan Documents including (i) such landlord waivers and bailee waivers as the Administrative Agent or the Majority Lenders shall request and (ii) a control agreement for each deposit account and brokerage account included in the Collateral, as the Administrative Agent or the Majority Lenders shall request.

                                    ARTICLE 9

                                EVENTS OF DEFAULT

            9.1   Events of Default.

                  "Event of Default" wherever used herein means any one of the following events (whatever the reason for such Event of Default, whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental instrumentality):

                  9.1.1  Failure to Pay Principal or Reimbursement
Obligations. If the Borrower shall fail to make any payment of (a) the principal of the Loans on the dates when the same shall become due and payable, whether at stated maturity or at a date fixed for any installment or prepayment thereof or otherwise or (b) reimbursement obligations in respect of Letters of Credit on the dates when the same shall become due and payable; or

                  9.1.2 Failure to Pay Interest, Fees, Etc. If the Borrower shall fail to make any payment of interest on the Loans, the Commitment Fees, or any other amounts owing hereunder (other than principal of the Loans and reimbursement obligations in respect of Letters of Credit) on the dates when such interest, Commitment Fees or other amounts shall become due and payable, and such failure continues for more than five (5) Business Days; or

                  9.1.3 Cross Default to Indebtedness. (a) If Parent, Holdings, the Borrower or any of its Subsidiaries shall default (as payor or guarantor or other surety) in the payment of any Indebtedness (other than obligations which are covered in Subsections 9.1.1 (Failure to Pay Principal or Reimbursement Obligations) and 9.1.2 (Failure to Pay Interest, Fees, Etc.)) and the underlying obligation with respect to which a default has occurred aggregates Two Million Five Hundred Thousand Dollars ($2,500,000) or more or could result in a required payment of Two Million Five Hundred Thousand Dollars ($2,500,000) or more, or (b) if any event shall occur or condition shall exist in respect of any such Indebtedness which would permit, or shall have caused, the acceleration of the payment, time for payment or maturity of any such Indebtedness; or

                  9.1.4 Other Cross-Defaults. If Parent, Holdings, the Borrower or any of its Subsidiaries shall default in the payment when due or in the performance or observance of any obligation (except obligations which are covered in Subsections 9.1.1 (Failure to Pay Principal or Reimbursement Obligations), 9.1.2 (Failure to Pay Interest, Fees, Etc.) and 9.1.3 (Cross Default to Indebtedness)), whether now or hereafter incurred, which default results in or could reasonably be expected to result in a required payment or loss of revenue of Two Million Five Hundred Thousand Dollars ($2,500,000) or more or results in or could reasonably be expected to result in a Material Adverse Change; or

                  9.1.5 Misrepresentations. If any representation or warranty made (a) by any Loan Party in this Agreement or in any other Loan Document or (b) by the Borrower or any other Person (other than the Administrative Agent, the Issuing Bank or a Lender) in any document, certificate or statement furnished pursuant to this Agreement or any other Loan Document, shall be false or misleading in any respect (or in any material respect if such representation or warranty is not by its terms already qualified as to materiality) when made or deemed made; or

                  9.1.6    Certain Covenant Defaults.

                           (a)  If there shall occur a default in the due
performance or observance of any term, covenant or agreement to be performed or observed pursuant to Sections 8.9 (Existence) as it pertains to Subsidiaries of the Borrower, 8.10 (Compliance with Laws), 8.13 (Compliance with ERISA), 8.15 (Maintenance of Properties), 8.16 (Maintenance of Records; Fiscal Year), 8.18 (Exchange of Notes), 8.28 (Certain Obligations Respecting Subsidiaries) or 8.29 (Further Assurances), in each case, to the extent such default shall continue unremedied for a period of ten (10) or more Business Days if such default if capable of being cured; or

                           (b)  If there shall occur a default in the due
performance or observance of any term, covenant or agreement to be performed or observed pursuant to any of Article 6 (Reporting Requirements and Notices),
Article 7 (Financial Covenants), or Article 8 (Business Covenants) other than pursuant to the Sections set forth in Subsection 9.1.6(a) (Certain Covenant Defaults) above.

                  9.1.7 Other Covenant Defaults. If there shall occur any default in the due performance or observance of any term, covenant or agreement to be performed or observed pursuant to the provisions of this Agreement, other than as provided in Subsections 9.1.1 (Failure to Pay Principal or Reimbursement Obligations), 9.1.2 (Failure to Pay Interest, Fees, Etc.), 9.1.3 (Cross Default to Indebtedness) and 9.1.6 (Certain Covenant Defaults), or any agreement incidental hereto (other than as provided in Subsection 9.1.8 (Other Loan Document Defaults; Security) and, if capable of being remedied, such default shall continue unremedied for thirty (30) days after the commencement of such default; or

                  9.1.8 Other Loan Document Defaults; Security. If any Loan Party shall fail to perform any of its obligations under any Loan Documents (after taking into account any applicable cure period set forth in such agreements); or if the validity of this Agreement or any of the other Loan Documents shall have been challenged or disaffirmed by or on behalf of any of such parties thereto; or if, other than as a direct result of any action or inaction of the Administrative Agent, the Issuing Bank or the Lenders, the Liens created or intended to be created by any of the Loan Documents on any material amount of collateral shall at any time cease to be valid and perfected first priority Liens in favor of the Administrative Agent (for the benefit of the Secured Parties), subject to no equal or prior Liens except Permitted Liens and subject to Permitted Perfection Limitations; or if any court or other Governmental Authority shall issue a judgment, order, decree or ruling to the effect that any material covenant, agreement or obligation of any Loan Party under any Loan Document is illegal, invalid or unenforceable; or

                  9.1.9 Custody or Control of Assets. If custody or control of any substantial part of the property of the Borrower or the Guarantors shall be assumed by any Governmental Authority or any court of competent jurisdiction, or any other Person at the insistence of any Governmental Authority or any court of competent jurisdiction; or

                  9.1.10 Discontinuance of Business. If the Borrower and its Subsidiaries shall suspend for more than ten (10) Business Days or discontinue their business or any Material Line of Business; or

                  9.1.11 Insolvency. (a) If Parent, Holdings, the Borrower or any of its Subsidiaries shall (i) make an assignment for the benefit of creditors or a composition with creditors, (ii) generally not be paying its debts as they mature, (iii) admit its inability to pay its debts as they mature,
(iv) file a petition in bankruptcy, (v) become insolvent (howsoever such insolvency may be evidenced), (vi) be adjudicated insolvent or bankrupt, (vii) petition or apply to any tribunal for the appointment of any receiver, custodian, liquidator or trustee of or for it or any substantial part of its property or assets, or (viii) commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation Law or statute of any jurisdiction, whether now or hereafter in effect; or (b) if there shall be commenced against Parent, Holdings, the Borrower or any of its Subsidiaries any such proceeding and the same shall not be dismissed within 30 days or an order, judgment or decree approving the petition in any such proceeding shall be entered against Parent, Holdings, the Borrower or any of its Subsidiaries; or (c) if Parent, Holdings, the Borrower or any of its Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors, or any of them, or shall have made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar Law; or (d) if Parent, Holdings, the Borrower or any of its Subsidiaries shall have made any transfer of its property to or for the benefit of a creditor which constitutes a preferential transfer under any bankruptcy or similar Law; or (e) if Parent, Holdings, the Borrower or any of its Subsidiaries shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint; or

                  9.1.12 Material Adverse Change. If there shall occur or be threatened any event, or if there shall exist any fact or condition, which could result in a Material Adverse Change; or

                  9.1.13 Change of Control. If there shall occur a Change of Control; or

                  9.1.14 Subordination. If the obligations purported to be subject any subordination agreement in favor of the Administrative Agent cease to be fully subordinated to all of the obligations under this Agreement; or

                  9.1.15   Interest Rate Protection Agreements.
If the Borrower or any of its Subsidiaries shall default in any payment or performance of any obligations under any Interest Rate Protection Agreement entered into with any Swap Party, regardless of the amount involved in such default; or

                  9.1.16 Judgments. If any judgment or judgments or assessment or assessments for the payment of money in excess of One Million Dollars ($1,000,000) in the aggregate (except to the extent covered by insurance) shall be rendered against Parent, Holdings, the Borrower or any of its Subsidiaries and such judgment remains either unstayed or unsatisfied for a period of thirty
(30) days or more; or

                  9.1.17 Change of Management. If there shall occur any event, transaction or occurrence as a result of which (a) Thomas J. Hook shall cease to serve in a key management position with the Borrower, (b) both of Thomas J. Mazza and Anthony W. Borowicz shall cease to serve in key management positions with the Borrower or (c) one of Thomas J. Mazza and Anthony W. Borowicz shall cease to serve in a key management position with the Borrower, unless in the case of (a) or (b), a replacement (or replacements in the case of clause (b)) of comparable experience in the industry reasonably acceptable to the Majority Lenders is employed in such capacity (or capacities) within ninety (90) days after such event, transaction or occurrence and, in the case of (c) unless a replacement of comparable experience in the industry reasonably acceptable to the Majority Lenders is employed in such capacity within one hundred eighty
(180) days after such event, transaction or occurrence; or

                  9.1.18 Restricted Payment Default. If the holders of any convertible debentures of Parent tender any such debentures for conversion at a time when Parent has not made a physical settlement election except to the extent that the Borrower is permitted to make Restricted Payments to satisfy Parent's obligations arising out of such conversion under Subsection 8.4.2 (Permitted Debenture Payments).

            9.2   Acceleration; Remedies.

                  9.2.1 Acceleration upon Insolvency. Upon the occurrence of any event described in Subsection 9.1.11 (Insolvency), the entire unpaid principal balance of the Notes, and interest accrued and premium, if any, thereon, and any unpaid accrued Commitment Fees and all other amounts accrued hereunder or under the other Loan Documents, shall be immediately due and payable by the Borrower and the Commitments shall terminate without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower.

                  9.2.2 Acceleration upon Other Defaults. Upon the occurrence of any Event of Default other than any event described in Subsection
9.1.11 (Insolvency), or at any time thereafter if any Event of Default shall then be continuing, the Administrative Agent shall, if directed by the Majority Lenders, (a) by written notice to the Borrower, declare the entire unpaid principal balance or any portion of the principal balance of all or any of the Notes, and interest accrued and premium, if any, thereon and any unpaid accrued Commitment Fees and all other amounts accrued hereunder or under the other Loan Documents, to be immediately due and payable by the Borrower, and/or (b) terminate the Commitment.

                  9.2.3 Remedies in General. In the event of acceleration pursuant to Subsection 9.2.1 (Acceleration upon Insolvency) or Subsection 9.2.2 (Acceleration upon Other Defaults), all principal and interest, premium, fees, and other amounts shall thereupon become and be immediately due and payable, without presentation, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower; and the Administrative Agent (acting directly or through appointment of one or more trustees of the Administrative Agent's choosing) may proceed to protect and enforce its rights and those of the Issuing Bank and the Lenders under the Loan Documents in any manner or order it deems expedient without regard to any equitable principles of marshalling or otherwise. In addition to all other rights hereunder or under Law, the Administrative Agent shall have the right to institute proceedings in equity or other appropriate proceedings for the specific performance of any covenant or agreement made in any of the Loan Documents or for an injunction against the violation of any of the terms of any of the Loan Documents or in aid of the exercise of any power granted in any of the Loan Documents or by Law or otherwise. Further, the Agent shall be entitled to the appointment of a trustee or receiver for all or any part of the businesses of the Borrower or any of its Subsidiaries, which trustee or receiver shall have such powers as may be conferred by the appointing authority. All rights and remedies given by this Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any of such rights or remedies or of any other rights or remedies available to the Administrative Agent, the Issuing Bank or any Lender, and no course of dealing between the Borrower or any of its Subsidiaries, on one hand, and the Administrative Agent, the Issuing Bank or any Lender, on the other hand, or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by the Administrative Agent.

            9.3   Proceeds of Collateral.

                  Following an Event of Default and acceleration of the Obligations, the Administrative Agent shall apply proceeds of Collateral as follows:

                  First, to payment of that portion of the Secured Obligations constituting fees, expenses (including, without limitation, expenses relating to attorneys' fees and other professionals' fees), indemnities and other amounts due to the Administrative Agent in its capacity as such;

                  Second, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest and accrued and unpaid Commitment Fees or other fees, ratably amongst the Secured Parties in proportion to the respective amounts described in this clause "Second" due to them;

                  Third, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, reimbursement obligations under Letters of Credit and obligations arising out of Interest Rate Protection Agreements, ratably amongst the Lenders in proportion to the respective amounts described in this clause "Third" due to them;

                  Fourth, to payment of all other Secured Obligations, ratably amongst the Secured Parties in proportion to the respective amounts described in this clause "Fourth" due to them; and

                  Finally, the balance, if any, after all of the Secured Obligations have been satisfied, to the Borrower or its applicable Subsidiary or as otherwise required by Law.

                                   ARTICLE 10

                                     AGENCY

            10.1  Appointment and Authority.

                  Each of the Lenders and the Issuing Bank hereby irrevocably appoints M&T to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. Without limiting the generality of the foregoing, the Lenders and the Issuing Bank hereby authorize the Administrative Agent (in its sole discretion):

                           (a)  in connection with the sale or other
disposition of any asset included in the Collateral or all of the Capital Stock of any Guarantor, to the extent undertaken in accordance with the terms of this Agreement, to release a Lien granted to it (for the benefit of the Secured Parties) on such asset or Capital Stock and/or to release such Guarantor from its obligations hereunder;

                           (b)  to determine that the cost to the Borrower
is disproportionate to the benefit to be realized by the Administrative Agent, the Lenders and the other Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral and that the Borrower should not be required to perfect such Lien in favor of the Administrative Agent (for the benefit of the Secured Parties);

                           (c)  to appoint subagents to be the holder of
record of a Lien to be granted to the Administrative Agent (for the benefit of the Secured Parties) or to hold on behalf of the Administrative Agent the Collateral or instruments relating thereto;

                           (d)  to enter into and perform its obligations
under the other Loan Documents; and

                           (e)  to execute and deliver the agreements
contemplated by Section 11.5 (Amendments, Waivers and
Consents).

            10.2  Rights as a Lender.

                  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

            10.3  Exculpatory Provisions.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent

                           (a)  shall not be subject to any fiduciary or
other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing,

                           (b)  shall not have any duty to take any
discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, and

                           (c)  shall not, except as expressly set forth
herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

                  The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.5 (Amendments, Waivers and Consents) and 9.2 (Acceleration; Remedies) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Event of Default unless and until notice describing such Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank which notice states that it is a "Notice of Default" or a "Notice of an Event of Default."

                  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 (Conditions to Fundings and Issuances of Letters of Credit) or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            10.4  Reliance by Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            10.5  Delegation of Duties.

                  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            10.6  Resignation of Administrative Agent.

                  The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a Lender, or an Affiliate of a Lender. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring (or retired) Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article 10 and Section 11.14 (Expenses; Indemnity; Damage Waiver) shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

            10.7  Non-Reliance on Administrative Agent and Other Lenders.

                  Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

            10.8 Other Agents. No Documentation Agent or Syndication Agent shall have any duties hereunder. No Documentation Agent or Syndication Agent shall be liable to any party hereto for any actions such Person may take or fail to take in its capacity as Documentation Agent or Syndication Agent, as applicable, except for liability arising as a result of such Person's own gross negligence or willful misconduct.

                                   ARTICLE 11

                                  MISCELLANEOUS

            11.1  Notices; Effectiveness; Electronic Communication.

                  11.1.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Subsection 11.1.2 (Electronic Communications)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

                           (a) if to the Borrower or any other Loan Party,
to it at 9645 Wehrle Drive, Clarence New York 14031, Attention of Anthony W. Borowicz (Telecopier No. (716) 759-5614; Telephone No. (716) 759-5809) and Timothy G. McEvoy (Telecopier No. (716) 759-5815); Telephone No. (716)759-5623 and a copy to Hodgson Russ LLP, 140 Pearl Street, Suite 100, Buffalo, NY 14202-4040 (Telecopier No. (716)819-4643; Telephone No. (716) 848-1277)
Attention of John P. Amershadian (which copy shall not constitute notice);

                           (b) if to the Administrative Agent, to it at
One Fountain Plaza, Buffalo, New York, 14203, Attention: Michael Prendergast (Telecopier No. (716) 848-7318; Telephone No. (716) 848-7304) and a copy to 25 South Charles Street, 12th Floor, Baltimore, Maryland 21201, Attention of Hugh Giorgio (Telecopier No. (410) 244-4477; Telephone No. (410) 244-3849) and a copy to Drinker Biddle & Reath, LLP, One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19103 (Telecopier No. (215) 988-2757; Telephone No.
(215) 988-2665) Attention of Jill Bronson (which copy shall not constitute notice);

                           (c)  if to the Issuing Bank, to it at One
Fountain Plaza, Buffalo, New York, 14203, Attention: Michael Prendergast (Telecopier No. (716) 848-7318; Telephone No. (716) 848-7304) and a copy to 25 South Charles Street, 12th Floor, Baltimore, Maryland 21201, Attention of Hugh Giorgio (Telecopier No. (410) 244-4477; Telephone No. (410) 244-3849) and a copy to Drinker Biddle & Reath, LLP, One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19103 (Telecopier No. (215) 988-2757; Telephone No.
(215) 988-2665) Attention of Jill Bronson (which copy shall not constitute notice); and

                           (d)  if to a Lender, to it at its address (or
telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Subsection 11.1.2 (Electronic Communications), shall be effective as provided in Subsection 11.1.2 (Electronic Communications). In the event of a discrepancy between any telephonic and any written notice, the written notice shall control. Any Lender giving any notice to the Borrower shall send simultaneously a copy of such notice to the Administrative Agent.

                  11.1.2 Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Section 2.12 (Mechanics of Payments; Lender Payments) or Subsection
3.1.7 (Participation by Lenders). If such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Sections by electronic communication, the Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

                  Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor.

                  11.1.3 Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

            11.2  Survival of Representations.

                  All representations and warranties contained in the Loan Documents shall survive the making of the Loans and the issuance of the Letters of Credit and shall not be waived by the execution and delivery of this Agreement or any investigation by the Administrative Agent, the Issuing Bank or the Lenders.

            11.3  No Implied Waivers.

                  No failure or delay on the part of the Administrative Agent, the Issuing Bank or any Lender in exercising any right, power or privilege under the Loan Documents and no course of dealing between the Borrower or any of its Subsidiaries, on the one hand, and the Administrative Agent, the Issuing Bank or any Lender, on the other hand, shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under the Loan Documents precludes any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in the Loan Documents are cumulative and not exclusive of any rights or remedies which the Administrative Agent, the Issuing Bank or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Administrative Agent, the Issuing Bank or any Lender to take any other or further action in any circumstances without notice or demand. Any waiver that is given shall be effective only if in writing and only for the limited purposes expressly stated in the applicable waiver.

            11.4  Severability.

                  Every provision of the Loan Documents is intended to be severable. If any term or provision of the Loan Documents shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. Any invalidity, illegality or unenforceability of any term or provision of the Loan Documents in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

            11.5  Amendments, Waivers and Consents.

                  11.5.1 In General. This Agreement and the other Loan Documents may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Administrative Agent with the consent of the Lenders as provided in this Subsection 11.5.1. With the written consent of the Majority Lenders, the Administrative Agent may, on behalf of the Lenders, enter into agreements that modify, amend or supplement this Agreement or any other Loan Document, and with such consent, the Administrative Agent may waive compliance with any provision of any of the Loan Documents, all as referred to in this Subsection 11.5.1. However, no such modification, amendment, supplement or waiver shall:

                           (a)  increase the maximum amount of the
Commitment of any Lender without such Lender's written consent;

                           (b)  extend the Maturity Date other than
pursuant to Subsection 2.1.9 (Extension of Maturity Date) or any scheduled amortization or date for payment of principal or interest on the Loans of any Lender without such Lender's written consent,

                           (c)  amend the interest rate provisions hereof
to decrease the rate of interest, provided that the written consent of the Majority Lenders, rather than the consent of all Lenders, shall be sufficient to waive imposition of the Default Rate pursuant to Subsection 2.8.6 (Default
Rate),

                           (d)  reduce the amount of the fees payable
under Subsection 2.7.1 (Commitment Fees), Subsection 3.1.6 (Fees) or other fees, payable to any Lender without such Lender's written consent,

                           (e)  amend, modify or waive the provisions of
this Section 11.5,

                           (f)  amend or modify the definition of
"Majority Lenders" without each Lender's written consent,

                           (g)  release all or substantially all of the
guaranties or all or substantially all of the Collateral that secures the Obligations without each Lender's written consent; provided however, the Administrative Agent may without the consent of any Person release any guarantor or any Collateral granted pursuant to the Loan Documents and file UCC-3 termination statements or statements of amendment or take other appropriate action (i) as a court of competent jurisdiction may direct, (ii) in connection with a disposition (other than to the Borrower or any of its Subsidiaries) permitted under Subsection 8.7.2 (Sales and Other Dispositions) or as otherwise provided under the Loan Documents, or (iii) if, in accordance with this Agreement, cash proceeds from any sale or transfer of the Collateral are used to prepay outstanding sums due under this Agreement or are reinvested in the Borrower and its Subsidiaries, or

                           (h)  waive an Event of Default under Subsection
9.1.1 (Failure to Pay Principal or Reimbursement
Obligations) or 9.1.2 (Failure to Pay Interest, Fees, Etc.) (other than in respect of the imposition of the Default Rate) after such Event of Default shall have occurred without each Lender's written consent (but the Majority Lenders may direct the Administrative Agent to forbear under such circumstances).

                  11.5.2 Other Amendments. No modification, amendment, supplement or waiver of any provision of this Agreement shall be made that would reduce or extend the date of payment for reimbursement obligations in respect of Letters of Credit without the consent of the Issuing Bank and all Lenders having a participation interest therein.

                  11.5.3 Exception. Notwithstanding the foregoing provisions of this Section 11.5 or anything to the contrary contained in this Agreement, any Lender that has requested that it not receive material, non-public information concerning the Borrower, and that is therefore unable or unwilling to vote with respect to an issue arising under this Agreement, will agree to vote, and will be deemed to have voted, its Commitment under this Agreement pro rata in accordance with the percentage of Commitments voted in favor of, and the percentage of Commitments voted against, any such issue under this Agreement.

            11.6  Successors and Assigns.

                  11.6.1 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an Eligible Assignee in accordance with the provisions of Subsection 11.6.2 (Assignments by Lenders), (b) by way of participation in accordance with the provisions of Subsection 11.6.4 (Participations) or (c) by way of pledge or assignment of a security interest subject to the restrictions of Subsection 11.6.6 (Certain Pledges) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Subsection 11.6.4 (Participations) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  11.6.2 Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

                           (a)      Minimum Amounts.

                                    (i)  In the case of an assignment of
the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

                                    (ii)  in any case not described in the
preceding paragraph (i), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than Five Million Dollars ($5,000,000), unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed).

                           (b)  Proportionate Amounts. Each partial
assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or Commitment assigned, except that this paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis.

                           (c)  Required Consents. No consent shall be
required for any assignment except to the extent required by paragraph (a) of this Subsection 11.6.2 and, in addition:

                                    (i) the consent of the Borrower (such
consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

                                    (ii)  the consent of the Administrative
Agent and Issuing Bank (each such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a RC Loan or Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

                           (d)  Assignment and Assumption. The parties to
each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                           (e)  No Assignment to Borrower. No such
assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                           (f)  No Assignment to Natural Persons. No such
assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Subsection 11.6.3 (Register), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Subsection 2.8.5 (Breakage), Section 2.9 (Increased Costs; Unavailability) and Section 11.14 (Expenses; Indemnity; Damage Waiver) with respect to the facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Subsection 11.6.4 (Participations).

                  11.6.3 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  11.6.4   Participations.

                           (a)  Any Lender may at any time, without the
consent of, or notice to, the Administrative Agent or the Borrower, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any Lender may furnish any information concerning the Borrower in its possession from time to time to prospective Participants, provided that such Lender shall require any such prospective Participants to agree in writing to maintain the confidentiality of such information as provided in Section 11.13 (Treatment of Certain Information; Confidentiality; Advertisement).

                           (b)  Any agreement or instrument pursuant to
which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the matters specifically referred to in clauses (a), (b), (c) and (g) of Section 11.5 (Amendments, Waivers and Consents). Subject to clause (b) of this Subsection 11.6.4 (Participations), the Borrower agrees that each Participant shall be entitled to the benefits of Subsection 2.8.5 (Breakage) and Section 2.9 (Increased Costs; Unavailability) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Subsection 11.6.2 (Assignments by Lenders). To the extent permitted by Law, each Participant also shall be entitled to the benefits of
Section 11.11 (Right of Setoff) as though it were a Lender, provided that such Participant agrees to be subject to Subsection 2.11.5 (Sharing of Payments by Lenders) as though it were a Lender.

                  11.6.5 Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.9 (Increased Costs; Unavailability) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.13 (Taxes) unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Subsection 2.13.5 (Status of Lenders) as though it were a Lender.

                  11.6.6 Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            11.7  Calculations and Financial Data.

                  Except as otherwise provided in this Agreement, calculations under this Agreement shall be made and financial data and terms referred to in this Agreement shall be prepared and interpreted both as to classification of items and as to amounts in accordance with GAAP.

            11.8  Descriptive Headings.

                  The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

            11.9  Governing Law; Jurisdiction; Etc.

                  11.9.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Law of the State of New York (excluding the Laws applicable to conflicts or choice of law).

                  11.9.2 Submission to Jurisdiction. The Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York in Erie County and of the United States District Court of the Western District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

                  11.9.3 Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Subsection 11.9.2 (Submission to Jurisdiction). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Borrower irrevocably waives, to the fullest extent permitted by applicable Law, any right to bring any action or proceeding against (a) the Administrative Agent in any court outside the county of Erie, State of New York, or (b) the Issuing Bank or any other Lender other than a state within the United States designated by the Issuing Bank or such Lender.

                  11.9.4 Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section
11.1 (Notices; Effectiveness; Electronic Communication). Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

            11.10 Maximum Lawful Interest Rate.

                  If, at any time, the rate of interest, together with all amounts that constitute interest and that are reserved, charged or taken hereunder as compensation for fees, services or expenses incidental to the making, negotiating or collecting of the Loans, shall be deemed by a court of law with competent jurisdiction, a governmental agency or a tribunal to exceed the maximum rate of interest permitted to be charged by the Lenders to the Borrower under applicable Law, if such interest, fees and expenses are in excess of the maximum amount permitted by applicable Law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of the unpaid principal amount due pursuant to this Agreement and the Notes. As used in this
Section 11.10, the term "applicable Law" shall mean the Law in effect as of the date hereof; provided, however, that in the event there is a change in the Law that results in a higher permissible rate of interest, then this Agreement shall be governed by such new Law as of its effective date.

            11.11 Right of Setoff.

                  If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or any other Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or any other Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL THAT SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT TO SET-OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

            11.12 Counterparts; Integration; Effectiveness;
Electronic Execution.

                  11.12.1 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate fee letters or other letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article 4 (Conditions to Fundings and Issuance of Letters of Credit), this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  11.12.2 Electronic Execution of Assignments. The words "execution," "signed," "signature," or words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

            11.13 Treatment of Certain Information;
Confidentiality; Advertisement.

                  11.13.1 Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' respective partners, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any Interest Rate Protection Agreement with any Lender or any of its Affiliates or any action or proceeding relating to this Agreement or any other Loan Document or any Interest Rate Protection Agreement with any Lender or any of its Affiliates or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or
(ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. Notwithstanding the foregoing, any Lender may disclose Information, without notice to Borrower, to governmental regulatory authorities in connection with any regulatory examination of such Lender or in accordance with such Lender's regulatory compliance policy.

                  11.13.2 Information. For purposes of this Section 11.13, "Information" means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  11.13.3 Advertisement. The Borrower hereby authorizes the Administrative Agent to publish the name of the Borrower and the amount of the financing evidenced hereby in any "tombstone" or comparable advertisement which the Administrative Agent elects to publish. In addition, the Borrower agrees that the Administrative Agent may provide lending industry trade organizations with information necessary and customary (including, without limitation, the amount and type of facilities, the rates and counsel's name) for inclusion in league table measurements after the Closing Date. Without limiting the generality of the foregoing, the Borrower acknowledges and agrees to the disclosure by the Administrative Agent after the Closing Date of information relating to the Loans to Gold Sheets, and other similar bank trade publications, with such information to consist of deal terms consisting of (i) the Borrower's name, (ii) principal loan amounts, (iii) interest rate, (iv) term length and (v) commitment fees and other fees to the Lenders in the syndicate, the identity of their attorneys and other information customarily found in such publications.

            11.14 Expenses; Indemnity; Damage Waiver.

                  11.14.1 Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates including the reasonable fees, charges and disbursements of counsel for the Administrative Agent (and fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Bank (and fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Bank), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) any civil penalty or fine assessed by the U.S. Department of the Treasury's Office of Foreign Assets Control against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Administrative Agent, the Issuing Bank or any Lender as a result of the funding of Loans, the issuance of Letters of Credit, the acceptance of payments or of Collateral due under the Loan Documents.

                  11.14.2 Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee and fees and time charges and disbursements for attorneys who may be employees of any Indemnitee), incurred by or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (a) the execution or delivery of this

Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby or thereby, (b) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or Release of Hazardous Substances on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any environmental liability related in any way to the Borrower or any of its Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory whether brought by a third party or by the Borrower or any other Loan Party and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

                  11.14.3 Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required under Subsections 11.14.1 (Costs and Expenses) and 11.14.2 (Indemnification by the Borrower) to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or its Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Bank in connection with such capacity. The obligations of the Lenders under this Subsection 11.14.3 are subject to the provisions of Section 2.5 (Lenders' Obligations Several).

                  11.14.4 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Subsection 11.14.2 (Indemnification by the Borrower) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

                  11.14.5 Payments. All amounts due under this Section 11.14 shall be payable promptly after demand therefor.

            11.15 Certification of Amounts.

                  The certification by the Administrative Agent, the Issuing Bank or a Lender of the amount of liabilities, losses, costs, expenses, claims and/or charges pursuant to Section 11.14 (Expenses; Indemnity; Damage Waiver) shall be conclusive if such amounts have been computed or reached in a reasonable manner.

            11.16 Termination of Security; Partial Release of Security.

                  11.16.1 Termination of Security. At such time as no Secured Party has any commitment to make financial accommodations to the Borrower pursuant to the terms hereof and all the Secured Obligations have been indefeasibly paid and performed in full, then the security provided for in the Loan Documents shall terminate, provided, however, that all indemnities of the Borrower and each other Loan Party contained in this Agreement or any other Loan Document shall survive and remain operative and in full force and effect regardless of the termination of such security.

                  11.16.2 Partial Release of Security. Effective upon the closing of a disposition of any Collateral to any Person (other than the Borrower or any of its Subsidiaries) and the application of proceeds thereof in conformity with the provisions of this Agreement, the Lien of the Administrative Agent on the assets subject to such disposition shall terminate and upon receipt by the Administrative Agent of a certification to such effect from the chief financial officer of the Borrower, the security interest granted under the Loan Documents in the Collateral so disposed of shall terminate and the Administrative Agent shall deliver such releases as may be appropriate, provided, however, the security interest granted under the Loan Documents in all remaining Collateral shall remain in full force and effect.

            11.17 Waiver of Jury Trial.

                  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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            11.18 Patriot Act Notice.

                  To help fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. For purposes of this Section 11.18, account shall be understood to include loan accounts.

         IN WITNESS WHEREOF, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders have caused this Agreement to be duly executed by their respective duly authorized officers as of the date first above written.

                                    GREATBATCH LTD.

                                    By:   /s/ Thomas J. Mazza
                                    --------------------------------
                                    Name: Thomas J. Mazza
                                    Title: Senior Vice President and
                                    Chief Financial Officer

                       Signature Page to Credit Agreement

                     MANUFACTURERS AND TRADERS TRUST
                     COMPANY, in its capacity as the Administrative Agent, the Issuing Bank, the
                     Swing Lender and a Lender

                     By: /s/ Michael J. Prendergast
                     -------------------------------
                     Name: Michael J. Prendergast
                     Title: Vice President



                     Wire Transfer Information
                     -------------------------------
                     ABA Number: 022000046
                     Account Number: 3086001950200
                     Attention: Adam Capizzi
                     Re: Greatbatch, Inc.

                         Signature Page to Credit Agreement

List of Addenda (Exhibits and Schedules)

EXHIBITS

Exhibit A-1   Form of RC Note (ss.2.6)
Exhibit A-2   Form of Swing Note (ss.2.6)
Exhibit B     Form of Request for Advance (ss.2.3)
Exhibit C     Form of LIBOR Election (ss.2.8.4)
Exhibit D     Form of Security Agreement (ss.4.1.3)
Exhibit E-1   Form of Subsidiary Guaranty and Suretyship Agreement (ss.4.1.4)
Exhibit E-2   Form of Parent Guaranty and Suretyship Agreement (ss.4.1.4)
Exhibit F     Form of Pledge Agreement (ss.4.1.5)
Exhibit G     Form of Officer's Compliance Certificate (ss.1.1)
Exhibit H     Form of Assignment and Assumption (ss.11.6.2(d))
Exhibit I     Form of Lender Addendum (ss.1.1)

SCHEDULES

Schedule 5.1.1    Organization and Qualification
Schedule 5.1.2    Equity Ownership
Schedule 5.4      Consents
Schedule 5.7      Litigation
Schedule 5.8      Material Agreements
Schedule 5.10     Intellectual Property
Schedule 5.19     ERISA
Schedule 5.23     Labor
Schedule 5.26     Indebtedness
Schedule 8.1      Permitted Indebtedness
Schedule 8.2      Liens



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ARTICLE 1         DEFINITIONS....................................................................................2

         1.1      Defined Terms..................................................................................2

         1.2      Terms Generally...............................................................................24

ARTICLE 2         THE LOANS.....................................................................................25

         2.1      Revolving Credit Loans........................................................................25

                  2.1.1       Commitment to Make RC Loans.......................................................25

                  2.1.2       Available Commitment..............................................................25

                  2.1.3       Voluntary Commitment Reductions...................................................26

                  2.1.4       Mandatory Prepayments and Reductions in the Facility..............................26

                  2.1.5       Repayment in connection with Commitment Reductions and on Maturity Date...........27

                  2.1.6       Voluntary Prepayment..............................................................27

                  2.1.7       Relationship of Commitment Reductions, Mandatory Prepayments and
                              Voluntary Prepayments to
                              Interest Rate Protection Agreements...............................................28

                  2.1.8       Increases in Facility.............................................................28

                  2.1.9       Extension of Maturity Date........................................................29

         2.2      Swing Loans...................................................................................29

                  2.2.1       Swing Loan Advances...............................................................29

                  2.2.2       Terms of Swing Loan Borrowings....................................................29

                  2.2.3       Participation by Lenders..........................................................30

                  2.2.4       No Set-off, Etc...................................................................30

                  2.2.5       Certain Limitations...............................................................31

         2.3      Borrowing Notice..............................................................................31

         2.4      [Reserved]....................................................................................32

         2.5      Lenders' Obligations Several..................................................................32

         2.6      Notes.........................................................................................32

         2.7      Fees to Lenders...............................................................................32

                  2.7.1       Commitment Fees...................................................................32

                  2.7.2       Letter of Credit Fees.............................................................33

                  2.7.3       Other Fees........................................................................33
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         2.8      Interest......................................................................................33

                  2.8.1       Rates.............................................................................33

                  2.8.2       Applicable Margin.................................................................34

                  2.8.3       Adjustments to Applicable Margin..................................................34

                  2.8.4       LIBOR Election....................................................................34

                  2.8.5       Breakage..........................................................................35

                  2.8.6       Default Rate......................................................................35

                  2.8.7       Source of Funds...................................................................36

                  2.8.8       Interest Due with Certain Repayments and Prepayments..............................36

         2.9      Increased Costs; Unavailability...............................................................36

                  2.9.1       Increased Costs Generally.........................................................36

                  2.9.2       Capital Requirements..............................................................37

                  2.9.3       Certificates for Reimbursement....................................................37

                  2.9.4       Delay in Requests.................................................................37

                  2.9.5       Inability to Determine LIBOR......................................................37

                  2.9.6       Laws Affecting LIBOR Availability.................................................38

         2.10     Purpose.......................................................................................38

         2.11     Mechanics of Payments:  Borrower Payments.....................................................38

                  2.11.1      Manner of Making Payments.........................................................38

                  2.11.2      Payments by Borrower; Presumptions by Administrative Agent........................39

                  2.11.3      Disbursements from Administrative Agent to Lenders................................39

                  2.11.4      Authorization to Deduct Funds and Make Loans in Satisfaction of Obligations.......39

                  2.11.5      Sharing of Payments by Lenders....................................................40

                  2.11.6      Payments Due on Non-Business Days.................................................40

         2.12     Mechanics of Payments; Lender Payments........................................................40

                  2.12.1      Funding by Lenders; Presumption by Administrative Agent...........................40

         2.13     Taxes.........................................................................................41

                  2.13.1      Payments Free of Taxes............................................................41

                  2.13.2      Payment of Other Taxes by the Borrower............................................41
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                  2.13.3      Indemnification by the Borrower...................................................41

                  2.13.4      Evidence of Payments..............................................................42

                  2.13.5      Status of Lenders.................................................................42

                  2.13.6      Treatment of Certain Refunds......................................................43

                  2.13.7      Survival..........................................................................43

         2.14     Mitigation Obligations; Replacement of Lenders................................................43

                  2.14.1      Designation of a Different Lending Office.........................................43

                  2.14.2      Replacement of Lenders............................................................43

ARTICLE 3         LETTERS OF CREDIT.............................................................................44

         3.1      Letters of Credit.............................................................................44

                  3.1.1       Commitment to Issue Letters of Credit.............................................44

                  3.1.2       Reimbursement Obligations.........................................................45

                  3.1.3       Limitation on Amount..............................................................45

                  3.1.4       Obligations Absolute..............................................................45

                  3.1.5       Reliance by Issuing Bank..........................................................46

                  3.1.6       Fees..............................................................................46

                  3.1.7       Participation by Lenders..........................................................46

                  3.1.8       Standard of Conduct...............................................................47

                  3.1.9       Cash Collateral Account...........................................................47

                  3.1.10      Obligations Secured...............................................................47

ARTICLE 4         CONDITIONS TO FUNDINGS AND ISSUANCE OF LETTERS OF CREDIT......................................47

         4.1      Conditions to Initial Funding.................................................................47

                  4.1.1       Execution of this Agreement.......................................................48

                  4.1.2       Notes.............................................................................48

                  4.1.3       Security Agreement................................................................48

                  4.1.4       Guaranty and Suretyship Agreement.................................................48

                  4.1.5       Pledge Agreements.................................................................48

                  4.1.6       Control Agreements................................................................48

                  4.1.7       Intellectual Property Collateral Agreement........................................48
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                  4.1.8       Lien Searches.....................................................................49

                  4.1.9       Evidence of Insurance.............................................................49

                  4.1.10      Repayment of Existing Indebtedness................................................49

                  4.1.11      Payment of Fees and Costs.........................................................49

                  4.1.12      Financial Statements; Projections.................................................49

                  4.1.13      Corporate Proceedings.............................................................50

                  4.1.14      Consents and Approvals............................................................50

                  4.1.15      Material Adverse Change; Compliance with Law......................................50

                  4.1.16      Opinions of Counsel...............................................................51

                  4.1.17      Officer's Compliance Certificate..................................................51

                  4.1.18      Good Standing.....................................................................51

                  4.1.19      Form U-1..........................................................................51

                  4.1.20      Other Requirements................................................................51

         4.2      Requirements for Each Loan/Letter of Credit...................................................51

                  4.2.1       No Default........................................................................52

                  4.2.2       Borrowing Notice/Request for Letter of Credit.....................................52

                  4.2.3       Representations and Warranties....................................................52

                  4.2.4       Method of Certifying Certain Conditions...........................................52

ARTICLE 5         REPRESENTATIONS AND WARRANTIES................................................................52

         5.1      Status........................................................................................52

                  5.1.1       Organization and Qualification....................................................52

                  5.1.2       Capitalization....................................................................53

                  5.1.3       Stock Ownership...................................................................53

         5.2      Power and Authority; Enforceability...........................................................53

         5.3      No Violation of Agreements; Absence of Conflicts..............................................54

         5.4      Recording, Enforceability and Consent.........................................................54

         5.5      Lines of Business.............................................................................54

         5.6      Security Interest in Collateral...............................................................55

         5.7      Litigation; Compliance with Laws; OFAC Requirements...........................................55

         5.8      No Burdensome Agreements; Material Agreements.................................................56
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         5.9      Condition of Property.........................................................................56

         5.10     Licenses; Intellectual Property...............................................................56

         5.11     Title to Properties; Liens....................................................................57

         5.12     Management Agreements.........................................................................57

         5.13     Financial Statements and Projections..........................................................57

                  5.13.1      Financial Statements..............................................................57

                  5.13.2      Undisclosed Liabilities...........................................................57

                  5.13.3      Absence of Material Adverse Change................................................57

                  5.13.4      Projections.......................................................................57

         5.14     Tax Returns and Payments; Other Fees..........................................................58

         5.15     Fiscal Year...................................................................................58

         5.16     Federal Reserve Regulations...................................................................58

         5.17     Investment Company Act........................................................................58

         5.18     Foreign Assets Control Regulations, Etc.......................................................59

         5.19     Compliance with ERISA.........................................................................59

                  5.19.1      Plans.............................................................................59

                  5.19.2      Favorable Determination Letters...................................................59

                  5.19.3      Compliance........................................................................59

                  5.19.4      Absence of Certain Conditions.....................................................59

                  5.19.5      Absence of Certain Liabilities....................................................60

         5.20     Accuracy and Completeness of Disclosure.......................................................60

         5.21     Adequacy of Capital; Solvency.................................................................60

         5.22     Absence of Restrictive Provisions.............................................................61

         5.23     Environmental Compliance......................................................................61

         5.24     Labor Matters.................................................................................62

         5.25     Brokers.......................................................................................62

         5.26     Existing Indebtedness.........................................................................63

ARTICLE 6         REPORTING REQUIREMENTS AND NOTICES............................................................63

         6.1      Financial Data and Reporting Requirements; Notice of Certain Events...........................63

                  6.1.1       Delivery of Quarterly Financial Statements........................................63
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                  6.1.2       Delivery of Annual Financial Statements; Accountants' Certification...............64

                  6.1.3       Delivery of Officer's Compliance Certificates.....................................64

                  6.1.4       Auditors' Reports.................................................................64

                  6.1.5       SEC Filings, Etc..................................................................64

                  6.1.6       Annual Budget.....................................................................65

         6.2      Notice of Defaults............................................................................65

         6.3      Notice of Disputes and Other Matters..........................................................66

                  6.3.1       Certain Litigation................................................................66

                  6.3.2       Conditions Affecting Collateral...................................................66

                  6.3.3       Material Adverse Change...........................................................66

                  6.3.4       Representations and Warranties....................................................66

                  6.3.5       Information Respecting the Enpath Acquisition.....................................66

         6.4      ERISA Notices.................................................................................66

         6.5      Intellectual Property.........................................................................67

         6.6      Miscellaneous.................................................................................68

         6.7      Authorization of Third Parties to Deliver Information.........................................68

ARTICLE 7         FINANCIAL COVENANTS...........................................................................68

         7.1      Interest Coverage Ratio.......................................................................68

         7.2      Total Leverage Ratio..........................................................................68

         7.3      Additional Provisions Respecting Calculation of Financial Covenants...........................69

ARTICLE 8         BUSINESS COVENANTS............................................................................70

         8.1      Indebtedness..................................................................................70

                  8.1.1       In General........................................................................70

                  8.1.2       Limitation on Incurrence..........................................................71

         8.2      Liens; and Licenses...........................................................................71

                  8.2.1       In General........................................................................71

                  8.2.2       Negative Pledge...................................................................72

                  8.2.3       Licenses..........................................................................72

         8.3      Investments, Loans, Acquisitions, Etc.........................................................73
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         8.4      Restricted Payments...........................................................................74

                  8.4.1       Intercompany......................................................................74

                  8.4.2       Permitted Debenture Payments......................................................74

                  8.4.3       Permitted Stock Repurchases.......................................................74

                  8.4.4       Debenture Interest Payments.......................................................74

         8.5      Sale-Leasebacks...............................................................................75

         8.6      Transactions with Affiliates..................................................................75

         8.7      Mergers and Dispositions......................................................................75

                  8.7.1       Consolidations and Mergers........................................................75

                  8.7.2       Sales and Other Dispositions......................................................76

         8.8      Management Arrangements.......................................................................76

         8.9      Existence.....................................................................................77

         8.10     Compliance with Law...........................................................................77

         8.11     Payment of Taxes and Claims...................................................................77

         8.12     Tax Consolidation.............................................................................77

         8.13     Compliance with ERISA.........................................................................78

         8.14     Insurance.....................................................................................79

                  8.14.1      Liability, Property Damage, Etc...................................................79

                  8.14.2      PBGC..............................................................................79

         8.15     Maintenance of Properties.....................................................................79

         8.16     Maintenance of Records; Fiscal Year...........................................................79

         8.17     Inspection....................................................................................80

         8.18     Exchange of Notes.............................................................................80

         8.19     Type of Business; Other Activities............................................................80

         8.20     Issuance of Equity............................................................................80

         8.21     Change in Documents...........................................................................80

         8.22     Payment of Subordinated Indebtedness..........................................................81

         8.23     Seniority Over Subordinated Debentures........................................................81

         8.24     Compliance with Federal Reserve Regulations...................................................81

         8.25     Limitations on Certain Restrictive Provisions.................................................81

         8.26     Environmental Matters.........................................................................82

         8.27     Corporate Separateness........................................................................82

         8.28     Certain Obligations Respecting Subsidiaries...................................................82

         8.29     Further Assurances............................................................................83
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ARTICLE 9         EVENTS OF DEFAULT.............................................................................84

         9.1      Events of Default.............................................................................84

                  9.1.1       Failure to Pay Principal or Reimbursement Obligations.............................84

                  9.1.2       Failure to Pay Interest, Fees, Etc................................................84

                  9.1.3       Cross Default to Indebtedness.....................................................84

                  9.1.4       Other Cross-Defaults..............................................................84

                  9.1.5       Misrepresentations................................................................85

                  9.1.6       Certain Covenant Defaults.........................................................85

                  9.1.7       Other Covenant Defaults...........................................................85

                  9.1.8       Other Loan Document Defaults; Security............................................85

                  9.1.9       Custody or Control of Assets......................................................85

                  9.1.10      Discontinuance of Business........................................................86

                  9.1.11      Insolvency........................................................................86

                  9.1.12      Material Adverse Change...........................................................86

                  9.1.13      Change of Control.................................................................86

                  9.1.14      Subordination.....................................................................86

                  9.1.15      Interest Rate Protection Agreements...............................................86

                  9.1.16      Judgments.........................................................................86

                  9.1.17      Change of Management..............................................................87

                  9.1.18      Restricted Payment Default........................................................87

         9.2      Acceleration; Remedies........................................................................87

                  9.2.1       Acceleration upon Insolvency......................................................87

                  9.2.2       Acceleration upon Other Defaults..................................................87

                  9.2.3       Remedies in General...............................................................87

         9.3      Proceeds of Collateral........................................................................88

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ARTICLE 10        AGENCY........................................................................................89

         10.1     Appointment and Authority.....................................................................89

         10.2     Rights as a Lender............................................................................89

         10.3     Exculpatory Provisions........................................................................90

         10.4     Reliance by Administrative Agent..............................................................91

         10.5     Delegation of Duties..........................................................................91

         10.6     Resignation of Administrative Agent...........................................................91

         10.7     Non-Reliance on Administrative Agent and Other Lenders........................................92

         10.8     Other Agents..................................................................................92

ARTICLE 11        MISCELLANEOUS.................................................................................92

         11.1     Notices; Effectiveness; Electronic Communication. ............................................92

                  11.1.1      Notices Generally.................................................................92

                  11.1.2      Electronic Communications.........................................................93

                  11.1.3      Change of Address, Etc............................................................94

         11.2     Survival of Representations...................................................................94

         11.3     No Implied Waivers............................................................................94

         11.4     Severability..................................................................................94

         11.5     Amendments, Waivers and Consents..............................................................95

                  11.5.1      In General........................................................................95

                  11.5.2      Other Amendments..................................................................96

                  11.5.3      Exception.........................................................................96

         11.6     Successors and Assigns........................................................................96

                  11.6.1      Successors and Assigns Generally..................................................96

                  11.6.2      Assignments by Lenders............................................................96

                  11.6.3      Register..........................................................................98

                  11.6.4      Participations....................................................................98

                  11.6.5      Limitations upon Participant Rights...............................................99

                  11.6.6      Certain Pledges...................................................................99

         11.7     Calculations and Financial Data...............................................................99

         11.8     Descriptive Headings..........................................................................99
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         11.9     Governing Law; Jurisdiction; Etc..............................................................99

                  11.9.1      Governing Law.....................................................................99

                  11.9.2      Submission to Jurisdiction........................................................99

                  11.9.3      Waiver of Venue..................................................................100

                  11.9.4      Service of Process...............................................................100

         11.10    Maximum Lawful Interest Rate.................................................................100

         11.11    Right of Setoff. ............................................................................101

         11.12    Counterparts; Integration; Effectiveness; Electronic Execution...............................101

                  11.12.1     Counterparts; Integration; Effectiveness.........................................101

                  11.12.2     Electronic Execution of Assignments..............................................101

         11.13    Treatment of Certain Information; Confidentiality; Advertisement.............................102

                  11.13.1     Confidentiality..................................................................102

                  11.13.2     Information......................................................................102

                  11.13.3     Advertisement....................................................................102

         11.14    Expenses; Indemnity; Damage Waiver...........................................................103

                  11.14.1     Costs and Expenses...............................................................103

                  11.14.2     Indemnification by the Borrower..................................................103

                  11.14.3     Reimbursement by Lenders.........................................................104

                  11.14.4     Waiver of Consequential Damages, Etc.............................................104

                  11.14.5     Payments.........................................................................105

         11.15    Certification of Amounts.....................................................................105

         11.16    Termination of Security; Partial Release of Security.........................................105

                  11.16.1     Termination of Security..........................................................105

                  11.16.2     Partial Release of Security......................................................105

         11.17    Waiver of Jury Trial.........................................................................105

         11.18    Patriot Act Notice...........................................................................106
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